    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 2002
                                                      REGISTRATION NO. 333-59284
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                         ADVANSTAR COMMUNICATIONS INC.

             (Exact name of registrant as specified in its charter)

           NEW YORK                        7389                    59-2757389
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
incorporation or organization)  Classification Code Number)

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                         545 BOYLSTON STREET, 9TH FLOOR
                                BOSTON, MA 02116
                                 (617) 267-6500

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              DAVID W. MONTGOMERY
          VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER & SECRETARY
                         ADVANSTAR COMMUNICATIONS INC.
                             131 WEST FIRST STREET
                                DULUTH, MN 55802
                                 (218) 723-9200

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

                          RICHARD TRUESDELL, JR., ESQ.
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                         STATE OR OTHER      PRIMARY STANDARD
                                                         JURISDICTION OF        INDUSTRIAL         I.R.S. EMPLOYER
                                                        INCORPORATION OR      CLASSIFICATION       IDENTIFICATION
                                                          ORGANIZATION            NUMBER               NUMBER
Men's Apparel Guild in California, Inc...............      California              7389              95-1588605
Applied Business Telecommunications, Inc.............      California              7389              94-2896012

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                    $160,000,000
                         ADVANSTAR COMMUNICATIONS INC.

                12% Series B Senior Subordinated Notes due 2011

    Interest on the notes is payable every February 15 and August 15, beginning August 15, 2001. The notes are redeemable on or after February 15, 2006 at the prices specified in this prospectus. Up to 35% of the notes will be redeemable on or prior to February 15, 2004 at the price specified in this prospectus with the net proceeds of a public equity offering. We may redeem the notes upon a change of control prior to February 15, 2006 at a price equal to 100% plus an applicable premium.

    This investment involves risks. See "Risk Factors" beginning on page 11.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 --------------

    This prospectus will be used by Credit Suisse First Boston Corporation in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices. There is currently no public market for the notes. We do not intend to list the notes on any securities exchange. Credit Suisse First Boston Corporation has advised us that it is currently making a market in the notes; however, it is not obligated to do so and may stop at any time. Credit Suisse First Boston Corporation may act as principal or agent in any such transaction. We will not receive the proceeds of the sale of the notes but will bear the expenses of registration.

                           Credit Suisse First Boston

                The date of this Prospectus is December 3, 2002.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Prospectus Summary..........................................       1

Risk Factors................................................      11

The Acquisition and Related Financings......................      20

Use of Proceeds.............................................      23

Capitalization..............................................      23

Note on Industry and Market Data............................      24

Selected Historical Consolidated Financial Data.............      25

Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................      28

Business....................................................      44

Management..................................................      59

Executive Compensation......................................      61

Security Ownership of Certain Beneficial Owners and
  Management................................................      66

Certain Relationships and Related Party Transactions........      68

Description of Certain Indebtedness.........................      70

Description of Notes........................................      74

Plan of Distribution........................................     112

Legal Matters...............................................     112

Experts.....................................................     112

Available Information.......................................     113

Index to Financial Statements...............................     F-1

    The names of events, publications and services used in this prospectus are trademarks, trade names and service marks of Advanstar Communications Inc., it subsidiaries or its joint ventures. Names of companies and associations used in this prospectus are trademarks or trade names of the respective organizations.

    In this prospectus, "Advanstar," the "Company," "we," "us" or "our" refer to Advanstar Communications Inc. and its subsidiaries, except where the context makes clear that the reference is only to Advanstar Communications Inc. itself and not its subsidiaries.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY. WHEN WE REFER TO "COMBINED" FINANCIAL RESULTS, WE MEAN THE CONSOLIDATED FINANCIAL DATA FOR THE PERIOD JANUARY 1, 2000 TO OCTOBER 11, 2000 COMBINED WITH THE CONSOLIDATED FINANCIAL DATA FOR THE PERIOD OCTOBER 12, 2000 THROUGH DECEMBER 31, 2000. THE CONSOLIDATED FINANCIAL DATA FOR THE COMBINED YEAR ENDED DECEMBER 31, 2000 HAS BEEN DERIVED FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE PREDECESSOR AND ADVANSTAR AND HAS NOT BEEN AUDITED AND DOES NOT COMPLY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE ACQUISITION OF ADVANSTAR, INC., OUR DIRECT PARENT COMPANY, BY DLJ MERCHANT BANKING PARTNERS III, L.P. AND RELATED FUNDS, AND THE RESULTING CHANGE IN BASIS OF ACCOUNTING HAD NO IMPACT ON REVENUES OR EBITDA, AND THEREFORE MANAGEMENT BELIEVES THAT THE PRESENTATION OF COMBINED INFORMATION IS IMPORTANT BECAUSE IT PROVIDES A COMPARABLE BASIS TO ANALYZE OPERATING REVENUE AND EBITDA FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001 AND THE YEARS ENDED DECEMBER 31, 2001, 2000, 1999, 1998 AND 1997.

                     SUMMARY DESCRIPTION OF THE SECURITIES

MATURITY DATE.............................  February 15, 2011.

INTEREST PAYMENT DATES....................  Every February 15 and August 15, beginning August 15,
                                            2001.

RANKING...................................  The notes and the guarantees will rank:

                                            - junior to all of our and the guarantors' existing and
                                            future senior indebtedness and secured indebtedness,
                                              including any borrowings under our credit facility;

                                            - equally with any of our and the guarantors' future
                                            senior subordinated indebtedness, including trade
                                              payables;

                                            - senior to any of our and the guarantors' future
                                              subordinated indebtedness; and

                                            - effectively junior to all of the liabilities of our
                                            subsidiaries that have not guaranteed the notes.

                                            At September 30, 2002, the notes and the guarantees
                                            would have ranked junior to:

                                            - $388.6 million of senior indebtedness and

                                            - $10.7 million of liabilities, including trade payables
                                            but excluding intercompany obligations, of our
                                              non-guarantor subsidiaries.

OPTIONAL REDEMPTION.......................  We may redeem any of the notes at any time on or after
                                            February 15, 2006, in whole or in part, in cash at the
                                            redemption prices described in this prospectus, plus
                                            accrued and unpaid interest to the date of redemption.
                                            In addition, on or before February 15, 2004, we may
                                            redeem up to 35% of the aggregate principal amount of
                                            notes originally issued at a redemption price of 112%
                                            with the proceeds of public equity offerings within 90
                                            days of the closing of a public equity offering. We may
                                            make that redemption only if, after the redemption, at
                                            least 65% of the aggregate principal amount of notes
                                            originally issued remains outstanding.

CHANGE OF CONTROL.........................  Upon a change of control, as defined in "Description of
                                            Notes," we will have the option, at any time prior to
                                            February 15, 2006, to redeem all of the notes at a
                                            redemption price equal to 100% of their principal amount
                                            plus the "applicable premium," as defined in
                                            "Description of Notes," together with accrued and unpaid
                                            interest. If a change of control occurs and we do not
                                            exercise our option to redeem the notes, we will be
                                            required to make an offer to purchase the notes. The
                                            purchase price will equal 101% of the principal amount
                                            of the notes on the date of purchase, plus accrued and
                                            unpaid interest to the date of repurchase.

SUBSIDIARY GUARANTEES.....................  The notes will be jointly and severally guaranteed on an unsecured, senior subordinated basis by all of our
                                            existing and future domestic restricted subsidiaries.

CERTAIN COVENANTS.........................  The terms of the notes restrict our ability and the ability of our restricted subsidiaries to:

                                            - incur additional indebtedness;

                                            - create liens;

                                            - engage in sale-leaseback transactions;

                                            - pay dividends or make other equity distributions;

                                            - purchase or redeem capital stock;

                                            - make investments;

                                            - sell assets;

                                            - engage in transactions with affiliates; or

                                            - effect a consolidation or merger.

                                            However, these limitations will be subject to a number
                                            of important qualifications and exceptions. In
                                            particular, many of our joint ventures are not
                                            "subsidiaries" under the indenture, although they are
                                            consolidated subsidiaries for accounting purposes.

USE OF PROCEEDS...........................  This prospectus is delivered in connection with the sale of the notes by Credit Suisse First Boston Corporation
                                            in market-making transactions. We will not receive any
                                            of the proceeds from such transactions.

                                  OUR COMPANY

OVERVIEW

    We are a leading worldwide provider of integrated, business-to-business, ("B-to-B,") marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, directories, guides and reference books. We are one of the largest U.S. trade show operators based upon total square footage and number of shows in 2001 and the fourth largest B-to-B trade publisher in the United States as measured by advertising pages in 2001. Our revenues and EBITDA for the year ended December 31, 2001, totaled
$347.0 million and $90.2 million, respectively. Our revenue and Adjusted EBITDA for the nine months ended September 30, 2002, totaled $254.1 million and $79.1 million, respectively.

    In 2001, the B-to-B marketing and advertising market experienced its most significant downturn since 1990-1991 according to Veronis Suhler Stevenson. Media advertising spending declined significantly as companies reduced their marketing expenditures in response to the economic slowdown. Industry-wide advertising pages, as measured by the Business Information Network, declined 20% in 2001 from 2000 levels and 18.0% in the first nine months of 2002 from 2001 levels. Trade show exhibition space and attendance were less severely impacted by the downturn in the B-to-B marketing and advertising market in the first half of 2001. After the events of September, 11, however, trade show exhibition space and attendance suffered dramatically. As measured by TRADESHOW WEEK, fourth quarter 2001 trade show attendance and number of exhibitors declined approximately 20% and 7%, respectively, from the fourth quarter of 2000. The decline has continued in 2002, as second quarter 2002 net square footage dropped 6.2% from second quarter 2001 figures. Attendance was down 6.0% over the same period. Excluding IT related events, net square footage declined an average of 4.7% and attendance declined 0.9% versus 2001.

    The persistence of the general economic slowdown in the U.S. will likely result in continued weakness in overall marketing and advertising expenditures by our customers throughout most of 2002. As a result, we expect our revenues and EBITDA to reflect this overall weakness. However, we believe that our balanced portfolio between trade shows and publications and our diversification across many industry sectors may mitigate the overall impact from continued weakness in general economic conditions and reduce potential volatility of any one sector.

PRODUCTS AND SERVICES

    We offer our customers a comprehensive array of B-to-B communications products and services to reach their existing and prospective buyers on a cost-effective basis.

TRADE SHOWS

    We are one of the largest trade show operators in the United States based on total square footage and number of shows in 2001. As of September 30, 2002, we owned and managed 65 trade shows and 9 standalone conferences for business, professional and consumer audiences worldwide, most of which were among the leading events in their respective markets based on square footage. Six of our largest trade shows are listed in the April, 2002 issue of TRADESHOW WEEK 200's list of top 200 trade shows as measured by total square footage--MAGIC Spring, MAGIC Fall, Dealer News International Powersports Dealer Expo, AIIM Conference and Expo, Licensing International and Art Expo New York. Additionally, we own Telexpo, the largest telecommunications trade show in Latin America. Collectively, these seven trade shows represented 2.7 million of the
5.1 million total square footage of all our trade shows for the twelve months ended September 30, 2002.

    Our trade show revenue is derived primarily from the sale of trade show floor space to exhibitors, show-specific advertising, sponsorships and conferences. Trade show revenue accounted for approximately 49%, 53% and 54% of our revenue in 1999, 2000 and 2001, and approximately 57% and 57% of revenue in each of the nine month periods ended September 30, 2001 and 2002, respectively.

TRADE PUBLICATIONS

    As of September 30, 2002, we published 67 specialized business magazines and professional journals and 36 directories and other publications. Approximately 80% of our 54 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on the number of advertising pages in the twelve months ended September 30, 2002. Our publications are generally distributed free-of-charge to qualified professional recipients and generate revenues predominantly from the sale of advertising.

    Trade publications revenue accounted for approximately 45%, 42% and 41% of our total revenue in 1999, 2000 and 2001, and approximately 38% and 38% of revenue in each of the nine month periods ended September 30, 2001 and 2002, respectively. Our largest publications include TRAVEL AGENT, PHARMACEUTICAL TECHNOLOGY, PHARMACEUTICAL EXECUTIVE, DEALERNEWS, and AMERICAN SALON, which collectively represented 29% of total advertising pages of all our publications for the twelve months ended September 30, 2002.

MARKETING SERVICES

    Within each industry cluster, we provide a comprehensive set of marketing communications products, services and support geared to the particular industry's marketing and customer needs. These services include direct mail and database marketing programs, reprint services, reference books and other services to facilitate our clients' B-to-B marketing and communications programs. These services are incremental to trade shows and publications and allow our customers to fill in their marketing plans. Marketing services revenue accounted for approximately 6%, 5% and 5% of our total revenue in 1999, 2000 and 2001, and approximately 5% and 5% of revenue in each of the nine month periods ended September 30, 2001 and 2002, respectively.

    In addition we work with our affiliate, Advanstar.com, a subsidiary of our parent but not an obligor of the notes, to use Internet based products and services to compliment our delivery of trade show, publishing and marketing services products to our customers. We also use the Internet as a cost-effective method of developing qualifying magazine circulation and to register trade show and conference attendees. See "Certain Relationships and Related Party Transactions--Relationship with Advanstar.com."

INDUSTRY CLUSTERS

    We operate our business by targeting a number of industry sectors in North America, Latin America, Europe and Asia through certain niche markets grouped together in six core clusters. In addition to our six core clusters, we have grouped the industry sectors in which we provide products and services but do not have a significant industry presence into a "Portfolio" cluster. We believe that by focusing on industries, we better serve our customers' B-to-B marketing communications needs. In addition, we believe our industry focus allows us to cross-sell our products and services effectively and to capture a larger share of our customers' marketing budgets. In each of our niche markets, many of the same customers advertise in our publications, exhibit at our trade shows and use our marketing services to reach their buyers. We have expanded our trade show, conference and publication offerings within each cluster through new product introductions and strategic acquisitions, which we believe maximizes our existing marketing and customer service infrastructure and industry expertise. We believe that our total cluster participants, including readers, attendees, conferees, exhibitors, advertisers, and other customers, number approximately three million.

COMPETITIVE STRENGTHS

    We believe that the following factors contribute to our strong competitive position:

    - Market Leadership

    - Industry-Focused Integrated Marketing

    - Diverse Customer Base

    - Attractive EBITDA Margins and Modest Ongoing Capital Expenditure Requirements

    - Experienced and Motivated Management Team

    For more complete information on our competitive strengths, you should read the section called "Business--Competitive Strengths."

BUSINESS STRATEGY

    Our objective is to increase profitability by solidifying our position as a leading provider of comprehensive one stop B-to-B marketing communications products and services. In order to achieve this objective, we operate our business based on the following strategies:

    - Operate Leading Trade Shows and Publish Leading Magazines in Attractive Niche Markets

    - Utilize Industry Cluster Strategy to Drive Growth

    - Maximize Share of Customers' Total Marketing Expenditures

    - Launch New Products and Services Within Existing Clusters

    - Identify and Consummate Strategic Acquisitions

    For more complete information on our business strategies, you should read the section called "Business--Business Strategies."

                                  RISK FACTORS

    See "Risk Factors" for a discussion of various risks associated with an investment in the notes.

                     THE ACQUISITION AND RELATED FINANCINGS

    Advanstar, Inc., our direct parent company, was acquired by DLJ Merchant Banking Partners III, L.P., affiliated funds and members of our executive management team in October 2000 for consideration of approximately
$917.6 million, including assumed debt and debt repaid at closing. The acquisition was financed with:

        (1) $415.0 million of term loans under our credit facility,

        (2) $50.0 million received by Advanstar, Inc., from the sale to DLJ Investment Partners II, L.P. and related funds, of units, consisting of discount notes of Advanstar, Inc. and warrants to purchase stock in our ultimate parent company, Advanstar Holdings Corp. or "Holdings",

        (3) $291.0 million received by Holdings from the sale of its common stock to the DLJ Merchant Banking funds and

        (4) the rollover of common stock valued at $11.6 million held by our executive management team and other existing stockholders.

    The assumed debt included $150.0 million of 9( 1)(4)% senior subordinated notes. We were required to make an offer to purchase those notes at 101% of principal amount as a result of the change of control caused by the acquisition. All of the notes were tendered, and we entered into a bridge financing to fund the purchase of those notes. In February 2001, we issued $160.0 million of the notes and our parent company, Advanstar, Inc., issued an additional
$35.0 million of units, identical to those it sold in October, in a separate offering. Advanstar, Inc. then contributed the proceeds to us as a capital contribution. In this prospectus, we refer to the units issued by our parent company as the parent company units. We used the net proceeds from the offering of the notes and the capital contribution from Advanstar, Inc., together with some of our available cash, to repay and terminate the bridge financing and to repay $45.0 million of term loan borrowings under our credit facility. See "The Acquisition and Related Financings."

                            ------------------------

    Our principal executive offices are located at 545 Boylston Street, 9th floor, Boston, MA and our telephone number is (617) 267-6500.

                       SUMMARY HISTORICAL FINANCIAL DATA

    The table below includes summary historical, consolidated financial data for Advanstar Communications Inc. and its predecessor for each of the periods indicated. The summary historical consolidated financial data for the years ended December 31, 1998 and 1999, and for the period from January 1, 2000 through October 11, 2000 have been derived from the audited consolidated financial statements of the predecessor for such periods. The consolidated financial data of Advanstar for the period October 12, 2000 through December 31, 2000 and for the year ended December 31, 2001 have been derived from the audited consolidated financial statements of Advanstar. The consolidated financial data for the combined year ended December 31, 2000 has been derived from the audited consolidated financial statements of the predecessor and Advanstar and has not been audited and does not comply with generally accepted accounting principles. The unaudited summary historical consolidated financial data for the nine months ended September 30, 2001 and 2002 has been derived from our historical data, included herein. You should read the information contained in this table in conjunction with "The Acquisition and Related Financings," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those statements included elsewhere in this prospectus.

                                    PREDECESSOR                                            ADVANSTAR
                        ------------------------------------   -----------------------------------------------------------------
                                              FOR THE PERIOD   FOR THE PERIOD
                                              FROM JANUARY     FROM OCTOBER                                   NINE MONTHS ENDED
                            YEAR ENDED            1,               12,
                           DECEMBER 31,       2000 THROUGH     2000 THROUGH                   YEAR ENDED        SEPTEMBER 30,
                        -------------------   OCTOBER 11,      DECEMBER 31,      COMBINED     DECEMBER 31,   -------------------
                          1998       1999        2000             2000             2000          2001          2001       2002
                        --------   --------   --------------   ---------------   ----------   ------------   --------   --------
                               (DOLLARS IN THOUSANDS)                            (UNAUDITED)                     (UNAUDITED)
                                                                                    (DOLLARS IN THOUSANDS)
                                                                                         (AS RESTATED)
                                                                                                                (AS RESTATED)
INCOME STATEMENT DATA:
Net Revenue...........  $259,825   $328,372      $314,045         $ 63,434        $377,479      $346,997     $284,906   $254,119
Cost of production and
  selling.............   168,543    205,105       187,849           47,296         235,145       215,256      168,343    141,116
Funding of affiliated
  dot.com company
  operations..........        --         --            --               --              --            --           --     39,095
General and
  administrative
  expenses............    33,486     39,602        36,770            9,783          46,553        40,433       32,868     31,042
Stock option
  compensation expense
  (benefit)(1)........     3,397      3,925        (2,485)              --          (2,485)           --           --         --
Depreciation and
  amortization(2).....    51,823     53,258        39,653           15,747          55,400        94,261       69,354     50,672
                        --------   --------      --------         --------        --------      --------     --------   --------
Operating income
  (loss)..............     2,576     26,482        52,258           (9,392)         42,866        (2,953)      14,341     (7,806)
Other income
  (expense):
Interest expense......   (27,862)   (39,888)      (38,161)         (13,765)        (51,926)      (55,499)     (41,680)   (38,797)
Other income
  (expense), net......    (1,926)      (198)       (2,394)             215          (2,179)          788        1,108      3,974
                        --------   --------      --------         --------        --------      --------     --------   --------
Income (loss) before
  income taxes and
  minority
  interests...........   (27,212)   (13,604)       11,703          (22,942)        (11,239)      (57,664)     (26,231)   (42,629)
Provision (benefit)
  for income taxes....     1,264    (11,431)       11,190           (4,772)          6,418       (11,166)      (5,019)    (7,882)
Minority interests....        40      1,588        (1,003)             125            (878)         (156)        (328)      (680)
                        --------   --------      --------         --------        --------      --------     --------   --------
Income (loss) from
  continuing
  Operations..........  ($28,436)  ($   585)     ($   490)        ($18,045)       ($18,535)     ($46,654)    ($21,540)  ($35,427)
                        ========   ========      ========         ========        ========      ========     ========   ========

                                    PREDECESSOR                                            ADVANSTAR
                        ------------------------------------   -----------------------------------------------------------------
                                              FOR THE PERIOD   FOR THE PERIOD
                                              FROM JANUARY     FROM OCTOBER                                   NINE MONTHS ENDED
                            YEAR ENDED            1,               12,
                           DECEMBER 31,       2000 THROUGH     2000 THROUGH                   YEAR ENDED        SEPTEMBER 30,
                        -------------------   OCTOBER 11,      DECEMBER 31,      COMBINED     DECEMBER 31,   -------------------
                          1998       1999        2000             2000             2000          2001          2001       2002
                        --------   --------   --------------   ---------------   ----------   ------------   --------   --------
                               (DOLLARS IN THOUSANDS)                            (UNAUDITED)                     (UNAUDITED)
                                                                                    (DOLLARS IN THOUSANDS)
                                                                                         (AS RESTATED)
                                                                                                                (AS RESTATED)
OTHER DATA:
EBITDA(3).............  $ 53,828   $ 78,478                                       $ 96,311      $ 90,239       82,669     41,908
Adjusted EBITDA(4)....    57,225     82,403                                         93,826        90,239       82,669     79,100
Adjusted EBITDA
  margin..............      22.0%      25.1%                                          24.9%         26.0%        29.0%      31.1%
Capital
  expenditures........  $  4,154   $  9,722                                       $ 11,882      $  7,935        6,907      5,705
Ratio of Adjusted
  EBITDA to cash
  Interest expense....                                                                              1.7x         2.1x       2.2x
Ratio of net debt to
  Adjusted EBITDA(5)..                                                                              5.8x
Ratio of earnings to
  fixed charges(6)....        --         --                                             --            --           --         --
Cash flows provided by
  (used in):
  Operating
    activities........  $ 33,568   $ 53,520      $ 39,984         ($ 3,675)       $ 30,668      $ 41,813       12,735     10,741
  Investing
    activities........  (358,261)  (150,902)      (29,550)         (22,395)        (52,945)      (41,733)     (36,861)   (20,011)
  Financing
    activities........   332,600     94,904       (17,978)              --         (16,828)       24,774       24,774    (19,238)

                                                                    AS OF
                                                              SEPTEMBER 30, 2002
                                                              ------------------
BALANCE SHEET DATA:
Cash and cash equivalents...................................         13,177
Working capital(7)..........................................        (43,253)
Total assets................................................        933,350
Total debt..................................................        553,050
Total stockholder's equity..................................        271,892

--------------------------

(1) We account for stock-based compensation using the intrinsic value method. As a result, we measure compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. Our results for the period from January 1, 2000 through October 11, 2000 were favorably impacted by compensation benefits due to a decrease in the fair value of the shares underlying the options. We will no longer recognize this type of compensation expense thereafter as a result of a change in benefit plans.

(2) Upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", we discontinued the amortization of goodwill. The following table represents a reconciliation of income from continuing operations adjusted for the exclusion of goodwill amortization, net of tax:

                                    PREDECESSOR                                            ADVANSTAR
                       --------------------------------------   ----------------------------------------------------------------
                                               FOR THE PERIOD   FOR THE PERIOD
                                               FROM JANUARY     FROM OCTOBER                                  NINE MONTHS ENDED
                            YEAR ENDED             1,               11,
                           DECEMBER 31,        2000 THROUGH     2000 THROUGH                  YEAR ENDED        SEPTEMBER 30,
                       ---------------------   OCTOBER 11,      DECEMBER 31,      COMBINED    DECEMBER 31,   -------------------
                         1998        1999         2000             2000             2000         2001          2001       2002
                       ---------   ---------   --------------   ---------------   ---------   ------------   --------   --------
                               (DOLLARS IN THOUSANDS)                                (DOLLARS IN THOUSANDS)
                                                                                       (AS RESTATED)            (AS RESTATED)
Reported Income
  (loss) from
  continuing
  operations.........  $(28,436)    $  (585)      $  (490)         $(18,045)      $(18,535)     $(46,654)    $(21,540)  $(35,427)
Add: goodwill
  amortization, net
  of tax.............    25,099      22,140        15,450             7,308         22,758        22,738       17,055         --
                       --------     -------       -------          --------       --------      --------     --------   --------
Adjusted Income
  (loss) from
  continuing
  operations.........  $ (3,337)    $21,555       $14,960          $(10,737)      $  4,223      $(23,916)    $ (4,485)  $(35,427)
                       ========     =======       =======          ========       ========      ========     ========   ========

(3) "EBITDA" is defined as operating income (loss) plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

(4) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit plus the non-cash provision for notes and advances due from our affiliate Advanstar.com. We believe that Adjusted EBITDA is a useful supplement to understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historical periods, was a non-cash expense and excludes the one-time non-cash provision in the first quarter of 2002 for notes and advances due from our affiliate, Advanstar.com. See Note 1 above for a discussion of the impact of our stock-based compensation expense (benefit) on our Adjusted EBITDA.

   The following table demonstrates our calculation of EBITDA and Adjusted
    EBITDA for each period presented.

                                   PREDECESSOR                                            ADVANSTAR
                       ------------------------------------   ------------------------------------------------------------------
                                             FOR THE PERIOD   FOR THE PERIOD
                                             FROM JANUARY     FROM OCTOBER
                           YEAR ENDED            1,               12,                                        NINE MONTHS ENDED
                          DECEMBER 31,       2000 THROUGH     2000 THROUGH                   YEAR ENDED        SEPTEMBER 30,
                       -------------------   OCTOBER 11,      DECEMBER 31,      COMBINED     DECEMBER 31,   --------------------
                        1998       1999         2000             2000             2000         2001          2001        2002
                       --------   --------   --------------   ---------------   ----------   ------------   --------   ---------
                              (DOLLARS IN THOUSANDS)                            (UNAUDITED)
                                                                                    (DOLLARS IN THOUSANDS)
                                                                                        (AS RESTATED)
                                                                                                               (AS RESTATED)
Operating Income
  (loss).............  $ 2,576    $26,482                                        $42,866       $(2,953)      14,341      (7,806)
Depreciation and
  amortization.......   51,823     53,258                                         55,400        94,261       69,354      50,672
Minority interests
  (excluding
  depreciation and
  amortization)......     (571)    (1,262)                                        (1,955)       (1,069)      (1,026)       (958)
                       -------    -------                                        -------       -------      -------     -------
EBITDA...............  $53,828    $78,478                                        $96,311       $90,239       82,669      41,908
                       =======    =======                                        =======       =======      =======     =======
Stock option
  compensation
  expense............    3,397      3,925                                         (2,485)           --           --          --
Provision for notes
  and advances from
  affiliated dot.com
  Company............       --         --                                             --            --           --      37,192
                       =======    =======                                        =======       =======      =======     =======
Adjusted EBITDA......  $57,225    $82,403                                        $93,826       $90,239      $82,669     $79,100
                       =======    =======                                        =======       =======      =======     =======

(5) Net debt equals total debt less cash and cash equivalents.

(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations plus fixed charges, and fixed charges consist of interest expense and one-third of rental expense, which is considered representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges in the years ended December 31, 1997, 1998, 1999, 2000, 2001 and in the nine months ended September 30, 2001 and 2002 by $8.3 million, $27.2 million,
    $12.0 million, $12.1 million, $57.8 million, $26.6 million and $43.3 million respectively.

(7) Working capital is defined as current assets, excluding cash, less current liabilities, excluding the current portion of long term debt.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER MATTERS DESCRIBED IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT IN THE NOTES.

                           RISKS RELATING TO OUR DEBT

WE HAVE A SIGNIFICANT AMOUNT OF DEBT, WHICH COULD LIMIT OUR ABILITY TO REMAINCOMPETITIVE OR GROW OUR BUSINESS

    We incurred a significant amount of indebtedness in connection with the Acquisition. The level of our indebtedness may have important consequences, including:

    - limiting cash flow available for general corporate purposes, including capital expenditures and acquisitions, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

    - limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

    - limiting our flexibility in reacting to competitive and other changes in our industry and economic conditions generally; and

    - exposing us to risks inherent in interest rate fluctuations because some of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

    As of September 30, 2002, we had (a) total indebtedness of approximately $553.1 million and (b) approximately $48.4 million of borrowings available under our credit facility, subject to customary conditions. In addition, subject to the restrictions in our credit facility and the indenture, we may incur significant additional indebtedness, which may be secured, from time to time.

    The following chart shows several important credit statistics:

                                                               AS OF SEPTEMBER 30,
                                                                      2002
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
Total indebtedness..........................................          $553.1
Stockholder's equity........................................           271.9
Ratio of net debt to Adjusted EBITDA for the twelve months
  ended December 31, 2001...................................             5.8x

WE MAY NOT BE ABLE TO SERVICE OUR DEBT WITHOUT THE NEED FOR ADDITIONAL FINANCING, WHICH WE MAY NOT BE ABLE TO OBTAIN

    Our ability to pay or to refinance our indebtedness, including the notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. We anticipate that our operating cash flow, together with money we can borrow under our credit facility, will be sufficient to meet anticipated future operating expenses, to fund capital expenditures and to service our debt as it becomes due. However, we cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

RESTRICTIVE COVENANTS IN OUR DEBT INSTRUMENTS MAY LIMIT OUR ABILITY TO ENGAGE IN A VARIETY OF TRANSACTIONS AND COULD TRIGGER DEFAULTS THAT WOULD ACCELERATE ALL OF OUR DEBT

    The indenture governing the notes contain various covenants that limit our ability to engage in a variety of transactions. In addition, the notes issued by our parent company, which we refer to as "parent company notes," and our credit facility contain other and more restrictive covenants. Our credit facility prohibits us from prepaying our subordinated indebtedness, including the notes, and also requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants or other provisions in the agreement governing the credit facility, the parent company notes and/or the notes could result in a default under our credit facility, the parent company notes, and/or the notes. Upon the occurrence of an event of default under our credit facility, the lenders could elect to declare all amounts outstanding under our credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged substantially all of our assets, other than assets of our foreign subsidiaries, as security under our credit facility. If the lenders under our credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our credit facility and our other indebtedness, including the notes.

                         RISKS RELATING TO OUR BUSINESS

TRADE SHOW ATTENDANCE AND AD PAGES DECLINED SIGNIFICANTLY IN 2001 AND THROUGH THE FIRST NINE MONTHS OF 2002 AS A RESULT OF THE ECONOMIC SLOWDOWN IN THE UNITED STATES AND THE SEPTEMBER 11, 2001 TERRORIST ATTACKS, AND THIS TREND MAY CONTINUE IN 2003

    Our customers typically reduce their marketing and advertising budgets during a general economic downturn or a recession in the United States or in any other market where we conduct a significant amount of business. The longer a recession or economic downturn continues, the more likely our customers may significantly reduce their marketing and advertising budgets. Any material decrease in marketing budgets could reduce the demand for exhibition space and also reduce attendance at our trade shows and conferences. Any material decrease in advertising budgets could reduce the demand for advertising space in our publications. As a result, our revenue and our cash flow from operations would decrease significantly. In addition, our integrated marketing strategy could be materially adversely affected if advertising revenue cannot support one or more of our important publications or if declines in our customers' marketing and advertising budgets require us to discontinue one or more of our important trade shows or conferences.

    Our business and results of operations in 2001 and through the first nine months of 2002 were significantly impacted by the downturn in the U.S. economy, particularly in our Information Technology & Communications cluster and Travel & Hospitality cluster. The events of September 11th also significantly impacted our results in 2001 and into 2002, including cancellations in ad pages, particularly in our travel industry publications, and cancellations of exhibitor participation in several of our events in the third and fourth quarter following September 11th.

    It is unclear what the continuing impact of the September 11, 2001 terrorist attacks in New York and Washington, D.C. will have on our future results of operations and financial condition, in relationship to the impact arising from the current economic slowdown. However, further terrorist activity may significantly affect our future results of operations or financial condition, whether as a result of (1) reduced attendance at, or curtailment or cancellation of, trade shows due to travel fears, (2) further reduction in economic activity and a related reduction in marketing expenditures on publications or trade shows, or (3) other circumstances that may resulted from future attacks.

WE DEPEND ON SECURING DESIRABLE DATES AND LOCATIONS FOR OUR TRADE SHOWS AND CONFERENCES, WHICH WE MAY NOT BE ABLE TO SECURE

    The date and location of a trade show or a conference can impact its profitability and prospects. The market for desirable dates and locations is highly competitive. If we cannot secure desirable dates and locations for our trade shows and conferences, their profitability and future prospects would suffer, and our financial condition and results of operations would be materially adversely affected. In general, we maintain multi-year reservations for our trade shows and conferences. Consistent with industry practice, we do not pay for these reservations, and these reservations are not binding on the facility owners until we execute a contract with the owner. We typically sign contracts that guarantee the right to venues or dates for only one year. Therefore, our multi-year reservations may not lead to binding contracts with facility owners. In addition, because trade shows and conferences are held on pre-scheduled dates at specific locations, the success of a particular trade show or conference depends upon events outside of our control, such as natural catastrophes, labor strikes and transportation shutdowns.

A SIGNIFICANT PORTION OF OUR REVENUE AND CONTRIBUTION BEFORE GENERAL AND ADMINISTRATIVE EXPENSES IS GENERATED FROM OUR MAGIC TRADE SHOWS, SO ANY DECLINE IN THE PERFORMANCE OF THESE SHOWS WOULD REDUCE OUR REVENUES AND OPERATING INCOME

    For the year ended December 31, 2001, our MAGIC trade shows represented approximately 20% of our total revenue and approximately 37% of contribution before general and administrative expenses. We expect that the MAGIC trade shows will continue to represent a significant portion of our overall revenue and Adjusted EBITDA in the future. Therefore, a significant decline in the performance of one or both of the MAGIC trade shows, typically held in the first and third quarters, could have a material adverse effect on our financial condition and results of operations.

ANY SIGNIFICANT INCREASE IN PAPER OR POSTAGE COSTS WOULD CAUSE OUR EXPENSES TO INCREASE SIGNIFICANTLY

    Because of our print products, direct mail solicitations and product distributions, we incur substantial costs for paper and postage. We do not use forward contracts to purchase paper, and therefore are not protected against fluctuations in paper prices. In general, we use the United States Postal Service to distribute our print products and mailings. United States Postal Service rates increase periodically. If we cannot pass increased paper and postage costs through to our customers, our financial condition and results of operations could be materially adversely affected.

THE MARKET FOR OUR PRODUCTS AND SERVICES IS INTENSELY COMPETITIVE

    The market for our products and services is intensely competitive. The competition is highly fragmented by product offering and by geography. On a global level, larger international firms operate in many geographic markets and have broad product offerings in trade shows, conferences, publications and marketing services. In several industries, such as information technology and healthcare, we compete with large firms with a single-industry focus. Many of these large international and single-industry firms are better capitalized than we are and have substantially greater financial and other resources than us.

    Within each particular industry sector, we also compete with a large number of small to medium-sized firms. While most small to medium-sized firms operate in a single geographic market, in some cases, our competitors operate in several geographic markets. Our trade shows and conferences compete with trade associations and, in several international markets, with exposition hall owners and operators. Our publications typically have between two and five direct competitors that target the same industry sector, and we also have many indirect competitors that define niche markets differently than we do and thus may be alternatives for either readers or advertisers.

WE DEPEND IN PART ON NEW PRODUCT INTRODUCTIONS, AND THE PROCESS OF RESEARCHING, DEVELOPING, LAUNCHING AND ESTABLISHING PROFITABILITY FOR A NEW EVENT OR PUBLICATION IS INHERENTLY RISKY AND COSTLY

    Our success has depended in part upon our ability to monitor rapidly changing market trends and to adapt our events and publications to meet the evolving needs of existing and emerging target audiences. Our future success will depend in part on our ability to continue to adapt our existing events and publications and to offer new events and publications by addressing the needs of specific audience groups within our target markets. The process of researching, developing, launching and establishing profitability for a new event or publication is inherently risky and costly. We generally incur initial operating losses when we introduce new events and publications. Our efforts to introduce new events or publications may not ultimately be successful or profitable. In addition, costs related to the development of new events and publications are accounted for as expenses, so our year-to-year results may be adversely affected by the number and timing of new product launches.

OUR GROWTH STRATEGY OF IDENTIFYING AND CONSUMMATING ACQUISITIONS ENTAILS INTEGRATION AND FINANCING RISK

    We intend to continue to grow in part through strategic acquisitions. This growth strategy entails risks inherent in identifying desirable acquisition candidates and in integrating the operations of acquired businesses into our existing operations. In addition, we may not be able to finance the acquisition of a desirable candidate or to pay as much as our competitors because of our leveraged financial condition or general economic conditions. Difficulties that we may encounter in integrating the operations of acquired businesses could have a material adverse impact on our results of operations and financial condition. Moreover, we may not realize any of the anticipated benefits of an acquisition, and integration costs may exceed anticipated amounts.

WE DEPEND ON OUR SENIOR MANAGEMENT TEAM, AND WE DO NOT HAVE EMPLOYMENT CONTRACTS FOR MANY OF OUR SENIOR MANAGERS

    We benefit substantially from the leadership and experience of Robert L. Krakoff and other members of our senior management team and depend on their continued services to implement successfully our business strategy. The loss of any member of our senior management team or other key employee could materially adversely affect our financial condition and results of operations. Although we have entered into employment agreements with Mr. Krakoff,, Mr. Alic and Mr. Loggia, we do not have employment contracts with most other members of our senior management team or other key employees. We cannot be certain that we will continue to retain their services, or the services of other key personnel, in the future. Moreover, we may not be able to attract and retain other qualified personnel in the future. We do not currently maintain key-man life insurance policies on any member of our senior management team or other key employees.

OUR INTERNATIONAL OPERATIONS AND EXPANSION STRATEGY EXPOSES US TO VARIOUS RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

    Our growth strategy includes expanding our product and service offerings internationally. We currently maintain offices in Brazil, Germany, Hong Kong, and the United Kingdom. International operations accounted for approximately 11% of our total revenue in 2001. International operations and expansion involve numerous risks, such as:

    - the uncertainty of product acceptance by different cultures;

    - divergent business expectations or cultural incompatibility in establishing joint ventures with foreign partners;

    - difficulties in staffing and managing multinational operations;

    - currency fluctuations;

    - state-imposed restrictions on the repatriation of funds; and

    - potentially adverse tax consequences.

    The impact of any of these risks could materially adversely affect our future international operations and our financial condition and results of operations.

WE HAVE SOME EXPOSURE TO FLUCTUATIONS IN THE EXCHANGE RATES OF INTERNATIONAL CURRENCIES

    Our consolidated financial statements are prepared in U.S. dollars. However, a portion of our revenues, expenses, assets and liabilities is denominated in currencies other than the U.S. dollar, including the British Pound Sterling, the euro and the Brazilian Real. Consequently, fluctuations in exchange rates could result in exchange losses. In 1999, 2000 and 2001, there was no material effect on our net income due to currency fluctuations, but the impact of future exchange rate fluctuations on our results of operations cannot be accurately predicted. Moreover, because we intend to continue our international expansion, the effect of exchange rate fluctuations could be greater in the future. We have previously undertaken, and in the future may undertake, transactions to hedge the risks associated with fluctuations in exchange rates of other currencies to the dollar. We do not know if any hedging techniques that we may implement will be successful or will mitigate the effect, if any, of exchange rate fluctuations on our financial condition and results of operations.

OUR BUSINESS IS SEASONAL DUE LARGELY TO HIGHER TRADE SHOW REVENUE IN THE FIRST AND THIRD QUARTERS

    Our business is seasonal, with revenue typically reaching its highest levels during the first and third quarters of each calendar year, largely due to the timing of the MAGIC trade shows and our other large trade shows and conferences. In 2001, approximately 37% of our revenue was generated during the first quarter and approximately 23% during the third quarter. The second quarter accounted for approximately 22% of revenue in 2001 and the fourth quarter accounted for approximately 18% of revenue in 2001. Because event revenue is recognized when a particular event is held, we may also experience fluctuations in quarterly revenue based on the movement of annual trade show dates from one quarter to another.

                       RISKS RELATED TO OUR STOCKHOLDERS

WE ARE CONTROLLED BY PRINCIPAL STOCKHOLDERS WHO WILL BE ABLE TO MAKE IMPORTANT DECISIONS ABOUT OUR BUSINESS AND CAPITAL STRUCTURE; THEIR INTERESTS MAY DIFFER FROM YOUR INTERESTS AS A DEBTHOLDER

    Circumstances may occur in which the interests of our principal stockholders could be in conflict with your interests. In addition, these stockholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

    Substantially all of the outstanding shares of common stock of our ultimate parent company is held by the DLJ Merchant Banking funds. As a result of their stock ownership, the DLJ Merchant Banking funds control us and have the power to elect a majority of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our certificate of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by the DLJ Merchant Banking funds will have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

    The general partners of each of the DLJ Merchant Banking funds are affiliates or employees of Credit Suisse First Boston Corporation, which is also an affiliate of (1) DLJ Capital Funding, Inc., the arranger, syndication agent and a lender under our credit facility, and (2) the general partners of each of the DLJ Investment Partners funds, the purchasers of a portion of the units issued by our parent company. Credit Suisse First Boston Corporation was also one of the initial purchasers of the notes and the initial purchaser of the additional parent company units sold in February 2001.

                           RISKS RELATED TO THE NOTES

THE NOTES AND THE GUARANTEES WILL RANK JUNIOR TO OTHER DEBT, AND SENIOR DEBTHOLDERS MAY FORCE US TO STOP MAKING PAYMENTS TO YOU IF WE ARE IN DEFAULT ON OUR OTHER DEBT

THE NOTES AND THE GUARANTEES WILL RANK JUNIOR TO OUR SENIOR INDEBTEDNESS

    The notes will rank junior to all of our existing and future senior indebtedness, including all indebtedness under our credit facility. As a result of the subordination of the notes, if we become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness. In addition, we cannot make any payments to you for a period of up to 179 days if we have defaulted, other than failures to make payments, under our designated senior indebtedness covenants.

    The guarantees will rank junior to all existing and future senior indebtedness of the guarantors, including their guarantees of our credit facility, to the same extent that the notes are subordinated to our senior indebtedness.

    At September 30, 2002, the notes and the guarantees would have ranked junior in right of payment to $388.6 million of senior indebtedness.

WE MAY INCUR ADDITIONAL INDEBTEDNESS RANKING EQUAL TO THE NOTES OR THE
  GUARANTEES

    If we or a guarantor incur any additional debt that ranks equally with the notes or the guarantees, including trade payables, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.

THE NOTES WILL BE STRUCTURALLY JUNIOR TO INDEBTEDNESS AND OTHER LIABILITIES OF
  OUR NON-GUARANTOR SUBSIDIARIES

    Our foreign subsidiaries and any non-wholly owned domestic subsidiaries will not be guarantors of the notes. You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. As of September 30, 2002, our non-guarantor subsidiaries would have had $10.7 million of outstanding liabilities, including trade payables but excluding intercompany obligations.

WHILE THE INDENTURE REQUIRES US TO REPURCHASE YOUR NOTES UPON A CHANGE OF CONTROL, WE MAY BE UNABLE TO REPURCHASE YOUR NOTES IN THAT EVENT

    Upon the occurrence of "change of control" events specified in "Description of Notes," you may require us to purchase your notes at 101% of their principal amount, plus accrued interest. The terms of our credit facility limit our ability to purchase your notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under the credit facility and other indebtedness with similar restrictions. We cannot assure you that we will have the financial resources to purchase your notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. The parent company notes contain a similar repurchase requirement, and our credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness under the credit facility.

WE ARE DEPENDENT UPON DIVIDENDS FROM OUR SUBSIDIARIES TO MEET OUR DEBT SERVICE OBLIGATIONS, OUR ABILITY TO RECEIVE THOSE DIVIDENDS MAY BE LIMITED BY LAW AND CONTRACT

    We conduct a significant portion of our operations through our subsidiaries. Our ability to meet our debt service obligations will be dependent on receipt of dividends from our direct and indirect subsidiaries. Subject to the restrictions contained in the indenture, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See "Description of Notes--Certain Covenants." In addition, under applicable state law, our subsidiaries may be limited in amounts that they are permitted to pay as dividends to us on their capital stock.

COURTS COULD INVOLVE FRAUDULENT TRANSFER STATUTES TO LIMIT YOUR RIGHTS TO RECEIVE PAYMENTS ON YOUR NOTES

    Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to

    - avoid all or a portion of our obligations to you;

    - subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

    - take other action detrimental to you, including invalidating the notes.

In that event, we cannot assure you that you would ever be repaid.

    Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

    (1) issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

    (2) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

       (a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

       (b) were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

       (c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

    To the extent that proceeds from the sale of the notes and the other related financings were used, in part, to make payments to our former stockholders or to refinance debt incurred to make such payments, a court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the debt represented by the notes.

    Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we issued the notes if
(1) our liabilities exceeded our assets, at a fair valuation, or (2) the present saleable value of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured. We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

    Our obligations under the notes will be guaranteed by all of our domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, because the guarantees were incurred for the benefit of Advanstar, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

THERE IS NO EXISTING TRADING MARKET FOR THE NOTES, WHICH COULD MAKE IT DIFFICULT FOR YOU TO SELL YOUR NOTES AT AN ACCEPTABLE PRICE OR AT ALL

    There is no existing trading market for the notes, and we cannot assure you about the future development of a market for the notes or your ability to sell their new notes or the price at which you may be able to sell your notes. If such market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, our operating results and the market for similar securities. Although it is not obligated to do so, Credit Suisse First Boston Corporation intends to make a market in the notes. Any such market-making activity may be discontinued at any time, for any reason, without notice at the sole discretion of Credit Suisse First Boston Corporation. No assurance can be given as to the liquidity of or the trading market for the notes.

    Credit Suisse First Boston Corporation may be deemed to be our "affiliate", as defined the Securities Act, and, as a result, may be required to deliver a prospectus in connection with its market-making activities in the notes. In the registration rights agreement that we signed with Credit Suisse First Boston Corporation in connection with the initial sale of the notes, we agreed to use our best efforts to file and maintain a registration statement that would allow Credit Suisse First Boston Corporation to engage in market-making transactions in the notes. We have agreed to bear substantially all the costs and expenses related to registration.

                  RISKS RELATED TO FORWARD-LOOKING STATEMENTS

YOU MAY NOT BE ABLE TO RELY ON FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS, AS OUR ACTUAL RESULTS MAY BE MATERIALLY DIFFERENT

    The information contained in this prospectus includes some forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be very different from the results, performance, achievements or industry results expressed or implied by those forward-looking statements. These factors include, but are not limited to:

    - the competitive environment in our industry;

    - economic conditions in general and in the industry in which we compete;

    - changes in or our failure to comply with federal, state, local or foreign laws and government regulations;

    - liability and other claims asserted against our company;

    - changes in operating strategy or development plans;

    - the ability to attract and retain qualified personnel;

    - our significant indebtedness;

    - changes in our acquisition and capital expenditure plans;

    - unforeseen interruptions with our largest customers; and

    - other factors we refer to in this prospectus.

    In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Accordingly, a forward-looking statement in this prospectus is not a prediction of future events or circumstances and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. A forward-looking statement is usually identified by our use of certain terminology including "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates" or "intends" or by discussions of strategy or intentions. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

                     THE ACQUISITION AND RELATED FINANCINGS

OUR CORPORATE STRUCTURE PRIOR TO THE ACQUISITION

    Advanstar Communications Inc. is a New York corporation that is a wholly-owned subsidiary of Advanstar, Inc. Prior to the acquisition described below, Advanstar, Inc. was owned by AHI Advanstar LLC, which was controlled by Hellman & Friedman Capital Partners III, L.P. and its affiliates.

    Advanstar, Inc. has two direct subsidiaries: our company and Advanstar IH, Inc., through which all its Internet-related businesses are conducted. Advanstar IH, Inc. is not an obligor under the notes.

THE ACQUISITION

    DLJ Merchant Banking Partners III, L.P. and affiliated funds, which we refer to collectively as the "DLJ Merchant Banking funds," formed Advanstar Holdings Corp. as a Delaware corporation for the purpose of acquiring Advanstar, Inc. from its existing stockholders. Advanstar Holdings Corp., which we refer to as "Holdings," in turn formed an acquisition subsidiary.

    On August 14, 2000, Holdings and AHI entered into an agreement and plan of merger pursuant to which the acquisition subsidiary would merge with and into Advanstar, Inc., with Advanstar, Inc. as the surviving corporation.

    In connection with and prior to the merger, which occurred on October 11, 2000, members of our executive management team exchanged, or rolled over, a portion of their beneficial ownership interest in our company for approximately 2% of the outstanding shares of Holdings common stock.

    Under the merger agreement, Holdings was required to pay the merger consideration to the holders of shares of Advanstar, Inc. common stock and to holders of options to purchase shares of Advanstar, Inc. common stock, as described below. The merger consideration consisted of:

    - cash payable at the closing of the merger in an amount equal to approximately $875.0 million, LESS the amount of outstanding net debt and subject to certain other adjustments, and

    - shares of Holdings common stock representing approximately 2% of the issued and outstanding common stock of Holdings.

Optionholders were entitled to their pro rata portion of the merger consideration, net of the exercise price for their options. In addition, holders of warrants to purchase shares of Advanstar, Inc. common stock that were outstanding at the closing of the merger received warrants to purchase approximately 4% of the outstanding shares of Holdings common stock, measured on a fully diluted basis, at an exercise price per share equal to three times the cost per share paid by the DLJ Merchant Banking funds to purchase Holdings' common stock immediately prior to the merger.

    A portion of the merger consideration was deposited into escrow accounts, including $37.0 million to support indemnity obligations of the selling stockholders and $21.0 million to fund anticipated costs related to the repayment of debt assumed in connection with the merger. In January 2001, the debt was refinanced and approximately $11.2 million of the debt repayment escrow fund was released to the selling stockholders and optionholders, and the remainder was paid to the DLJ Merchant Banking funds. The selling stockholders may be entitled to receive additional post-closing consideration consisting of unused amounts from the indemnity escrow account.

THE RELATED FINANCINGS

    In order to fund the consideration for the acquisition and pay related fees and expenses:

    - We entered into a $495.0 million syndicated senior secured credit facility, consisting of $415.0 million of term loan availability and $80.0 million of revolving loan availability, with a group of financial institutions led by DLJ Capital Funding, Inc., an affiliate of the DLJ Merchant Banking funds. At the effective time of the acquisition,

       (1) we borrowed all of the term loans and used the proceeds to refinance our then-existing bank facility and to pay a portion of the acquisition consideration and related transaction fees and expenses, and

       (2) we obtained approximately $3.2 million of letters of credit under the revolving credit facility.

           We may use the remaining borrowing availability under the revolving credit facility for general corporate purposes, subject to customary conditions, including the absence of any material adverse change.

    - We kept outstanding our existing 9 1/4% senior subordinated notes in an aggregate principal amount of $150.0 million.

    - Holdings and Advanstar, Inc. issued units, which we refer to as the parent company units, consisting of (1) Advanstar, Inc.'s 15% senior discount notes due October 2011 with a principal amount at maturity of $103.2 million and (2) warrants to purchase approximately 2.4% of the shares of Holdings common stock on a fully diluted basis, to DLJ Investment Partners II, L.P., an affiliate of the DLJ Merchant Banking funds, and related funds, for total consideration of approximately
      $50.0 million.

    - Holdings received (1) $291.0 million from the sale of its common stock to the DLJ Merchant Banking funds, (2) shares of Advanstar, Inc. common stock from members of our executive management team in exchange for shares of its common stock valued at $5.5 million and (3) shares of Advanstar, Inc. common stock from existing stockholders in exchange for shares of its common stock valued at $6.1 million.

    Under the indenture governing the 9 1/4% senior subordinated notes, we were required to make an offer to purchase the 9 1/4% senior subordinated notes at 101% of principal amount as a result of the change of control caused by the acquisition. The offer to purchase expired on January 4, 2001, and all of the 9 1/4% senior subordinated notes were tendered. We obtained bridge financing from Credit Suisse First Boston, Cayman Islands Branch, in order to fund the purchase price for those notes.

    In February 2001, we used the proceeds of the offering of the notes and a concurrent offering by Advanstar, Inc. of additional parent company units, together with some of our available cash, to

    (1) repay and terminate the bridge financing; and

    (2) repay $45.0 million of term loan borrowings under our credit facility.

    In this prospectus, the "acquisition" refers to the acquisition of Advanstar, Inc. by Holdings, and the "related financings" refer to the sale of the initial Advanstar, Inc. units and Holdings common stock, the bridge financing, our sale of the notes, the additional parent company units offering and borrowings under our credit facility described above.

    The following table sets forth the sources and uses of funds by Holdings and its subsidiaries for the acquisition and the related financings, other than the offering of the notes and the additional parent company units offering.

                                                              (IN MILLIONS)
                                                              -------------
SOURCES OF FUNDS BY HOLDINGS AND ITS SUBSIDIARIES
Borrowings under our credit facility........................      $415.0
Bridge financing............................................       150.0
Advanstar, Inc. units.......................................        50.0
Holdings common stock--DLJ Merchant Banking funds...........       291.0
Holdings common stock--management rollover..................         5.5
Holdings common stock--other existing stockholder
  rollover(1)...............................................         6.1
                                                                  ------
  Total sources.............................................      $917.6
                                                                  ======

USES OF FUNDS BY HOLDINGS AND ITS SUBSIDIARIES
Acquisition consideration(2)................................      $346.6
Management rollover.........................................         5.5
Other existing stockholder rollover(1)......................         6.1
Repayment of existing debt at closing.......................       357.8
Repayment of 9 1/4% senior subordinated notes tendered in
  change of control offer...................................       151.5
Payment of accrued interest on existing notes...............         5.8
Estimated transaction fees and expenses.....................        32.6
Excess cash.................................................        11.7
                                                                  ------
  Total uses................................................      $917.6
                                                                  ======

------------------------

(1) Represents the portion of merger consideration paid in the form of Holdings common stock.

(2) Including $58.0 million deposited in escrow accounts as described above.

    The following table sets forth the sources and uses of funds in connection with the offering of the notes and the concurrent offering of additional parent company units, assuming they occurred as of December 31, 2000:

                                                              (IN MILLIONS)
                                                              -------------
SOURCES OF FUNDS
Senior subordinated notes...................................      $160.0
Additional parent company units.............................        35.0
Available cash..............................................         9.5
                                                                  ------
  Total sources.............................................      $204.5
                                                                  ======

                                                              (IN MILLIONS)
                                                              -------------
USES OF FUNDS
Repayment of bridge financing...............................      $150.0
Repayment of term debt under credit facility................        45.0
Payment of accrued interest on bridge financing and term
  debt......................................................         2.6
Estimated fees and expenses.................................         6.9
                                                                  ------
  Total uses................................................      $204.5
                                                                  ======

                                USE OF PROCEEDS

    This prospectus is delivered in connection with the sale of the notes by Credit Suisse First Boston Corporation in market-making transactions. We will not receive any of the proceeds from such transactions.

                                 CAPITALIZATION

    The following table presents our unaudited cash and cash equivalents and consolidated capitalization as of September 30, 2002. This table should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "The Acquisition and Related Financings."

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  2002
                                                              -------------
                                                              (IN MILLIONS)
Cash and cash equivalents...................................      $ 13.2
                                                                  ======

Long-term debt, including current portion
  Credit facility
    Revolver loans (1)......................................      $ 29.0
    Term loans..............................................       359.6
  Senior subordinated notes.................................       160.0
  Note payable..............................................         4.5
                                                                  ------
    Total debt..............................................       553.1
                                                                  ------
Stockholders equity.........................................       271.9
                                                                  ------
    Total capitalization....................................      $825.0
                                                                  ======

------------------------

(1) We have an $80.0 million committed revolving credit facility, of which the remaining undrawn amount is available for borrowing, subject to satisfaction of customary borrowing conditions. We have obtained $2.6 million in letters of credit under our revolving credit facility.

                        NOTE ON INDUSTRY AND MARKET DATA

    Industry and market data for the business-to-business ("B-to-B") media industry and our market share and relative industry positions used throughout this annual report were obtained through company research, internal company surveys and studies conducted by third parties, independent industry publications and other publicly available information. We have not independently verified market and industry data from third-party sources. In addition, while we believe internal company surveys are reliable and we believe that we define markets appropriately, none of such surveys nor such market definitions have been verified by any independent sources.

    In particular:

    - INDUSTRY OVERVIEW: Except where otherwise specifically referenced, we have based our discussion of the business-to-business communications industry on publications by Veronis Suhler Stevenson and reports and studies by the business-to-business trade association, American Business Media.

    - TRADE SHOWS: We rank our trade shows against the trade shows of our competitors based on an internally conducted analysis of net square footage of exhibition space. This data is typically reported by trade show organizers and published in the TRADESHOW WEEK DATA BOOK 2001, a publication that lists trade shows grouped by industrial classification codes. We include both direct and indirect competitors in such comparisons. Direct competitors are the trade shows within the same industrial classification code and geographic region as our trade shows, although we only include trade shows within the same industrial classification code that are within the same subcategory, as defined by us, as our trade shows. Direct competitors are also determined in some cases by the time of the year during which a trade show is held. Indirect competitors are subjectively determined by us on a case-by-case basis. These indirect competitors include: (1) broad-based trade shows we know from prior experience that display, among other products, products displayed at our trade shows and (2) trade shows identified by our current exhibitors as other trade shows in which they participate. In determining our market position in comparison to these broad-based shows, we compare the square footage of our show against the estimated square footage of that broad-based show allocated to the products that are of the same type as those displayed in our trade show.

    - TRADE PUBLICATIONS: We utilize the industry-standard method of number of advertising pages to rank our publications against competitors' publications based on the number of advertising pages as determined, except where otherwise specifically referenced, by Inquiry Management Systems Ltd., an independent third party. For purposes of these rankings, we have defined our markets narrowly as the niche of businesses or professionals at which a publication is specifically targeted.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table presents selected consolidated financial data for Advanstar Communications Inc. and its predecessors for each of the periods indicated. The selected historical financial data for Advanstar's predecessors for the years ended December 31, 1997, 1998 and the consolidated balance sheet as of December 31, 1999 have been derived from the audited consolidated financial statements and notes thereto of the predecessors for those periods, which are not included nor incorporated herein. The selected historical financial data for Advanstar's predecessor for the years ended December 31, 1999 and for the period January 1, 2000 through October 11, 2000 have been derived from the audited consolidated financial statements and notes thereto of the predecessor for those periods included herein. The selected historical financial data for Advanstar for the period October 12, 2000 through December 31, 2000 and for the year ended December 31, 2001 have been derived from Advanstar's audited financial statements, included herein. The combined financial data for the combined year ended December 31, 2000 has been derived from the audited consolidated financial statements of the predecessor and Advanstar but has not been audited and does not comply with generally accepted accounting principles. The unaudited historical financial data for the nine months ended September 30, 2001 and 2002 has been derived from our historical data, included herein. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

                                          PREDECESSOR                                        ADVANSTAR
                        ------------------------------------------------   ----------------------------------------------
                                                         FOR THE PERIOD    FOR THE PERIOD
                                                         FROM JANUARY 1,   FROM OCTOBER
                                                         2000 THROUGH          12,
                                                                           2000 THROUGH
                                                         OCTOBER 11,       DECEMBER 31,                      YEAR ENDED
                                                                                                             DECEMBER 31,
                           YEAR ENDED DECEMBER 31,
                        ------------------------------
                                                            2000              2000            COMBINED          2001
                                                                                                2000
                          1997       1998       1999
                        --------   --------   --------   ---------------   ---------------   -------------   ------------
                                                                                              (UNAUDITED)
                                     (DOLLARS IN THOUSANDS)                            (DOLLARS IN THOUSANDS)
                                                                                             (AS RESTATED)
INCOME STATEMENT DATA:
Net revenue...........  $187,656   $259,825   $328,372      $314,045          $ 63,434         $377,479        $346,997
Cost of production and
  selling.............   126,103    168,543    205,105       187,849            47,296          235,145         215,256
Funding of affiliated
  dot.com company
  operations..........        --         --         --            --                --               --              --
General and
  administrative
  expenses............    27,514     33,486     39,602        36,770             9,783           46,553          40,433
Stock option
  compensation expense
  (benefit)(1)........        --      3,397      3,925        (2,485)               --           (2,485)             --
Depreciation and
  amortization(2).....    27,526     51,823     53,258        39,653            15,747           55,400          94,261
                        --------   --------   --------      --------          --------         --------        --------
Operating income
  (loss)..............     6,513      2,576     26,482        52,258            (9,392)          42,866          (2,953)
Other income
  (expense):
  Interest expense....   (15,117)   (27,862)   (39,888)      (38,161)          (13,765)         (51,926)        (55,499)
  Other income
    (expense), net....       292     (1,926)      (198)       (2,394)              215           (2,179)            788
                        --------   --------   --------      --------          --------         --------        --------
Income (loss) before
  income taxes and
  minority
  interests...........    (8,312)   (27,212)   (13,604)       11,703           (22,942)         (11,239)        (57,664)
Provision (benefit)
  for income taxes....       583      1,264    (11,431)       11,190            (4,772)           6,418         (11,166)
Minority interests....        --         40      1,588        (1,003)              125             (878)           (156)
                        --------   --------   --------      --------          --------         --------        --------
Income (loss) from
  continuing
  operations..........  ($ 8,895)  ($28,436)  ($   585)     ($   490)         ($18,045)        ($18,535)       ($46,654)
                        ========   ========   ========      ========          ========         ========        ========

                        -------------------
                         NINE MONTHS ENDED
                           SEPTEMBER 30,
                        -------------------
                          2001       2002
                        --------   --------
                        (UNAUDITED)
                           (AS RESTATED)
INCOME STATEMENT DATA:
Net revenue...........  $284,906   $254,119
Cost of production and
  selling.............   168,343    141,116
Funding of affiliated
  dot.com company
  operations..........        --     39,095
General and
  administrative
  expenses............    32,868     31,042
Stock option
  compensation expense
  (benefit)(1)........        --         --
Depreciation and
  amortization(2).....    69,354     50,672
                        --------   --------
Operating income
  (loss)..............    14,341     (7,806)
Other income
  (expense):
  Interest expense....   (41,680)   (38,797)
  Other income
    (expense), net....     1,108      3,974
                        --------   --------
Income (loss) before
  income taxes and
  minority
  interests...........   (26,231)   (42,629)
Provision (benefit)
  for income taxes....    (5,019)    (7,882)
Minority interests....      (328)      (680)
                        --------   --------
Income (loss) from
  continuing
  operations..........  ($21,540)  ($35,427)
                        ========   ========

                                           PREDECESSOR                                        ADVANSTAR
                         ------------------------------------------------   ---------------------------------------------
                                                          FOR THE PERIOD    FOR THE PERIOD
                                                          FROM JANUARY 1,   FROM OCTOBER
                                                          2000 THROUGH          12,
                                                                            2000 THROUGH
                                                          OCTOBER 11,       DECEMBER 31,                     YEAR ENDED
                                                                                                             DECEMBER 31,
                            YEAR ENDED DECEMBER 31,
                         ------------------------------
                                                             2000               2000           COMBINED         2001
                                                                                                 2000
                           1997       1998       1999
                         --------   --------   --------   ---------------   ---------------   ------------   ------------
                                                                                              (UNAUDITED)
                                      (DOLLARS IN THOUSANDS)                           (DOLLARS IN THOUSANDS)
                                                                                                  (AS
                                                                                               RESTATED)
OTHER DATA:
EBITDA(3)..............  $ 34,039   $ 53,828   $ 78,478                                         $ 96,311      $   90,239
Adjusted EBITDA(4).....    34,039     57,225     82,403                                           93,826          90,239
Adjusted EBITDA
  margin...............      18.1%      22.0%      25.1%                                            24.9%           26.0%
Capital expenditures...  $  2,260   $  4,154   $  9,722                                         $ 11,882      $    7,935
Ratio of Adjusted
  EBITDA to cash
  Interest expense.....       2.4x       2.1x       2.1x                                             1.8x            1.7x
Ratio of net debt to
  Adjusted EBITDA(5)...      4.6x       7.2x       6.2x                                              5.8x            5.8x
Ratio of earnings to
  fixed charges(6).....        --         --         --                                               --              --

Cash flows provided by
  (used in):
  Operating
    activities.........  $ 12,802   $ 33,568   $ 53,520      $ 39,984         $   (3,675)       $ 36,273      $   41,813
  Investing
    activities.........   (33,323)  (358,261)  (150,902)      (29,550)           (22,395)        (52,945)        (41,733)
  Financing
    activities.........    25,224    332,600     94,904       (17,978)                --         (16,828)         24,774

BALANCE SHEET DATA
  (AT END OF PERIOD)
Cash and cash
  equivalents..........  $  7,024   $ 14,016   $ 11,237                       $   17,675                      $   44,636
Working capital(7).....   (12,034)   (33,232)   (53,479)                         (62,568)                        (79,498)
Total assets...........   298,497    660,226    781,581                        1,028,377                       1,000,779
Total debt.............   164,223    426,868    523,154                          565,000                         570,000
Total stockholder's
  equity...............    89,734    134,760    132,961                          265,011                         276,386

                         -------------------
                          NINE MONTHS ENDED
                            SEPTEMBER 30,
                         -------------------
                           2001       2002
                         --------   --------
                         (UNAUDITED)
                            (AS RESTATED)
OTHER DATA:
EBITDA(3)..............  $ 82,669   $ 41,908
Adjusted EBITDA(4).....    82,669     79,100
Adjusted EBITDA
  margin...............      29.0%      31.1%
Capital expenditures...  $  6,907   $  5,705
Ratio of Adjusted
  EBITDA to cash
  Interest expense.....       2.1x       2.2x
Ratio of net debt to
  Adjusted EBITDA(5)...
Ratio of earnings to
  fixed charges(6).....        --         --
Cash flows provided by
  (used in):
  Operating
    activities.........  $ 12,735   $ 10,741
  Investing
    activities.........   (36,861)   (20,011)
  Financing
    activities.........    24,774    (19,238)
BALANCE SHEET DATA
  (AT END OF PERIOD)
Cash and cash
  equivalents..........             $ 13,177
Working capital(7).....              (43,253)
Total assets...........              933,350
Total debt.............              553,050
Total stockholder's
  equity...............              271,892

------------------------------

(1) We account for stock-based compensation using the intrinsic value method. As a result, we measure compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. Our results for the period January 1, 2000 through October 11, 2000 were favorably impacted by compensation benefits due to a decrease in the fair value of the shares underlying the options. We will no longer recognize compensation expense thereafter as a result of a change in benefit plans.

(2) Upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", we discontinued the amortization of goodwill. The following table represents a reconciliation of income from continuing operations adjusted for the exclusion of goodwill amortization, net of tax:

                                                                                               ADVANSTAR
                                              PREDECESSOR                      ------------------------------------------
                            ------------------------------------------------   FOR THE PERIOD
                                                             FOR THE PERIOD    FROM OCTOBER
                                                             FROM JANUARY 1,       11,
                               YEAR ENDED DECEMBER 31,       2000 THROUGH      2000 THROUGH                  YEAR ENDED
                            ------------------------------   OCTOBER 11,       DECEMBER 31,      COMBINED    DECEMBER 31,
                              1997       1998       1999        2000              2000             2000         2001
                            --------   --------   --------   ---------------   ---------------   ---------   ------------
                                         (DOLLARS IN THOUSANDS)                          (DOLLARS IN THOUSANDS)
                                                                                             (AS RESTATED)
Reported Income (loss)
  from continuing
  operations..............  $ (8,895)  $(28,436)  $   (585)     $   (490)         $(18,045)      $(18,535)     $(46,654)

Add: goodwill
  amortization, net of
  tax.....................     4,769     25,099     22,140        15,450             7,308         22,758        22,738
                            --------   --------   --------      --------          --------       --------      --------

Adjusted Income (loss)
  from continuint
  operations..............  $ (4,126)  $ (3,337)  $ 21,555      $ 14,960          $(10,737)      $  4,223      $(23,916)
                            ========   ========   ========      ========          ========       ========      ========

                            -------------------
                             NINE MONTHS ENDED
                              SEPTEMBER 30,
                            -------------------
                              2001       2002
                            --------   --------
                             (AS RESTATED) (AS
                                 RESTATED)
                               (AS RESTATED)
Reported Income (loss)
  from continuing
  operations..............  $(21,540)  $(35,427)
Add: goodwill
  amortization, net of
  tax.....................    17,055         --
                            --------   --------
Adjusted Income (loss)
  from continuint
  operations..............  $ (4,485)  $(35,427)
                            ========   ========

(3) "EBITDA" is defined as operating income (loss) plus depreciation and amortization less amounts attributable to minority interest. EBITDA is a key financial measure but should not be construed as an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles). We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may not be comparable to other similarly titled measures of other companies.

(4) "Adjusted EBITDA" is defined as EBITDA plus stock option compensation expense, or less any stock option compensation benefit plus the non-cash provision for notes and advances due from our affiliate Advanstar.com. We believe that Adjusted EBITDA is a useful supplement to understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures, as it excludes stock option compensation expense which, in all historical periods, was a non-cash expense and excludes the one-time non-cash provision in the first quarter of 2002 for notes and advances due from our affiliate, Advanstar.com.

     The following table demonstrates our calculation of EBITDA and Adjusted EBITDA for each period presented.

                                                                                                    ADVANSTAR
                                                   PREDECESSOR                      ------------------------------------------
                                 ------------------------------------------------   FOR THE PERIOD
                                                                  FOR THE PERIOD    FROM OCTOBER
                                           YEAR ENDED             FROM JANUARY 1,       12,
                                          DECEMBER 31,            2000 THROUGH      2000 THROUGH                  YEAR ENDED
                                 ------------------------------   OCTOBER 11,       DECEMBER 31,      COMBINED    DECEMBER 31,
                                  1997       1998       1999         2000              2000             2000        2001
                                 --------   --------   --------   ---------------   ---------------   ---------   ------------
                                                                                                   (UNAUDITED)
                                              (DOLLARS IN THOUSANDS)                          (DOLLARS IN THOUSANDS)
                                                                                                  (AS RESTATED)
Operating income (loss)........  $ 6,513    $ 2,576    $26,482                                         $42,866      $(2,953)
Depreciation and
  amortization.................   27,526     51,823     53,258                                          55,400       94,261
Minority interests (excluding
  depreciation and
  amortization)................       --       (571)    (1,262)                                         (1,955)      (1,069)
                                 -------    -------    -------                                         -------      -------
EBITDA.........................  $34,039    $53,828    $78,478                                         $96,311      $90,239
                                 =======    =======    =======                                         =======      =======
Stock option compensation
  expense......................               3,397      3,925                                          (2,485)          --
Provision for notes and
  advances from affiliated
  dot.com Company..............                  --         --                                              --           --
                                 -------    -------    -------                                         -------      -------
Adjusted EBITDA................  $34,039    $57,225    $82,403                                         $93,826      $90,239
                                 =======    =======    =======                                         =======      =======

                                 -------------------
                                  NINE MONTHS ENDED
                                   SEPTEMBER 30,
                                 -------------------
                                  2001       2002
                                 --------   --------
                                     (UNAUDITED)
                                  (AS RESTATED) (AS
                                      RESTATED)
                                    (AS RESTATED)
Operating income (loss)........  $14,341    $(7,806)
Depreciation and
  amortization.................   69,354     50,672
Minority interests (excluding
  depreciation and
  amortization)................   (1,026)      (958)
                                 -------    -------
EBITDA.........................  $82,669    $41,908
                                 =======    =======
Stock option compensation
  expense......................       --         --
Provision for notes and
  advances from affiliated
  dot.com Company..............       --     37,192
                                 -------    -------
Adjusted EBITDA................  $82,669    $79,100
                                 =======    =======

(5) Net debt equals total debt less cash and cash equivalents.

(6) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as pretax income from continuing operations plus fixed charges, and fixed charges consist of interest expense and one-third of rental expense, which is considered representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges in the years ended December 31, 1997, 1998, 1999, 2000, 2001 and in the nine months ended September 30, 2001 and 2002 by $8.3 million, $27.2 million,
    $12.0 million, $12.1 million, $57.8 million, $26.6 million and $43.3 million, respectively.

(7) Working capital is defined as current assets, excluding cash, less current liabilities, excluding the current portion of long term debt.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES TO THOSE STATEMENTS, INCLUDED ELSEWHERE IN THIS PROSPECTUS.

    THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE THOSE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS."

OVERVIEW

    We are a worldwide provider of integrated, B-to-B marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, guides, and reference books.

    We report our business in three segments:

    - trade shows and conferences, which consists primarily of the management of trade shows and seminars held in convention and conference centers;

    - trade publications, which consists primarily of the creation and distribution of controlled circulation trade, business and professional magazines; and

    - marketing services, which consists primarily of sales of a variety of direct mail and database products, magazine editorial reprints, and classified advertising.

    Trade shows and conferences accounted for approximately 49%, 53%, 54%, 57% and 57% of total revenue in 1999, 2000, 2001, and the nine months ended September 30, 2001 and 2002, respectively. Trade publications accounted for approximately 45%, 42%, 41%, 38% and 38% of total revenue in 1999, 2000, 2001, and the nine months ended September 30, 2001 and 2002, respectively, while marketing services accounted for approximately 6%, 5%, 5%, 5% and 5% of total revenue in 1999, 2000, 2001, and the nine months ended September 30, 2001 and 2002, respectively. Our revenue reaches its highest levels during the first and third quarters of the year due to the timing of the MAGIC trade shows and our other large trade shows and conferences. Because trade shows and conferences revenue is recognized when a particular event is held, we may experience fluctuations in quarterly revenue based on the movement of annual trade show dates from one quarter to another.

    RECENT DEVELOPMENTS

    Our business and results of operations in 2002 have been significantly impacted by the recession in the U.S. economy, particularly in our Information Technology & Communications trade shows and publications and our Travel & Hospitality publications. The events of September 11, 2001 also impacted our results in 2002 particularly our trade shows, including cancellations and reductions in attendance at certain of our events. We are seeing early indications of stabilization in advertising in many of our markets, except for continuing downward pressure in our technology and travel markets. For the third quarter, advertising revenue and pages increased 0.9% and 2.6%, respectively, over the same period last year across all our sectors other than our travel and technology markets. Despite these early indications, the economic outlook in the publishing sector continues to be challenging, and forward visibility on our advertising revenue and pages is limited, due to the concerns of our customers related to the overall business environment. Our trade show segment continues to be negatively impacted by the economic recession, particularly in our technology sectors, with reductions in booth space and attendance compared to the same period last year. We expect any improvement in the performance of our trade show segment to lag behind any general economic recovery as it lagged the downturn in the economy going into recession beginning in late 2000.

    In response to the decline in revenues throughout 2001 and into 2002, we implemented early and aggressive cost management actions, including the layoff of staff, reductions in travel and other operating costs, and reorganization of certain support functions and processes. Between January 2001 and September 2002 we reduced our overall headcount by 241or 16.4% across all functions in our company. Through these cost initiatives, we were able to mitigate the effect of the decline in revenue on our operating results for the third quarter and the first nine months of 2002.

    The persistence of the general economic slowdown in the U.S. will likely result in continued weakness in overall marketing and advertising expenditures by our customers into 2003. As a result, we expect our revenues and EBITDA to reflect this overall weakness. However, we believe that our balanced portfolio between trade shows and publications and our diversification of these products across many industry sectors may mitigate the overall impact from continued weakness in general economic conditions and reduce potential volatility of any one sector.

    FUNDING OF ADVANSTAR.COM

    We provide our affiliate Advanstar.com with administrative support services in accounting, finance, legal, human resource management, information technology and business development. We also provide Advanstar.com with marketing and promotional support through advertising pages in our trade publications and exhibit space in our trade shows. In return, Advanstar.com provides promotional support on its web sites for our trade publications and trade shows.

    In 2001, our parent, Advanstar, Inc., more tightly focused the activities of Advanstar.com. These plans will have the effect of more closely integrating many of the sales, marketing, technology and operating functions of Advanstar.com with our core activities in publishing, trade shows, and marketing services. As a result of the reorganization and redirection of the activities of Advanstar.com during 2001, there has been a significant reduction in the levels of funding by the Company to Advanstar.com during 2002 and management anticipates this will continue in subsequent periods. We funded approximately $1.9 million in support of those operations in the first nine months of 2002 compared to approximately $15.4 million in the first nine months of 2001. This level of support represents a significant reduction in the operating costs of Advanstar.com from those in 2001.

    In the third quarter of 2001, certain events, including the slowdown in the economy, the changing business environment and continuing operating losses of Advanstar.com, caused management of Advanstar, Inc. to consider certain options between its two sister subsidiaries, the Company and Advanstar.com, to satisfy the outstanding advances and notes due to the Company from Advanstar.com. Accordingly, through December 31, 2001 the Company accounted for these advances and notes to Advanstar.com as a charge to capital in excess of par value in the accompanying consolidated balance sheet, pending final determination of the disposition of these advances and notes.

    In the first quarter of 2002, management of Advanstar, Inc. began to consider the further consolidation of the activities of Advanstar.com with the Company, or a merger of Advanstar.com into the Company. Consequently, the Company recorded a first quarter non-cash charge of $37.2 million related to a provision against the outstanding advances and notes due to the Company from Advanstar.com as of December 31, 2001.

    In the first quarter of 2002 the Company began recording the advances and notes issued during the quarter as an operating expense on the Company's condensed consolidated statement of operations, as a reflection of the ongoing nature of the operations of Advanstar.com in support of the Company's operations as a result of the restructuring of the activities of Advanstar.com in 2001. Net advances and notes during the three and nine month periods ended September 30, 2002 were approximately $0.4 million and $1.9 million, respectively.

    PRESENTATION OF FINANCIAL INFORMATION

    ACQUISITIONS AND JOINT VENTURES

    Since May 31, 1996, we have completed 32 acquisitions and joint ventures, four of which were completed in 1999, three of which were completed in 2000 and four of which were completed in 2001.

    - On July 28, 1999, we acquired certain trade shows and publishing properties of Larkin-Pluznik-Larkin, LLC and LPL/Style Group, LLC, which operates apparel trade shows. The purchase price was approximately
      $135.4 million in cash and assumed liabilities. From January 1, 1999 through December 31, 1999, we completed three other acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $17.3 million in cash and assumed liabilities.

    - From January 1, 2000 through December 31, 2000 we completed the acquisitions of the Documents, Messaging and Security "DMS" tradeshow, Info 21 magazine, Brand Licensing London tradeshow and we purchased the outstanding minority interest in SeCA, our French joint venture, with a cumulative purchase price totaling approximately $21.4 million in cash and assumed liabilities.

    - From January 1, 2001 through December 31, 2001 we purchased the outstanding minority interests in Advanstar Wideband (our Licence magazine), several automotive industry magazines and the TechLearn conference for a cumulative purchase price totaling $14.3 million in cash and assumed liabilities. We also financed a portion of the Techlearn conference with a $6.0 million note payable. In addition, we contributed SeCA to a joint venture and recorded a minority interest of $6.3 million representing the minority stockholder's proportional share of the joint venture's equity at its formation date.

    - From January 1, 2002 through September 30, 2002 we completed the acquisitions of the AIIM International Exposition and Conference and the First Global Media Group with a cumulative purchase price totaling approximately $12.4 million in cash and assumed liabilities.

    We have accounted for our acquisitions under the purchase method of accounting and our results of operations include the effect of these acquisitions from the date of purchase. The pro forma operating results of the acquisitions are not material to our operating results.

    THE ACQUISITION

    As a result of the Acquisition in October, 2000, we have, and will continue to have, significantly higher indebtedness and interest expense than reflected in our previous historical results of operations. In addition, the Acquisition was accounted for under the purchase method of accounting. Under the purchase method, the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values, with the remainder being allocated to goodwill. Accordingly, the increase in basis of our assets resulted in non-cash depreciation and amortization charges in 2001 that were significantly higher than that reflected in our previous historical financial information.

    During the first quarter of 2001, we recorded an extraordinary charge of approximately $2.6 million, net of a deferred tax benefit of approximately
$1.5 million, in connection with the repayment of the 9.25% senior subordinated notes and the write-off of deferred financing fees related to the bridge facility. The 9.25% senior subordinated notes were refinanced with the proceeds of the 12.00% senior subordinated notes and the concurrent offering of additional senior discount notes. See Notes to our Consolidated Financial Statements included within this prospectus for further details.

    STOCK OPTION COMPENSATION

    We account for stock-based compensation using the intrinsic value method. As a result, due to the variable features of option grants under our old option plan, we historically measured compensation cost as the difference between the exercise price of the options and the fair value of the shares underlying the options at the end of the period. We then recognized a non-cash compensation charge or benefit. We no longer have a variable-feature benefit plan after the Acquisition and will therefore not recognize stock option compensation charges under the plan as currently in effect. Our results in 2000, including our EBITDA, were positively impacted by non-cash compensation benefits recognized due to a decrease in the fair value of the shares underlying the options at the end of the period.

    SOURCES OF REVENUE

    TRADE SHOWS AND CONFERENCES

    The trade shows and conferences segment derives revenue principally from the sale of exhibit space and conference attendance fees generated at its events. In 2001, approximately 83% of our trade shows and conferences revenue was from the sale of exhibit space. Events are generally held on an annual basis in major metropolitan or convention areas such as New York City or Las Vegas. At many of our trade shows, a portion of exhibit space is reserved and partial payment is received as much as a year in advance. The sale of exhibit space is affected by the on-going quality and quantity of attendance, venue selection and availability, industry life cycle and general market conditions. Revenue and related direct event expenses are recognized in the month in which the event is held. Cash is collected in advance of an event and is recorded on our balance sheet as deferred revenue.

    TRADE PUBLICATIONS

    The trade publications segment derives revenue principally from the sale of advertising in its business-to-business magazines. Additionally, certain publications derive revenue from paid subscriptions and custom publishing. Paid subscriptions comprise less than 5% of total publishing revenue. Most publications are produced monthly with advertising sold both on an annual schedule and single insertion basis. The sale of advertising is affected by new product releases, circulation quality, readership and general market conditions. Advertising revenue is recognized on the publication issue date, and subscription revenue, if any, is recognized over the subscription period, typically one year.

    Our publishing properties operate in many different markets and industries which are subject to economic conditions prevalent in those industries. Accordingly, publishing revenues may fluctuate in connection with the markets in which we operate.

    MARKETING SERVICES

    The marketing services segment derives its revenue from the sale of value-added marketing products such as classified advertising, both print and internet-based, direct mail services, reprints, database marketing, directories, guides and reference books. These products complement and, in many cases, utilize the content or databases generated by our trade shows, conferences and publications. The sale of these products is affected by the success of the event or publication from which these products are derived, the quality of the sales team and general market conditions. Revenue is generally recognized when the applicable product is shipped.

    COMPONENTS OF EXPENSES

    TRADE SHOWS AND CONFERENCES

    Costs incurred by the trade shows and conferences segment include facility rent, outsourced services such as registration, security, decorator, and attendee and exhibitor promotion. Exhibitors generally contract directly with third parties for on-site services such as electrical, booth set-up and drayage. Staff salaries and related payroll expenses are treated as monthly period expenses. All other direct costs are expensed in the month the event occurs.

    TRADE PUBLICATIONS

    Costs incurred by the trade publications segment include printing, paper and postage; selling and promotion; editorial and prepress; and circulation acquisition and fulfillment. Additionally, publisher and sales staff costs, and production, editorial and circulation staff costs, with related payroll taxes and benefits, are charged to the publications. We outsource the actual printing of our publications.

    MARKETING SERVICES

    Costs of the marketing services segment include printing and distribution costs, database administration fees and selling and product development salaries and related payroll taxes and benefits.

SIGNIFICANT ACCOUNTING POLICIES AND ESTIMATES

    The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate these estimates, including those related to bad debts, intangible assets and income taxes. We base these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

    We apply the following critical accounting policies in the preparation of our consolidated financial statements:

    REVENUE RECOGNITION. We recognize revenue as discussed in the "Sources of Revenue" section above.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

    DEFERRED TAXES. We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. We consider future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. In the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made. Similarly, should we determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax asset would reduce income in the period such determination was made.

    AMORTIZATION OF INTANGIBLE ASSETS. We amortize intangible assets on a basis which corresponds to our projections of future cash flows directly related to these intangible assets.

    IMPAIRMENT OF LONG-LIVED ASSETS. We evaluate the recoverability of our identifiable intangible assets, and other long-lived assets in accordance with SFAS No. 144 which requires us to assess these assets for recoverability when events or circumstances indicate a potential impairment by estimating the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. We use the fair value method to assess our goodwill on at least an annual basis. Impairments will be recorded in income from continuing operations.

    On January 1, 2002, Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (FAS 142) became effective for the Company and as a result, we ceased amortizing approximately $721.2 million of goodwill. We had recorded approximately $28.0 million of amortization on these amounts during 2001. In lieu of amortization, we are required to perform an initial impairment review of our goodwill in 2002 and an annual impairment review thereafter.

    During the second quarter 2002, the Company completed an initial assessment of goodwill impairment. The assessment has indicated that there is the potential for a goodwill impairment charge related to our trade show segment, which has an aggregate net book value of goodwill of approximately $528.9 million. Preliminary valuations show that the carrying value of our trade show segment is in excess of its fair value by approximately
    $11.6 million. Consequently, there is the possibility for a material, non-cash impairment charge in the fourth quarter of 2002. Once final measurement of the goodwill impairment has been completed, the charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. We expect to complete the impairment measurement process in the fourth quarter of 2002.

RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL AND INTANGIBLE ASSETS

    In connection with our initial assessment of goodwill impairment for purposes of FAS 142, we determined that $71.7 million of goodwill should have been pushed down to, and reflected in, our financial statements. This goodwill arose from the October 2000 acquisition of Advanstar, Inc. and relates to the operations of our reporting units. As a result, our financial statements have been restated to reflect the push down of this goodwill and the related amortization expense from the acquisition date to the adoption of FAS 142 effective January 1, 2002.

    In addition, we have determined that the method of amortization of certain intangible assets acquired in the acquisition of our company consisting of intangible assets related to trade exhibitor lists and advertiser lists, should reflect the pattern in which the economic benefit would be realized. Accordingly, amortization of the affected intangible assets which was recognized on a straight-line basis in 2001 and an accelerated basis in 2002 was adjusted to reflect accelerated methods which correspond to the Company's projections of future cash flows directly related to these intangible assets.

    While the adjustments to previously reported financial statements increase our net loss for the period from October 12, 2000 through December 31, 2000 and for the year ended December 31, 2001, these adjustments have no impact on net revenue or cash flows for any period, do not impact measurements of EBITDA (defined below) and have no impact on the financial ratio covenants in our debt instruments. We intend to amend our prior filings on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 as well as its Form 10-K for the year ended December 31, 2001 to reflect the restatement of our results of operations for 2001 and for the period from October 12, 2000 through December 31, 2000. See
Note 2 in the Notes to our Condensed Consolidated Financial Statements for a summary of the restatement of certain previously issued financial information relating to goodwill and intangible assets.

RESULTS OF OPERATIONS

    NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO THE NINE MONTHS ENDED
     SEPTEMBER 30, 2001

    NET REVENUE

    Total net revenue declined $30.8 million, or 10.8%, to $254.1 million in the first nine months of 2002 from $284.9 million for the comparable period of 2001.

    Net revenue from trade shows and conferences declined $17.1 million, or 10.5%, to $145.4 million for the first nine months of 2002 from $162.5 million in the same period of 2001. This decrease was attributable to declines in our technology sector which continues to suffer from the overall technology market slump; we held three fewer events in our iEB internet group in the U.S., Europe and Brazil; and our fashion sector, which was impacted by the effects of September 11 on our spring MAGIC event along with a difficult apparel retail business environment and by a continuing lagging economy on our Fall MAGIC event. Year-to-date revenue from our MAGIC events declined 10.3% from last year. The fall MAGIC event increased revenue 3.3% over the spring MAGIC event. These declines were partially offset by revenue from our AIIM acquisition. Revenue for the nine months ended September 30, 2002 was also impacted by a shift in the timing of five trade shows held 2001 but not scheduled in the first nine months of 2002. Adjusting nine months 2001 results for this movement, trade show revenue for the first nine months of 2002 declined $24.0 million or 14.2%.

    Net revenue from publications and marketing services declined
$13.7 million, or 11.2%, to $108.7 million for the first nine months of 2002 from $122.4 million in 2001. Advertising pages for the first nine months of 2002 declined approximately 8.1% across our portfolio. The page decline was heavily concentrated in our technology and travel sectors. Advertising pages increased 0.8% across all sectors other than technology and travel. These declines were partially offset by revenue from several product launches in the pharmaceutical and health care sectors and acquisitions in the motor vehicle sector.

    COST OF PRODUCTION AND SELLING

    Cost of production and selling expenses declined $27.2 million, or 16.2%, to $141.1 million for the first nine months of 2002 from $168.3 million for the comparable period of 2001.

    Expenses of trade shows and conferences declined $14.2 million, or 17.6%, to $66.5 million for the first nine months of 2002 from $80.7 million in 2001. This decrease was due to cost savings related to holding fewer events, primarily in our technology sector, including three events in our iEB internet group and aggressive cost management activities affecting direct trade show related costs and staffing. These cost savings were partially offset by increased costs related to our AIIM acquisition, the launch of several events and the shift in the timing of when events take place. During the third quarter we also received an insurance recovery of $2.4 million related to 2001 event interruption losses resulting from the events of September 11. Adjusting nine months 2001 results for movements of events between quarters, trade show and conference expenses in 2002 declined $18.3 million or 21.6%.

    Expenses of publication and marketing services declined $13.1 million, or 14.9%, to $74.6 million in the first nine months of 2002 from $87.7 million in 2001. This decrease was due primarily to savings attributable to our ongoing cost reduction programs and a reduction in paper costs, partially offset by increased costs related to acquired publications in our motor vehicle sector and product launches. Printing and postage pricing remained stable during the period with paper costs declining approximately 15.0% since January 2002 due to excess industry capacity and low demand. We expect paper prices to experience upward pressure over the next 12 months as economic recovery increases global demand.

    FUNDING OF AFFILIATED COMPANY OPERATIONS

    In the first quarter of 2002, management of Advanstar, Inc. began to consider the further consolidation of the activities of Advanstar.com with the Company, or a merger of Advanstar.com into the Company. Consequently, in response to the changing business environment and continuing operating losses of Advanstar.com, the Company recorded a first quarter non-cash charge of $37.2 million related to a provision against the outstanding advances and notes due to the Company from Advanstar.com as of December 31, 2001.

    The Company also began recording the advances and notes issued during 2002 as an operating expense on our condensed consolidated statement of operations, as a reflection of the ongoing nature of the operations of Advanstar.com in support of our operations resulting from the restructuring of the activities of Advanstar.com in 2001. We funded approximately $1.9 million in support of those operations in the first nine months of 2002 compared to approximately
$15.4 million in the first nine months of 2001. This level of support represents a significant reduction in the operating costs of Advanstar.com from those in 2001.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses declined $1.9 million, or 5.6%, to $31.0 million in the first nine months of 2002 from $32.9 million in the comparable period of 2001. This decrease is primarily attributable to our ongoing cost and headcount reduction programs. In response to the decline in revenues throughout 2001 and into 2002, we implemented early and aggressive cost management actions, including staff reductions of approximately 8.6%, reductions in travel and other operating costs, and reorganization of certain support functions and processes.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense decreased $18.7 million to $50.7 million in the first nine months of 2002 from $69.4 million in the first nine months of 2001 primarily due to the adoption in January 2002 of SFAS
No. 142, "Goodwill and Other Intangible Assets", and the effect of the declining balance method of accelerated amortization on our exhibitor and advertiser lists, partially offset by additional amortization related to acquisitions. Upon adoption of SFAS No. 142 we discontinued the amortization of goodwill. Excluding goodwill amortization recorded during the nine months ended September 30, 2001, depreciation and amortization for the nine months ended September 30, 2002 increased $1.6 million.

    INTEREST EXPENSE, NET

    Net interest expense declined $2.9 million, or 6.9%, to $38.8 million in the first nine months of 2002 from $41.7 million in 2001 due to a decrease in our weighted average interest rate, partially offset by the additional indebtedness necessary to fund the DLJ Acquisition in October 2000. In February 2001, we replaced our then outstanding $150.0 million 9.25% senior subordinated notes with $160.0 million 12.00% senior subordinated notes.

    Approximately $165.0 million of our total debt is at a fixed rate through coupon rates on our senior subordinated notes with an additional $150.0 million covered by our interest rate protection agreements. While we do not anticipate a significant change in interest rates in the near term, a 100 basis point increase in interest rates on variable rate debt would have resulted in an increase in interest expense of $2.9 million.

    OTHER INCOME (EXPENSE)

    Other income increased $2.9 million to $4.0 million in the first nine months of 2002 from $1.1 million in 2001. We recognized a non-cash gain of approximately $1.0 million in the first nine months of 2002 related to our foreign currency and interest rate hedging activities. We also recognized a non-cash foreign exchange gain of approximately $2.6 million in 2002 compared to a gain of approximately $0.8 million in 2001.

    PROVISION (BENEFIT) FOR INCOME TAXES

    Advanstar recorded tax benefit of approximately $7.9 million during the nine-month period ended September 30, 2002 compared to a tax benefit of $5.0 million for the same period in 2001. Tax benefit recorded in the first three quarters of 2002 is the result of reducing the 2002 effective tax benefit rate and establishing a valuation allowance against deferred tax assets.

    ADJUSTED EBITDA

    Adjusted EBITDA declined $3.6 million, or 4.3%, to $79.1 million in the first nine months of 2002 from $82.7 million in the first nine months of 2001. The decrease was due primarily to a reduction in revenue and a $1.9 million charge related to current funding of our affiliated dot.com company's operations, partially offset by savings in our corporate overhead structure as part of an on-going cost reduction program and the insurance recovery received during the third quarter of 2002. We continue to aggressively manage and reduce costs in response to declines in revenue in order to sustain our Adjusted EBITDA margins which are 31.1% for the first nine months of 2002 compared to 29.0% for the same period last year. Adjusting first nine months 2001 results for the shift in the timing of trade shows, 2002 Adjusted EBITDA declined by $6.5 million or 7.6%.

    2001 COMPARED TO 2000

    The following discussion compares our results for 2001 to the two months and 20 days ended December 31, 2000 combined with our predecessor's results for the period January 1, 2000 through October 11, 2000.

    REVENUE

    Total revenue decreased $30.5 million, or 8.1%, to $347.0 million in 2001 from $377.5 million in 2000.

    Revenue from trade shows and conferences declined $12.1 million, or 6.1%, to $186.3 million in 2001 from $198.4 million in 2000. Strong performances in our larger first and third quarter events, such as MAGIC and the New York art and beauty shows, our motorcycle shows and our Brazil telecom show, and the acquisition of an e-Learning conference (TechLearn) were partially offset by the impact of the realignment of our East Coast fashion events and the cancellation of several events in Europe and the United States in our call center and IT sectors. In the aftermath of September 11th, we held 18 events as scheduled, rescheduled two events later in 2001 and cancelled a small conference in Paris. Most of our events held after September 11th performed below the prior year due to the lingering impact of the September 11th terrorist attacks and the persistence of the general economic slowdown in the U.S., and will likely continue at least through the first half of 2002.

    Trade publications and related marketing services revenue declined
$18.4 million, or 10.3%, to $160.7 million in 2001 from $179.1 million in 2000. The continued slowdown in the U.S. economy resulted in an 8.8% decrease in advertising pages combined with a 2.8% decrease in revenue per page. This decline in trade publication revenue worsened as the year unfolded, particularly in the Technology, Communications, Travel and Hospitality sectors. Partially offsetting this decline was our acquisition at the end of the first quarter of MOTOR AGE and AUTOMOTIVE BODY REPAIR NEWS.

    COST OF PRODUCTION AND SELLING

    Cost of production and selling expenses decreased $19.9 million, or 8.5%, to $215.2 million in 2001 from $235.1 million in 2000.

    Expenses of trade shows and conferences decreased $12.9 million, or 11.5%, to $99.3 million in 2001 from $112.2 million in 2000. This decrease was primarily due to cost savings associated with cancelled events and ongoing cost reduction programs, partially offset by costs related to our acquisition of TechLearn, discussed above and new product launches.

    Expenses of trade publications and marketing services decreased
$7.0 million, or 5.7%, to $115.9 million in 2001 from $122.9 million in 2000. We have mitigated the effects of the 15% postal rate increase in January 2001 and the costs related to our acquisitions described above through cost savings on our base portfolio related to our ongoing cost reduction program and cost savings related to cancelled publications.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses declined $6.2 million, or 13.1% to $40.4 million in 2001 from $46.6 million in 2000. This decrease was primarily due to staff and compensation reductions as part of our cost reduction efforts in response to the worsening economic situation in 2001. In addition, we incurred sale transaction bonuses in the fourth quarter of 2000 for which there was no corresponding expense in 2001.

    Our results in 2000, were positively impacted by non-cash compensation benefits of approximately $2.5 million recognized due to a decrease in the fair value of the shares underlying the options at the end of the period. We no longer have a variable-feature benefit plan after the acquisition and no longer recognize stock option compensation charges under the plan as currently in effect.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization expense increased $38.9 million to $94.3 million in 2001 from $55.4 million in 2000 primarily due to increased amortization of goodwill and intangible assets related to the Acquisition in October 2000 and the use of an accelerated amortization method for exhibitor and advertiser lists to reflect the pattern of usage of these assets.

    INTEREST EXPENSE

    Net interest expense increased $3.6 million, or 6.9%, to $55.5 million in 2001 from $51.9 million in 2000 due to the additional indebtedness of $51.1 million necessary to fund the Acquisition, partially offset by a 170 basis point decrease in weighted average interest rates as a result of reduced LIBOR impact on our floating rate debt. Also, in February 2001, we replaced our then outstanding $150.0 million 9.25% senior subordinated notes with $160.0 million of the Notes.

    OTHER INCOME (EXPENSE), NET

    Other income in 2001 was $0.8 million, compared to an expense of ($2.2) million in 2000. In 2001, the Company recognized foreign currency gains of approximately $0.5 million and income of approximately $0.4 million related primarily to a non-compete agreement associated with the sale of our Plastics events in 2000. In 2000, the Company recorded a loss of $2.4 million related to the sale of the Plastics events.

    PROVISION FOR INCOME TAXES

    We recorded an income tax benefit of $11.2 million in 2001 compared to a provision of $6.4 million in 2000. This change was primarily due to a decrease in taxable earnings related to reduced operating income more fully described above and increased amortization of intangible assets, partially offset by an increase in nondeductible amortization resulting from the Acquisition and an increase in the valuation allowance principally related to foreign tax jurisdiction net operating losses incurred in 2001.

    EBITDA

    EBITDA decreased $6.1 million, or 6.3%, to $90.2 million in 2001 from $96.3 million in 2000. The decrease was primarily due to a general economic downturn in our publishing segment as more fully discussed above, offset by acquisitions and the effect of our ongoing cost management reduction program.

    2000 COMPARED TO 1999

    The following discussion compares our results for the two months and 20 days ended December 31, 2000 combined with our predecessor's results for the period January 1, 2000 through October 11, 2000, to our predecessor's results in 1999.

    REVENUE

    Revenue increased $49.1 million, or 15.0%, from $328.4 million in December 31, 1999 to $377.5 million in 2000.

    Revenue from our trade shows and conferences increased $37.4 million, or 23.2%, from $161.0 million in 1999 to $198.4 million for the comparable period in 2000. This increase was attributable to:

    - trade shows and conferences acquired in 1999 and 2000, such as Larkin and DMS;

    - new product launches, such as iEB West, InterExpo, Custom Relationship Management New York and Art Expo Florida; and

    - the growth of our existing product portfolio.

    These revenue gains were partially offset by the cancellation or sale of certain trade shows and conferences held in 1999. Revenue for 2000 was also impacted by weaker performance in the fourth quarter of 2000 compared to the fourth quarter of 1999 resulting primarily from declines in our Ease Coast fashion events, due in part to the ongoing market repositioning of these events, and from competitive pressures and certain weather-related events impacting certain European trade shows in our Call Center and Application Technology sectors.

    Revenue from trade publications increased $11.3 million, or 7.6%, from $147.7 million in 1999 to $159.0 million in 2000. The increase in revenue was due primarily to:

    - trade publications acquired in 1999 and 2000, such as SENSORS and INFO 21;

    - new product launches, such as E-LEARNING and WIRELESS ASIA; and

    - the growth in advertising pages on our existing product portfolio.

    These revenue gains were partially offset by the sale or cancellation of certain magazines published in 1999.

    Revenue from our marketing services increased $0.4 million or 2.5% from $19.7 million in 1999 to $20.1 million in 2000. Growth in revenue from list rentals, reprints and classified advertising was primarily responsible for the increase.

    COST OF PRODUCTION AND SELLING

    Cost of production and selling expenses increased $30.0 million, or 14.7%, from $205.1 million in 1999 to $235.1 million in 2000.

    Expenses of trade shows and conferences increased $22.8 million, or 25.4%, from $89.4 million in 1999 to $112.2 million in 2000. This increase was primarily due to increases in operations, promotion and management costs associated with our acquisitions and launches as well as costs attributable to growth in existing events.

    Expenses of trade publications and marketing services increased
$7.2 million, or 6.3%, from $115.7 million in 1999 to $122.9 million in 2000. This increase was primarily attributable to direct costs related to acquisitions and launches as well as normal increases due to growth in revenue.

    GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased $7.0 million, or 17.6%, from $39.6 million in 1999 to $46.6 million in 2000. The increase was primarily due to:

    - the consolidation of our New York metropolitan area offices and office expansion in several locations due to acquisitions and growth;

    - the continued implementation of our market-focused cluster management structure; and

    - increases in central services groups, such as finance and legal administration, in line with our growth in scale and complexity.

In 2000 we recognized a benefit of $2.5 million related to our stock option compensation plan. This represents a decrease in compensation expense of approximately $6.4 million from 1999, resulting from a decrease in the fair value of the shares underlying the options at the end of the period.

    DEPRECIATION AND AMORTIZATION

    Depreciation and amortization increased $2.1 million from $53.3 million in 1999 to $55.4 million in 2000. This increase was due to the full-period depreciation effect of the development and expansion of our information technology infrastructure and increased amortization related to our acquisitions, partially offset by the impact of certain of our intangibles becoming fully amortized in 2000 and the Write-off in 1999 of $4.1 million of intangible assets related to publications and trade shows that were discontinued.

    INTEREST EXPENSE

    Net interest expense increased $12.0 million, or 30.2%, from $39.9 million in 1999 to $51.9 million in 2000 due to the additional indebtedness necessary to fund acquisitions and an aggregate increase in weighted average interest rates of approximately 100 basis points. In July 1999, we obtained an additional $138.0 million in term debt financing that was used to fund the Larkin and other acquisitions during the year.

    PROVISION (BENEFIT) FOR INCOME TAXES

    Provision for income taxes increased $17.8 million from a benefit of $11.4 million in 1999 to a provision of $6.4 million in 2000. This increase was primarily due to an increase in taxable earnings as compared to book earnings. The Acquisition has increased the amount of non-deductible goodwill, impacting our taxable income.

    EBITDA

    EBITDA increased $17.8 million, or 22.7%, from $78.5 million in 1999 to $96.3 million in 2000. The increase was primarily due to revenue growth across our segments, partially offset by increased production, selling and other direct expense, and increased general and administrative expense, as more fully described above.

LIQUIDITY AND CAPITAL RESOURCES

    Since the DLJ Acquisition, our principal sources of liquidity have been cash flow from operations and borrowings under our credit facility and our principal uses of cash have been the debt service requirements of our indebtedness described below, capital expenditures and strategic acquisitions. As of September 30, 2002, we had total indebtedness of $553.1 million and approximately $48.4 million of borrowings available under our revolving credit facility. We repaid $5.0 million on the revolving credit facility during the second quarter of 2002.

    CREDIT FACILITY. The term loan facility under the credit facility consists of a $100.0 million amortizing term loan A maturing April 11, 2007 and a $315.0 million amortizing term loan B maturing October 11, 2008. The credit facility also includes an $80.0 million revolving credit facility. The revolving credit facility will terminate in April 2007. The credit facility may be increased by up to $50.0 million at our request, with the formal prior consent of the lenders or other financial institutions providing the increase. However, there can be no assurance that this consent will be obtained. In February 2001, we repaid $10.8 million of term loan A and $34.2 million of term loan B at the closing of the issuance of our 12.00% Series B senior subordinated notes due 2011(the Replacement Notes).

    Borrowings under the credit facility generally bear interest based on a margin over, at our option, the base rate or the reserve-adjusted London-interbank offered rate (LIBOR). The applicable margin for revolving credit loans and term loan A will vary based upon our ratio of consolidated debt to EBITDA, as defined in the credit facility, and the applicable margin for term loan B is 4.00% over LIBOR and 2.75% over the base rate. Our obligations under the credit facility are guaranteed by Advanstar Holdings Corp., our ultimate parent company, and all our existing and future domestic subsidiaries and are secured by substantially all of the assets of our company and the subsidiary guarantors, including a pledge of the capital stock of all our existing and future domestic subsidiaries, a pledge of no more than 65% of the voting stock of any foreign subsidiary directly owned by our company or any domestic subsidiary, a pledge of all intercompany indebtedness in favor of Advanstar, Inc., our company and our domestic subsidiaries, a pledge of our company's and Advanstar IH, Inc.'s capital stock by our parent company, and a pledge of our parent company's capital stock by Advanstar Holdings Corp. The credit facility contains covenants and events of default that, among other things, limit our ability to incur debt, pay dividends and make investments.

    In March 2002, we sought and obtained an amendment to the Credit Facility which provided for certain revisions to our quarterly financial covenants in 2002 and 2003. As of September 30, 2002 we were in compliance with these financial covenants.

    REPLACEMENT NOTES. The Replacement Notes mature in 2011 and are guaranteed by each of our existing and future domestic restricted subsidiaries. Interest on the Replacement Notes is payable semi-annually in cash. The Replacement Notes contain covenants and events of default that, among other things, limit our ability to incur debt, pay dividends and make investments. As of September 30, 2002, we were in compliance with these covenants.

    PARENT COMPANY NOTES. As part of the financing for the Acquisition, our parent, Advanstar, Inc., issued senior discount notes due October 2011 (the Discount Notes) with a principal amount at maturity of $103.2 million. Concurrently with the closing of the offering of the Replacement Notes, Advanstar, Inc. sold additional senior discount notes due October 2011 with an additional aggregate principal amount at maturity of $68.6 million. These Discount Notes do not require cash interest payments until 2006 and contain covenants and events of default that, among other things, limit the ability of Advanstar, Inc. and its subsidiaries (including the Company) to incur debt, pay dividends and make investments. Neither we nor any of our subsidiaries guaranteed the Discount Notes. Advanstar, Inc., however, is a holding company and its ability to pay interest on these Discount Notes will be dependent upon the receipt of dividends from its subsidiaries, including the Company.

    CONTRACTUAL AND CONTINGENT OBLIGATIONS. Our contractual obligations are set forth below (in millions):

                                                                     PAYMENT DUE BY PERIOD
                                                         ----------------------------------------------
CONTRACTUAL OBLIGATION                                   LESS THAN 1 YEAR   1 TO 3 YEARS   OVER 3 YEARS
----------------------                                   ----------------   ------------   ------------
Indebtedness (excluding interest)......................       $17.0            $53.4          $482.7
Operating leases.......................................         5.8             12.6            12.6
                                                              -----            -----          ------
    Total..............................................       $22.8            $66.0          $495.3
                                                              =====            =====          ======

    Our contingent obligations are primarily composed of $2.6 million of letters of credit and our interest rate and foreign currency derivatives discussed more fully below in Item 3--Qualitative and Quantitative Disclosure About Market Risk

    CAPITAL EXPENDITURES. Capital expenditures in the first nine months of 2002 were approximately $5.7 million compared to $6.9 million in the same period last year. We anticipate that we will spend between $7.0 and $8.0 million on capital expenditures in 2002, primarily for expenditures related to our desktop computers and management information systems. Based on current estimates, management believes that the amount of capital expenditures permitted to be made under the credit facility will be adequate to grow our business according to our business strategy and to maintain the properties and business of our continuing operations.

    ACQUISITIONS AND INVESTMENTS. We have provided funding to Advanstar.com, our affiliate and a subsidiary of Advanstar, Inc., to support its operations. We provided funding of approximately $1.9 million in the first nine months of 2002 and anticipate that we will provide approximately $0.6 million of additional funding in 2002. Our debt instruments limit the total amount we can invest in Advanstar.com. Based on current estimates, we anticipate that we will be able to make these investments within those limitations.

    Our business strategy includes the consummation of strategic acquisitions. In connection with any future acquisitions, we may require additional funding, which may be provided in the form of additional debt or equity financing or a combination thereof. There can be no assurance that any additional financing will be available to us on acceptable terms or in a manner that complies with the restrictive covenants in our debt instruments. Consistent with our longstanding strategy, we continue to pursue potential acquisitions of complementary businesses.

    SOURCE OF FUNDS

    We generally operate with negative working capital, excluding cash and current maturities of long-term debt, due to the impact of deferred revenue from trade shows, which is billed and collected as deposits up to one year in advance of the respective trade show. Consequently, our existing operations are expected to maintain very low or negative working capital balances, excluding cash and current maturities of long-term debt.

    On a relative basis, our revenue reaches its highest levels during the first and third quarters of the year largely due to the timing of the MAGIC trade shows and our other large trade shows and conferences. This seasonality, when combined with the shift in the timing of when events take place from year to year, may have a significant effect on our quarterly working capital.

    We anticipate that our operating cash flow, together with borrowings under the credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service and other obligations as they become due. However, our ability to make scheduled payments of principal, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

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
    Historically, our financing requirements have been funded primarily through cash generated by operating activities and borrowings under our revolving credit facility. From time to time, we have also raised additional funds through sales of common stock, high yield offerings and term borrowings under our credit facility for purposes of completing strategic acquisitions.

    CASH FLOWS FROM OPERATING ACTIVITIES. Net cash provided by operations decreased $2.0 million to $10.7 million in 2002 from $12.7 million in 2001. The decrease was primarily due to reduction in operating results, an increase in cash interest expense of $2.8 million and a reduction in our working capital deficit, partially offset by a reduction in taxes paid of $3.0 million related to a federal tax refund received in 2002.

    CASH FLOWS USED IN INVESTING ACTIVITIES. Net cash used in investing activities declined $16.9 million to $20.0 million in 2002, from $36.9 million in 2001. This decline was principally due to decreased funding of Advanstar.com and reduced capital expenditures as a result of our on-going cost reduction program.

    CASH FLOWS FROM FINANCING ACTIVITIES. Net cash used by financing activities increased $44.0 million to $19.2 million in 2002, from a source of cash of $24.8 million in 2001. This increase was principally due to approximately
$17.0 million of payments on our long-term debt and financing costs related to the amendment to our senior credit agreement during the first quarter of 2002. In 2001 we refinanced the Replacement Notes (as more fully discussed above) and made additional borrowings under our operating line of credit during the first nine months of 2001.

NEW ACCOUNTING PRONOUNCEMENTS

    In August 2001, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. FAS 144 retains and expands upon the fundamental provisions of existing guidance related to the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Generally, the provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company has adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not impact the results of operations or financial position of the Company.

    In May 2002, the FASB issued Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt",and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". SFAS No. 145 amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS No. 145 is generally effective for fiscal years beginning after May 15, 2002. The Company has not adopted SFAS No. 145. The adoption of SFAS No. 145 is not expected to have a significant impact of the results of operations or financial position of the Company, but in accordance with the transition provisions, will result in the Company's fiscal 2001 extraordinary item being reclassified in the statement of operations.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a significant impact of the results of operations or financial position of the Company.

ITEM 3. QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

    We are exposed to various market risks, which is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates. We do not enter into derivatives or other financial instruments for trading or speculative purposes. We enter into financial instruments to manage and reduce the impact of changes in interest rates and foreign currency exchange rates.

    INTEREST RATES. We rely significantly on variable rate and fixed rate debt in our capital structure. At September 30, 2002, we had fixed rate debt of $165.0 million and variable rate debt of $388.6 million. The pre-tax earnings and cash flows impact for the next year resulting from a 100 basis point increase in interest rates on variable rate debt would be a reduction of pre-tax earnings of $2.9 million, holding other variables constant and excluding the impact of our interest rate protection agreements. Under the credit facility, we are required to enter into interest rate protection agreements that have the effect of causing at least half of the outstanding term loan borrowings and notes to be fixed-rate borrowings. We have entered into agreements to cap the interest rate on $150.0 million of borrowings under our credit facility, which would have the effect of reducing the impact of interest rate increases on our earnings and cash flows.

    CURRENCIES. Outside of the United States, we maintain assets and operations in Europe, South America and Asia. The results of operations and financial position of our foreign operations are principally measured in their respective currency and translated into U.S. dollars. As a result, exposure to foreign currency gains and losses exists. The reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the respective foreign currency. Our subsidiaries and affiliates also purchase and sell products and services in various currencies. As a result, we may be exposed to cost increases relative to the local currencies in the markets in which we sell.

    A portion of our assets are based in our foreign locations and are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected in other comprehensive income (loss). Accordingly, our consolidated stockholder's equity will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the respective foreign currency.

    Our strategy for management of currency risk relies primarily upon conducting our operations in a country's respective currency and may, from time to time, involve currency derivatives, primarily forward exchange contracts, to reduce our exposure to currency fluctuations. As of September 30, 2002, there were open foreign exchange derivative contracts to sell with a notional amount totaling $0.7 million and to buy with a notional amount totaling $0.5 million. The estimated fair value of the foreign exchange contracts based upon market quotes was a net liability of approximately $1.0 million. The potential loss in fair value resulting from a hypothetical 10% adverse change in quoted foreign currency exchange rates amounts to an additional loss of approximately $0.2 million. Actual results may differ.

                                    BUSINESS

GENERAL

    We are a leading worldwide provider of integrated, B-to-B, marketing communications products and services for targeted industry sectors, principally through trade shows and conferences and through controlled circulation trade, business and professional magazines. We also provide a broad range of other marketing services products, including classified advertising, direct mail services, reprints, database marketing, directories, guides and reference books.

    We are one of the largest U.S. trade show operators based upon total square footage and number of shows in 2001 and one of the largest U.S. B-to-B trade publishers as measured by advertising pages in 2001. In 2001, most of our trade shows and stand-alone conferences were among the leading events in their respective markets based on square footage. For the twelve months ended September 30, 2002, approximately 80% of our 54 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on number of advertising pages.

    We have approximately 1,200 employees as of September 30, 2002 in 15 U.S offices and 6 international locations in Europe, Latin America and Asia. Our revenues and EBITDA for the year ended December 31, 2001, totaled
$347.0 million and $90.2 million, respectively. Our revenue and Adjusted EBITDA for the nine months ended September 30, 2002, totaled $254.1 million and $79.1 million, respectively.

    Our senior management team has an average of over 18 years of industry experience, and is led by Robert L. Krakoff, our Chairman and Chief Executive Officer, who joined Advanstar in July 1996, and Joseph Loggia, our President and Chief Operating Officer, who joined Advanstar in April 1998. Our senior management team has significant industry experience and an established track record in:

    - Delivering revenue and profit growth;

    - Developing new products;

    - Penetrating new markets; and

    - Integrating 35 acquisitions and joint ventures since 1996.

INDUSTRY OVERVIEW

    B-to-B communications companies provide marketing solutions for specific industry sectors through trade shows and conferences, trade publications, ancillary marketing services and through Internet applications. According to the July 2002 Veronis Suhler Stevenson COMMUNICATIONS INDUSTRY FORECAST, the communications industry was the third fastest growing sector of the U.S. economy from 1996--2001, expanding at a compound annual growth rate, or CAGR, of 6.5%. Total spending on B-to-B communications increased from $17.6 billion to $21.0 billion from 1996 to 2001, which represents a CAGR of 3.6% during that period. According to the Veronis Suhler Stevenson report, total spending on U.S. trade shows and conferences amounted to $8.1 billion in 2001 a decline of 3.2% from 2000, and a CAGR of 3.7% over the period 1996 to 2001. The U.S. B-to-B publishing industry generated $13.0 billion in 2001 according to Veronis Suhler Stevenson, and grew at a CAGR of 3.5% from 1996 to 2001.

    In 2001, the B-to-B marketing and advertising market experienced its most significant downturn since 1990-1991 according to Veronis Suhler Stevenson. Media advertising spending declined significantly as companies reduced their marketing expenditures in response to the economic slowdown. Industry-wide advertising pages, as measured by the Business Information Network, declined 20% in 2001 from 2000 levels and 18.0% in the first nine months of 2002 from 2001 levels. Trade show exhibition space and attendance were less severely impacted by the downturn in the B-to-B marketing and advertising market in the first half of 2001. After the events of September, 11, however, trade show exhibition space and attendance suffered dramatically. As measured by TRADESHOW WEEK, fourth quarter 2001 trade show attendance and number of exhibitors declined approximately 20% and 7%, respectively, from the fourth quarter of 2000. The decline has continued in 2002, as second quarter 2002 net square footage suffered the largest average declines, dropped 6.2% from second quarter 2001 figures. Attendance was down 6.0% over the same period. Excluding IT related events, net square footage declined an average of 4.7% and attendance declined 0.9% versus 2001.

    TRADE SHOWS

    Trade shows have emerged as an important B-to-B sales, marketing and educational medium in the global economy, paralleling its rise in profile among corporate marketers as a highly cost-effective marketing tool. Trade shows provide an opportunity for industry participants to conduct face-to-face selling efforts, transact business and receive product information from exhibits, conferences, workshops and other forums. Trade show attendees include executives, manufacturers and operating management, sales and marketing personnel, industry analysts, middle-level managers and other industry professionals. The economic slowdown in 2001 and the events of September 11 have had a significant short term impact on trade show attendance and exhibitor participation. Concerns over travel and future economic uncertainty have impacted our customers' marketing and travel decisions. We believe that trade show participation and attendance will be driven primarily by the economic recovery of that event's particular industry and our customers' view of general economic developments in the months ahead.

    TRADE PUBLICATIONS

    Trade publications are generally published monthly and provide information about a specific industry or market segment within an industry. Advertisers are attracted to B-to-B print media by the highly targeted and controlled circulation of publications. By focusing on targeted audiences, publishers aim to connect advertisers with key purchasing decision-makers. Controlled distribution assists advertisers in reaching very specific target groups and provides for more efficient use of advertising dollars. The cost efficiency of controlled circulation advertising versus general business advertising or consumer advertising enhances the stability of B-to-B advertising spending during difficult economic conditions. The historical growth in B-to-B publishing has been driven in large part by rising levels of advertising spending and, to a lesser extent, by increasing subscription revenues.

    According to data from American Business Media, the current downturn in marketing and advertising spending has had the most significant impact on the telecommunications, finance and computer sectors. Advertising pages in these sectors declined 50%, 26% and 25%, respectively, in the first nine months of 2002 from 2001 levels. The events of September 11 and the economic downturn in 2001 have also severely impacted publications serving the travel and hospitality sectors resulting in a significant decline in advertising pages for this sector in 2001 from 2000 levels.

INDUSTRY CLUSTERS

    We operate our business by targeting a number of industry sectors in North America, Latin America, Europe and Asia through certain niche markets grouped together in six core clusters. In addition to our six core clusters, we have grouped the industry sectors in which we provide products and services but do not have a significant industry presence into a "Portfolio" cluster. We believe that by focusing on industries, we better serve our customers' B-to-B marketing communications needs. In addition, we believe our industry focus allows us to cross-sell our products and services effectively and to capture a larger share of our customers' marketing budgets. In each of our niche markets, many of the same customers advertise in our publications, exhibit at our trade shows and use our marketing services to reach their buyers. We have expanded our trade show, conference and publication offerings within each cluster through new product introductions and strategic acquisitions, which we believe maximizes our existing marketing and customer service infrastructure and industry expertise. We believe that our total cluster participants, including readers, attendees, conferees, exhibitors, advertisers, and other customers, number approximately three million.

COMPETITIVE STRENGTHS

    We believe that the following factors contribute to our strong competitive position:

MARKET LEADERSHIP

    We have achieved a strong market position within each of our six core industry clusters, primarily as a result of our ability to offer customers in each cluster comprehensive and integrated marketing communications products and services, consisting of significant trade shows and conferences, leading publications and marketing services. In 2002, most of our trade shows and stand-alone conferences were among the leading events in their respective markets based on square footage. For the twelve months ended September 30, 2002, approximately 80% of our 54 magazines and journals for which competitive data is available ranked either #1 or #2 in their respective markets, based on number of advertising pages.

INDUSTRY-FOCUSED INTEGRATED MARKETING

    We employ an integrated, industry-focused marketing approach that enables us to better serve our customers' B-to-B marketing communications needs. We believe this approach facilitates the development of deeper relationships with our customers. For example, our call center group, which is part of the Information Technology & Communications cluster, recently concluded several marketing contracts involving participation in trade shows and advertising in our trade publications.

DIVERSE CUSTOMER BASE

    Our diverse customer base has provided us with stable and diverse sources of revenue and cash flow as well as an established foundation from which to further penetrate existing markets and to develop new markets. We benefit from:

    - A high level of revenue diversification, primarily as a result of our business presence in 19 different industry sectors consisting of over 27,000 advertisers and exhibitors, none of which represented more than 1% of our revenues in 2001;

    - A strong balance of revenue, with approximately 54% of our revenues coming from trade shows, 41% from publishing and 5% from marketing services in 2001; and

    - Modest exposure to currency fluctuations, with approximately 11% of our revenues generated from international markets in 2001.

    - In addition, our customer diversity helps to mitigate our exposure to downturns in particular industries or geographic markets.

ATTRACTIVE EBITDA MARGINS AND MODEST ONGOING CAPITAL EXPENDITURE REQUIREMENTS

    Our operating strategy has allowed us to produce attractive EBITDA margins while incurring modest ongoing capital expenditure requirements. Our low ongoing capital expenditure requirements are a result, in part, of our outsourcing of the printing of trade publications and the physical operation of trade shows. Our EBITDA margin was 26.0% in the year ended December 31, 2001. In the same period, our capital expenditures totaled $7.9 million or 2.3% of total revenues.

EXPERIENCED AND MOTIVATED MANAGEMENT TEAM

    Our senior management team has an average of over 18 years of industry experience, and is led by Robert L. Krakoff, our Chairman and Chief Executive Officer, who joined Advanstar in July 1996, and Joseph Loggia, our President and Chief Operating Officer, who joined Advanstar in April 1998. Our senior management team has significant industry experience and an established track record in:

    - Delivering revenue and profit growth;

    - Developing new products;

    - Penetrating new markets; and

    - Integrating 35 acquisitions and joint ventures since 1996.

BUSINESS STRATEGY

    Our objective is to increase profitability by solidifying our position as a leading provider of comprehensive one stop B-to-B marketing communications products and services. In order to achieve this objective, we operate our business based on the following strategies:

    OPERATE LEADING TRADE SHOWS AND PUBLISH LEADING MAGAZINES IN ATTRACTIVE
     NICHE MARKETS

    We focus on owning and managing businesses that are the leading sources of information for businesses and professionals in specific niches. We believe that our leading trade shows and trade publications serve as unique forums for B-to-B communications and provide substantial value to industry participants. Niche markets are often attractive publishing and trade show opportunities because of the difficulty in reaching industry leaders through general interest publications or broad based expositions. Of our 54 magazines and journals for which competitive data is available, approximately 80% ranked either #1 or #2 in their respective niche markets in the twelve months ended September 30, 2002. Many of our trade shows and conferences also were among the leading events in their respective markets based upon total square footage.

    UTILIZE INDUSTRY CLUSTER STRATEGY TO DRIVE GROWTH

    We organize our business based on the markets served. This structure allows us to provide expertise across all media products within a market and to respond effectively to the market needs of buyers and sellers however they may choose to go to market to reach their customers. We are able to address evolving market needs through multiple means, including:

    - adaptation of existing trade shows and magazines to reflect industry trends and attract new categories of buyers and sellers;

    - development of new product extensions based on interaction with key members of the buying and selling community;

    - identification and introduction of international extensions of successful U.S.-based products; and

    - identification of fill-in acquisition and joint venture opportunities based on continuing interaction within the market.

    MAXIMIZE SHARE OF CUSTOMERS' TOTAL MARKETING EXPENDITURES

    We seek to create cross-selling opportunities across existing as well as newly-launched or acquired products and services and, as a result of such efforts, seek to maximize our share of each customer's total marketing budget. We offer customers a range of communications methods to attain their specific B-to-B marketing goals. For example, customers can choose to benefit from face-to-face meetings at trade shows and conferences, achieve cost effective advertising through controlled circulation trade publications and diversify and expand revenues through customized marketing services, including Internet advertising and education based programs through web sites owned and operated by our affiliate, Advanstar.com.

    LAUNCH NEW PRODUCTS AND SERVICES WITHIN EXISTING CLUSTERS

    We have successfully developed new products within existing industry clusters and will continue to make strategic new product introductions. We launched 3 magazine and 5 trade shows in existing industry sectors to fill-in our existing product portfolio since January 1, 2001. Our launches are generally line extensions or regional expansions of existing product concepts, and, as a result, such project launches generally require less capital investment and are less risky than major new product introductions.

    IDENTIFY AND CONSUMMATE STRATEGIC ACQUISITIONS

    As we expand further into our existing industry sectors, we explore strategic acquisitions and joint ventures designed to maintain and achieve market leading positions in particular niche markets. In addition, we also build on our existing international infrastructure to make strategic international acquisitions and enter into joint ventures with local operating partners. We believe we enhance the value of acquired businesses by (1) integrating acquisitions and joint ventures into our efficient infrastructure, (2) applying our industry experience and (3) cross-selling new products and services to increase our visibility in a given market. From May 31, 1996 to September 30, 2002, we completed 35 acquisitions and joint ventures. In 2001 and the nine months ended September 30, 2002 we completed seven acquisitions and joint ventures in the automotive, licensing, call center and e-learning markets. Consistent with our strategy since 1996, we are engaged in ongoing evaluations of potential acquisitions of complementary businesses.

PRODUCTS AND SERVICES

    We offer our customers a comprehensive array of B-to-B communications products and services to reach their existing and prospective buyers on a cost-effective basis. Our traditional product offerings are trade shows and conferences, trade publications, and marketing services.

    TRADE SHOWS AND CONFERENCES

    We are one of the largest trade show operator in the United States based on total square footage and number of shows in 2001. As of September 30, 2002, we owned and managed 65 trade shows and 9 standalone conferences for business, professional and consumer audiences worldwide, most of which were among the leading events in their respective markets based on square footage. Six of our largest trade shows are listed in the April, 2002 issue of TRADESHOW WEEK 200's list of top 200 trade shows as measured by total square footage--MAGIC Spring, MAGIC Fall, Dealer News International Powersports Dealer Expo, AIIM Conference and Expo, Licensing International and Art Expo New York. Additionally, we own Telexpo, the largest telecommunications trade show in Latin America. Collectively, these seven trade shows represented 2.7 million of the
5.1 million total square footage of all our trade shows for the twelve months ended September 30, 2002.

    Our trade show revenue is derived primarily from the sale of trade show floor space to exhibitors, show-specific advertising, sponsorships and conferences. Trade show revenue accounted for approximately 49%, 53% and 54% of our revenue in 1999, 2000 and 2001, and approximately 57% and 57% of revenue in each of the nine month periods ended September 30, 2001 and 2002, respectively.

    Trade shows are a long-established means of community building, bringing buyers and sellers in one particular industry or business face-to-face, in a single forum. In addition, as new products and services proliferate, both suppliers and their customers need efficient forums to interact and transact business with one another. Events often include an extensive conference program, which provides a forum for the exchange and dissemination of information relevant to the particular event's focus. A conference linked to a trade show plays a strategic role in trade show development because it represents the unique editorial content for an event, and it can be used to build new segments, raise the profile of particular segments or technologies and drive attendance at the underlying trade show. In addition, each event typically has one or more keynote speakers drawn from notable industry leaders.

    The advantages of trade shows to exhibitors and attendees are summarized below:

ADVANTAGES TO EXHIBITOR                    ADVANTAGES TO ATTENDEE
-----------------------------------------  -----------------------------------------
- conduct sales more efficiently than in   - receive overview of market and emerging
  the field;                                 trends;
- position product and company in target   - network with industry executives;
  industry;                                identify and work with new vendors; and
- communicate vision;                      - source new products.
- service existing customers;
- open new accounts; and
- introduce new products.

    TRADE PUBLICATIONS

    We are the fourth largest B-to-B trade publishers in the United States as measured by advertising pages in 2001. As of September 30, 2002, we published 67 specialized business magazines and professional journals and 36 directories and other publications. Of our 54 magazines and journals for which competitive data is available, approximately 80% ranked either #1 or #2 in their respective markets, based on the number of advertising pages in the twelve months ended September 30, 2002.

    Trade publications revenue accounted for approximately 45%, 42% and 41% of our total revenue in 1999, 2000 and 2001, and approximately 38% and 38% of revenue in each of the nine month periods ended September 30, 2001 and 2002, respectively. Our largest publications include TRAVEL AGENT, PHARMACEUTICAL TECHNOLOGY, PHARMACEUTICAL EXECUTIVE, DEALERNEWS and AMERICAN SALON, which collectively represented 29% of total advertising pages of all our publications for the twelve months ended September 30, 2002.

    By offering our advertisers access to a targeted and industry-specific customer base, we believe that we are able to sell advertising space in our publications at a rate per customer that is higher than the average rate charged by publications aimed at more general audiences. We believe that our targeted circulation lists for our U.S. and international publications provide our advertising customers with a cost-effective method of reaching their target market's decision-makers. Our publications are generally distributed free-of-charge to qualified professional recipients and generate revenues predominantly from the sale of advertising. We seek to increase advertising revenues by introducing existing advertisers to new titles, by attracting new advertisers who target our readership and by developing new reader and advertising categories.

    The advantages of trade publications to advertisers and readers are summarized below:

ADVANTAGES TO ADVERTISER                   ADVANTAGES TO READER
-----------------------------------------  -----------------------------------------
- cost effective;                          - relevant, industry specific
                                             information;
- highly targeted audience of qualified    - promotion of industry stewardship; keep
  readers;                                 up with peers in the industry; and
- focused medium; attractive means to      - interactive follow-up system in print
  introduce new products; and              and/or electronically.
- audited, controlled circulation.

    MARKETING SERVICES

    Within each industry cluster, we provide a comprehensive set of marketing communications products, services and support geared to the particular industry's marketing and customer needs. These services include direct mail and database marketing programs, reprint services, reference books and other services to facilitate our clients' B-to-B marketing and communications programs. These services are incremental to trade shows and publications and allow our customers to fill in their marketing plans.

    Marketing services are centrally managed, rather than being organized by cluster. Thus, our cluster executives are able to dedicate their activities to high value sales. In addition, our central telesales and product management provides professional skills to these specialized product offerings. Marketing services revenue accounted for approximately 6%, 5% and 5% of our total revenue in 1999, 2000 and 2001, and approximately 5% and 5% of revenue in each of the nine months ended September 30, 2001 and 2002, respectively.

    INTERNET

    We work with our affiliate, Advanstar.com, a subsidiary of our parent but not an obligor of the notes, to use Internet based products and services to compliment our delivery of trade show, publishing and marketing services products to our customers. We also use the Internet as a cost-effective method of developing qualifying magazine circulation and to register trade show and conference attendees. See "Certain Relationships and Related Party TransactionsRelationship with Advanstar.com."

INDUSTRY CLUSTERS

    The following is a summary of our products and services by industry cluster.

    FASHION & APPAREL

    Our Fashion & Apparel cluster serves the men's, women's, children's, and fabrics industries. In the twelve months ended September 30, 2002, we operated in these industry sectors through 15 trade shows. Three trade shows held concurrently in Las Vegas twice annually constitute the foundation of our apparel market position:

    - MAGIC, the world's largest and most widely recognized trade show for the men's apparel industry;

    - WWDMAGIC, the largest women's apparel trade show in the United States; and

    - MAGICKids, the second largest children's apparel show in the United
      States.

    The following table sets forth information relating to trade shows in our Fashion & Apparel cluster in the twelve months ended September 30, 2002. We currently have no publications in this cluster:

                            FASHION & APPAREL EVENTS

                                                                       EVENTS(1)
                                                             -----------------------------
SECTOR                                                        NUMBER    NET SQUARE FOOTAGE
------                                                       --------   ------------------
Men's (includes Edge)......................................     4            1,224,723
Women's....................................................     5              727,957
Kids.......................................................     2              101,690
Fabric.....................................................     4               63,710

------------------------

(1) Excludes conferences.

    INFORMATION TECHNOLOGY & COMMUNICATIONS

    Our Information Technology & Communications cluster serves the information technology, telecommunications and call center industries. In the twelve months ended September 30, 2002, we operated in these industry sectors through 14 trade shows and 12 publications. We are a very specialized niche company in the information technology market with focused events in digital printing and digital media. We maintain a significant presence in the telecommunications sector which, while currently depressed, remains an important targeted market. We have a strong worldwide presence in trade shows and magazines serving the telecommunications industry. We are also a leader in the market for teleconferencing, web-based collaboration and e-learning. Finally, our CRM/Call Center properties serve a robust and growing call center market in which we are a leading player:

    Key trade shows, conferences and publications include:

    - On Demand Digital Printing & Publishing Conference and Expo, the second largest trade show and conference for the digital print and publishing market;

    - the Collaborate and e-Learning shows, trade shows in the United States for the video conferencing and long distance e-learning markets, and the related E-LEARNING magazines.

    - Incoming Call Center Management Conference & Exhibition, the #1 U.S. trade show and conference for call center managers, and Call Center
      Conference & Exhibition, large U.S. trade show and conference for technology in the call center market;

    - Telexpo, the #1 telecom trade show and conference in Latin America, held annually in March in Sao Paolo with over 40,000 attendees and 390 exhibitors; and

    - a global grouping of leading telecom magazines, including AMERICA'S NETWORK, TELECOM ASIA, WIRELESS ASIA, RNT(Brazil) and TPLA (Latin America).

    The following table sets forth information relating to trade shows and magazines in our Information Technology & Communications cluster in the twelve months ended September 30, 2002:

          INFORMATION TECHNOLOGY & COMMUNICATIONS EVENTS AND MAGAZINES

                                                 EVENTS(1)                       MAGAZINES
                                           ---------------------   --------------------------------------
                                                                                            NUMBER OF
                                                      NET SQUARE                         MAGAZINES RANKED
SECTOR                                      NUMBER     FOOTAGE      NUMBER    AD PAGES     #1 OR #2(2)
------                                     --------   ----------   --------   --------   ----------------
Information Technology...................     5         244,696       3          700          2 of 2
Telecommunications.......................     1         296,374       5        1,118          4 of 4
CRM/Call Center..........................     5         167,577       2          214          0 of 1
Collaborative/e-learning.................     3          85,880       2          213          0 of 1

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    SPECIALTY RETAIL

    We served the Specialty Retail sector through 24 trade shows and 16 publications in the twelve months ending September 30, 2002. This cluster includes the art, beauty, entertainment/marketing and motor vehicles sectors.

    Key trade shows and publications include:

    - Artexpo New York, the largest mid-market art trade show in the United States, and ART BUSINESS NEWS, a leading publication for gallery and framing professionals;

    - IBS New York, the largest trade show and educational event on the East Coast for the beauty salon market, and AMERICAN SALON, the #2 publication for the professional beauty and hair care industry;

    - Licensing International, the largest trade show worldwide for the merchandise licensing industry, and LICENSE!, the #1 publication for the licensing industry; and

    - Dealernews International Powersports Dealer Expo, the largest aftermarket accessories trade show in the United States targeted at powersports dealers, the 14 city tour of consumer International Motorcycle shows and DEALERNEWS, the #1 magazine targeted at retailers in the powersports marketmotorcycles, snowmobiles and personal watercraft.

    The following table sets forth information relating to trade shows and magazines in our Specialty Retail cluster in the twelve months ended September 30, 2002:

                     SPECIALTY RETAIL EVENTS AND MAGAZINES

                                                 EVENTS(1)                       MAGAZINES
                                           ---------------------   --------------------------------------
                                                                                            NUMBER OF
                                                      NET SQUARE                         MAGAZINES RANKED
SECTOR                                      NUMBER     FOOTAGE      NUMBER    AD PAGES     #1 OR #2(2)
------                                     --------   ----------   --------   --------   ----------------
Art......................................      2        162,114       2          960          0 of 1
Beauty...................................      1        122,422       2        1,676          1 of 2
Entertainment/Marketing..................      6        252,951       3        1,436          2 of 2
Motor Vehicle............................     15      1,128,203       9        3,154          4 of 4

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    HEALTHCARE, SCIENCE & PHARMACEUTICALS

    Our Healthcare, Science & Pharmaceuticals cluster provided marketing products and services to these three related sectors with 7 trade shows and 20 publications in the twelve months ended September 30, 2002. We serve the healthcare sector in both primary and specialized care areas, such as geriatrics, dermatology, ophthalmology and veterinary medicine; the science sector in areas such as spectroscopy and liquid and gas chromatography; and the pharmaceutical sector in areas such as research and development, manufacturing, testing and marketing.

    Key trade shows, conferences and publications include:

    - PHARMACEUTICAL TECHNOLOGY, the #1 publication targeted at pharmaceutical scientists, engineers and operation managers, and PHARMACEUTICAL EXECUTIVE, the #1 magazine for pharmaceutical company product managers and marketing professionals;

    - LCGC AND LCGC EUROPE, the #1 magazines in the United States and Europe in liquid and gas chromatography;

    - GERIATRICS, the #2 magazine for the geriatrics segment of the primary care market, FORMULARY, the #1 magazine for the drug selection market and DVM, THE NEWS MAGAZINE OF VETERINARY MEDICINE, the #1 magazine for veterinarians; and

    - Abilities Expos, the largest consumer-oriented events targeting individuals with disabilities.

    The following table sets forth information relating to trade shows and magazines in our Healthcare, Science & Pharmaceuticals cluster in the twelve months ended September 30, 2002:

           HEALTHCARE, SCIENCE & PHARMACEUTICALS EVENTS AND MAGAZINES

                                                 EVENTS(1)                       MAGAZINES
                                           ---------------------   --------------------------------------
                                                                                            NUMBER OF
                                                      NET SQUARE                         MAGAZINES RANKED
SECTOR                                      NUMBER     FOOTAGE      NUMBER    AD PAGES     #1 OR #2(2)
------                                     --------   ----------   --------   --------   ----------------
Healthcare...............................      6        145,400       9        3,293          5 of 9
Science..................................      1         15,279       6        2,055          4 of 5
Pharmaceuticals..........................     --            N/A       5        3,751          5 of 5

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    TRAVEL & HOSPITALITY

    We serve the travel and hospitality sector through one trade show and five publications in 2001. Our publications for the travel and hospitality sector provide a strong foundation to launch related trade shows and services as well as to develop custom-publishing products.

    Selected publications include:

    - TRAVEL AGENT, the second largest non-computer U.S. trade magazine and #1 trade periodical for the travel industry;

    - HOTEL & MOTEL MANAGEMENT, the #1 publication for the hospitality management market; and

    - PREMIER HOTELS AND RESORTS, a leading directory of 4 and 5 star hotel and resort properties.

    The following table sets forth information relating to trade shows and magazines in our Travel & Hospitality cluster in the twelve months ended September 30, 2002:

                   TRAVEL & HOSPITALITY EVENTS AND MAGAZINES

                                                 EVENTS(1)                       MAGAZINES
                                           ---------------------   --------------------------------------
                                                                                            NUMBER OF
                                                      NET SQUARE                         MAGAZINES RANKED
SECTOR                                      NUMBER     FOOTAGE      NUMBER    AD PAGES     #1 OR #2(2)
------                                     --------   ----------   --------   --------   ----------------
Travel...................................      1         34,150        4       4,985          2 of 2
Hospitality..............................     --             NA        1         905          1 of 1

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    MANUFACTURING & PROCESSING

    Our Manufacturing & Processing cluster serves the application technology and OEM/processing sectors. In the twelve months ended September 30, 2002, we delivered our B-to-B marketing communications products and services to our customers in these industries through 4 trade shows and 6 publications. In applied technology, we focus:

    - on the automatic data capture, identification and tracking systems market, including bar coding, magnetic stripe, smart cards, biometrics and the associated systems,

    - the geospatial market, including global positioning systems and geographic information systems and sensors technology.

    For the OEM and processing sector, we offer trade shows, conferences and publications focused on equipment, materials and intermediate products used in the manufacturing and processing of a wide range of products.

    Key trade shows, conferences and publications include:

    - Frontline Solutions and Frontline Solutions Europe, the #1 U.S. and European trade show and conference, respectively, for the automatic data capture, identification and tracking systems market, and FRONTLINE SOLUTIONS magazine, the #2 publication in the United States and #1 publication in Europe for the automatic data capture, identification and tracking systems market; and

    - SENSORS, the #1 U.S. magazine for engineers in the expanding use of sensors in industrial and consumer products, and Sensors Expos, the leading trade show serving the sensors market.

    The following table sets forth information relating to trade shows and magazines in our Manufacturing & Processing cluster in the twelve months ended September 30, 2002:

                MANUFACTURING & PROCESSING EVENTS AND MAGAZINES

                                                 EVENTS(1)                       MAGAZINES
                                           ---------------------   --------------------------------------
                                                                                            NUMBER OF
                                                      NET SQUARE                         MAGAZINES RANKED
SECTOR                                      NUMBER     FOOTAGE      NUMBER    AD PAGES     #1 OR #2(2)
------                                     --------   ----------   --------   --------   ----------------
Applications Technology..................     2         219,808       4        1,248          4 of 4
OEM / Processing.........................     2          75,000       2          925          2 of 2

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    PORTFOLIO

    We group the balance of our products and services into a Portfolio cluster. The Portfolio cluster addresses large and attractive market sectors in which we provide selected products and services but do not have a significant presence. Markets currently served include energy, landscaping/pest control, paper and roofing sectors. In the twelve months ended September 30, 2002, we delivered our B-to-B marketing communications products and services to our customers in these industry sectors through 8 publications.

    The following table sets forth information relating to trade shows and magazines in our Portfolio cluster in the twelve months ended September 30, 2002. We currently have no trade shows in this cluster.

                         PORTFOLIO EVENTS AND MAGAZINES

                                                                           MAGAZINES
                                                             --------------------------------------
                                                                                      NUMBER OF
                                                                                   MAGAZINES RANKED
SECTOR                                                        NUMBER    AD PAGES     #1 OR #2(2)
------                                                       --------   --------   ----------------
Energy.....................................................      1         361          1 of 1
Landscape/Pest Control.....................................      3       1,615          3 of 3
Paper......................................................      2         890          2 of 2
Post production............................................      1         514          0 of 1
Roofing....................................................      1         322          0 of 1

------------------------

(1) Excludes conferences.

(2) Ranking based only on measured magazines for the twelve months ended September 30, 2002.

    TRADE SHOWS

    The sales cycle for a future trade show typically begins shortly before the current show. Pricing information, preliminary floor plans and exhibitor promotion for the future show are mailed in advance of the current show so that selling for the future show can begin at the current show. Typically, this "upfront" selling includes floor space reservations with exhibitors executing a contract and making deposits for the future show. At many of our trade shows, a commitment for a large portion of exhibit space for the next event is reserved by the end of the current event. The sales cycle continues with selling to new exhibitors and collecting the balance of payments due. In general, we require exhibitor payments in full prior to a trade show as a condition to participation.

    In addition to the sale of exhibit space, we market to exhibitors a wide range of promotional opportunities to raise their visibility at an event. These opportunities include directory and preview advertising, banners, sponsorships of various functions and a wide variety of other products or services. We also produce related conferences and workshops, which represent the editorial content for an event and play a crucial strategic role in trade show development. Conferences, workshops and other ancillary forums all stimulate interest in the industry and drive attendance at the trade show. While show attendance is typically free for qualified attendees, participation in conferences at these shows can be a significant revenue source.

    Event promotion is undertaken through direct mail, using both in-house, exhibitor-provided and rented lists of pre-qualified industry participants. In those industry sectors for which we also have complementary publications, our publications play a key role in event promotion by providing lists from circulation files and editorial coverage for the upcoming show. Other industry magazines may also be involved, as the goal of any event is to represent the entire industry or market. The "show issue" of an industry magazine for a related event is often the biggest issue of the year, as the advertisers want to reinforce their show presence.

    In operating trade shows and conferences, we function in a capacity similar to a general contractor. Through our central trade show and conference operations, we select and manage venues, hotels, and vendors for decorating, registration, travel and housing, audio-visual services and other services. In many cases, venue and hotel reservations are made several years in advance, particularly for primary markets such as New York, Chicago, Las Vegas, Los Angeles and San Francisco. While the production of a show may involve hundreds of workers, most workers are employees of our subcontractor vendors. We employ very few of the workers on-site.

    TRADE PUBLICATIONS

    We have established an efficient publishing infrastructure in the United States and Europe. Our publications generally follow the controlled circulation model and are distributed free-of-charge to qualified recipients. We build readership and maintain the quality and quantity of our circulation based on delivering high quality, professional coverage of relevant industry information. Because we offer our advertisers access to a highly- targeted, industry-specific subscriber base with potential buying influence, our advertisers place their ads in our publications to reach their customers. Most of our magazines are published monthly, although some titles are published weekly or semi-monthly.

    We attract readership and improve the effectiveness of our advertising by maintaining and continuously improving the quality of the editorial content of our publications. Recipients of our publications are targeted through market research designed to determine the market coverage and purchasing authority desired by prospective advertisers. Based on existing and acquired mail lists, the targeted recipient is then solicited through promotions offering free subscriptions to the relevant publications. High-quality circulation is achieved when a high percentage of the circulation list is recently qualified, within one or two years, and the publication is delivered at the direct request of the recipient. Recipients are qualified and requalified on a regular basis through direct mail qualification cards included in the publication and the Internet.

    Our advertising sales and editorial functions are dispersed throughout North America, Asia, Europe and Brazil. Advertising sales are predominantly conducted by our dedicated sales force. Editorial content for our publications is primarily staff-written, with some editorial contribution by freelance writers and industry or professional participants in selected markets.

    Our advertising materials and editorial content are integrated in our Duluth, Minnesota and Chester, England production facilities, where layout, ad insertion and output to film is completed. All printing is outsourced to vendors in various regions, but printing contracts are negotiated and managed centrally. We purchase paper centrally through a relationship with one of the industry's largest paper brokers. Paper is shipped directly from the mills to the printers at our request. We maintain our own central U.S. fulfillment operation in Duluth to generate mailing labels and mailing instructions for the printers. Our production workforce is highly experienced and is based in relatively low-cost locations in Duluth and Chester.

INTERNET

    Our affiliate, Advanstar.com uses Internet based products and services to compliment our delivery of trade show, publishing and marketing services products to our customers. We also use the Internet as a cost-effective method of developing qualifying magazine circulation and to register trade show and conference attendees.

DIVERSE CUSTOMER BASE

    Our customer base has provided us with stable and diverse sources of revenue and cash flow as well as an established foundation from which to further penetrate existing markets and to develop new markets. We benefit from:

    - A high level of revenue diversification, primarily as a result of our business presence in 19 different industry sectors consisting of over 27,000 advertisers and exhibitors, none of which represented more than 1% of our revenues in 2001. This industry diversity helps to mitigate our exposure to economic volatility in particular industries or geographic markets;

    - A strong balance of revenue, with 54% of our revenues coming from trade shows, 41% from publishing and 5% from marketing services in 2001; and

    - Modest exposure to currency fluctuations with approximately 11% of our revenues generated from international markets in 2001.

COMPETITION

    The markets for our products and services are intensely competitive. The competition is highly fragmented by product and/or service offering and by geography. On a global level, larger international firms operate in many geographic markets and have broad product offerings in trade shows, conferences, publications and marketing services. In several industries, such as information technology and healthcare, we compete with large firms with a single-industry focus. Many of these large international and single-industry firms are better capitalized than we are and have substantially greater financial and other resources than we have.

    Within each particular industry sector, we also compete with a large number of small to medium-sized firms. While most small to medium-sized firms operate in a single geographic market, in some cases, our competitors operate in several geographic markets. In the trade show and conference segment, we compete with trade associations and, in several international markets, with exposition hall owners and operators. Trade show and conference competition in each market and country occurs on many levels. The venues and dates of trade shows drive competition. Historically, successful shows have been held at desirable locations and on desirable dates. Given the availability of alternative venues and the ability to define events for particular market segments, the range of competition for exhibitor dollars, sponsorships, attendees and conferees is extensive. In the publications segment, we typically have between two and five direct competitors which target the same industry sector and many indirect competitors which define industry segments differently than we do and thus may be alternatives for either readers or advertisers.

INTELLECTUAL PROPERTY

    We have developed strong brand awareness for our principal products and services. Accordingly, we consider our trademarks, service marks, copyrights, trade secrets and similar intellectual property important to our success, and we rely on trademark, service mark, copyright and trade secret laws, as well as licensing and confidentiality agreements, to protect our intellectual property rights. We generally register our material trademarks and service marks in the United States and in certain other key countries in which these trademarks and service marks are used. Trademarks and service marks registered in the United States typically require periodic renewals, and we typically obtain these renewals as a routine matter so long as the applicable trademark and service marks are in use. Effective trademark, service mark and trade secret protection may not be available in every country in which our products and services are available.

PROPERTIES

    We have executive, marketing, sales and editorial offices in several cities in the United States, including Boston; Cleveland; Edison, New Jersey; Eugene, Oregon; Milford, Connecticut; New York City; Santa Ana, California; and Woodland Hills, California. In addition, we have offices in Sao Paulo, Brazil; Hong Kong, China; Paris, France; Essen, Germany; and Chester and London, United Kingdom. Our finance, trade show registration, call center, circulation, fulfillment, production and other necessary operational support facilities in the United States are located in Duluth, Minnesota.

    We generally lease our offices from third parties. However, we own our operations offices in Duluth and Cleveland, although we have granted mortgages on these properties to the lenders under our credit facility. We believe that our properties are in good operating condition and that suitable additional or alternative space will be available on commercially reasonable terms for future expansion.

ENVIRONMENTAL MATTERS

    We are subject to various foreign, federal, state and local environmental protection and health and safety laws and regulations, and accordingly, we incur some costs to comply with those laws. We own or lease real property, and some environmental laws hold current or previous owners or operators of businesses and real property liable for contamination on that property, even if they did not know of and were not responsible for the contamination. Although we do not currently anticipate that the costs of complying with environmental laws will materially adversely affect us, we cannot ensure that we will not incur material costs or liabilities in the future, due to the discovery of new facts or conditions, releases of hazardous materials, or a change in environmental laws.

EMPLOYEES

    As of September 30, 2002, we had approximately 1,200 full-time equivalent employees. Of these, approximately 150 employees were located in Europe, Brazil and Asia with the balance based in the United States. None of our U.S. employees are represented by a labor union. We consider our relationships with our employees to be good.

LEGAL PROCEEDINGS

    We are not a party to any legal proceedings other than ordinary course, routine litigation which is not material to our business, financial condition or results of operations.

                                   MANAGEMENT

    The following table sets forth the name, age and position of each of our executive officers, directors and other key employees.

NAME                                             AGE                      POSITION
----                                           --------   ----------------------------------------
Robert L. Krakoff............................     67      Chairman of the Board and Chief
                                                          Executive Officer
James M. Alic................................     59      Vice Chairman, Vice President and
                                                          Director
Joseph Loggia................................     43      President and Chief Operating Officer
David W. Montgomery..........................     45      Vice President-Finance, Chief Financial
                                                          Officer and Secretary
Eric I. Lisman...............................     45      Executive Vice President and General
                                                          Counsel
Alexander S. DeBarr..........................     42      Executive Vice President
Daniel M. Phillips...........................     40      Executive Vice President
Scott E. Pierce..............................     43      Executive Vice President
OhSang Kwon..................................     33      Director
James A. Quella..............................     51      Director
David M. Wittels.............................     37      Director
Douglas B. Fox...............................     55      Director

    EXECUTIVE OFFICERS

    ROBERT L. KRAKOFF has served as our Chairman and Chief Executive Officer since he joined Advanstar in July 1996. From January 1993 to June 1996, he was the Chairman and Chief Executive Officer of Reed Publishing USA, a division of Reed Elsevier Inc. which included Cahners Publishing Company, a trade publications business, and Reed Exhibition Companies, an exposition and conference business. From January 1993 to June 1996, he was also a member of the board of directors of Reed Elsevier PLC.

    JAMES M. ALIC has served as our Vice Chairman and Vice President since he joined Advanstar in July 1996. From June 1995 to June 1996, he was Vice President and Controller of IBM Corporation, a computer hardware and software manufacturer. From September 1994 to May 1995, he was Chairman of Reed Exhibition Companies. From August 1991 to August 1994, he was President of Reed Exhibitions North America.

    JOSEPH LOGGIA was named as President and Chief Operating Officer in
June 2001. Prior to that, he had served as MAGIC's President and Chief Executive Officer since May 1997, President from August 1996 and Chief Operating Officer beginning in 1995. From January 1993 to August 1996, he was Chief Financial Officer of MAGIC. Prior to joining MAGIC, Mr. Loggia, who is a certified public accountant, was a manager at the accounting firm of Coopers & Lybrand responsible for Fraud & Financial Investigations.

    DAVID W. MONTGOMERY has served as our Vice President-Finance and Chief Financial Officer since January 1994. From July 1989 to December 1993, he was our Director of Corporate Finance. In July 1992, he became our Secretary. From January 1981 to June 1989, he was a practicing CPA with McGladrey & Pullen in Minneapolis, St. Paul, Minnesota.

    ERIC I. LISMAN has served as our Executive Vice President and General Counsel since September 1998. From November 1997 to August 1998, he engaged in a private legal practice. From August 1996 to July 1997, he was a Senior Vice President and General Counsel of Cahners Publishing Company. From July 1993 to July 1996, he was a Vice President and General Counsel of Reed Publishing USA.

    KEY EMPLOYEES

    ALEXANDER S. DEBARR has served as our Executive Vice President since June 1997 and is responsible for the art, beauty, and motor vehicle sectors. From February 1995 to May 1997, he was a Group Vice President of Advanstar. Mr. DeBarr also served as a Group Publisher of Advanstar from February 1993 until January 1995.

    DANIEL M. PHILLIPS currently serves as Executive Vice President of Advanstar Technology Communities. He was previously Vice President and General Manager of Advanstar's Technology groups. Mr. Phillips joined Advanstar in 1996 as a group publisher of America's Network, Telecom Asia and Communicationes magazines, and in 1998 was promoted to Vice President and General Manager. Prior to joining Advanstar, Mr. Phillips was responsible for publications for EMAP (U.K.) in the area of telecommunications.

    SCOTT E. PIERCE currently serves as Executive Vice President of Advanstar Travel & Hospitality group. In addition, he also has senior management responsibility for a number of vertical industry businesses within Advanstar, including Pharmaceutical & Science group, Licensing group, and the Art and Beauty groups. Mr. Pierce joined Advanstar in 1997 as a group publisher of the Travel & Hospitality group.

    DIRECTORS

    ROBERT L. KRAKOFF.  See "--Executive Officers."

    JAMES M. ALIC.  See "--Executive Officers."

    OHSANG KWON has served as a director since October 2000. Mr. Kwon has been a Principal of DLJ Merchant Banking, Inc. since 2001 and a Vice President of DLJ Merchant Banking, Inc. prior to that. From May 1997 to February 2000, he was an Associate with DLJ Securities Corporation, and he became a Vice President of DLJ Securities Corporation in February 2000. From October 1996 to May 1997, he was an Associate at Davis Polk & Wardwell. Prior to that, he was a law clerk for the Hon. William C. Conner in the United States District Court for the Southern District of New York.

    JAMES A. QUELLA has served as a director since October 2000. Mr. Quella joined DLJ Merchant Banking, Inc. in 2000 as a Managing Director and Operating Partner. Immediately prior to joining DLJ, he was a Managing Director at GH Venture Partners. From 1990 to 1999, Mr. Quella worked at Mercer Management Consulting where he served as a senior consultant and became Vice Chairman in 1997. Mr. Quella was also a Director of Mercer Consulting Group and Executive Partner of Marsh McLennan Companies. Mr. Quella currently serves on the board of directors of AKI Holding Corp., AKI Inc., Merrill Corporation and Von Hoffman Press, Inc.

    DAVID M. WITTELS has served as a director since October 2000. Mr. Wittels has been a Managing Director of DLJ Merchant Banking, Inc. since 2001 and has served in various capacities with DLJ Merchant Banking for the past five years. Mr. Wittels serves as a director of AKI Holding Corp., AKI Inc., Mueller Holdings (N.A.) Inc., Ziff Davis Media Inc., Ziff Davis Holdings Inc. and Wilson Greatbatch Technologies Inc.

    DOUGLAS B. FOX has served as a Director since September 2002. Mr. Fox is a private investor and consultant. Prior to his current activities, he served as Senior Vice President of Marketing and Strategy at Compaq Computer Company from 2000 to 2001 and Sr. V.P. of Marketing at International Paper Inc. from 1997 to 2000. He served as President of Landmark Communications Inc. in 1994 to 1996 and prior to that while at Newsday in New York from 1987 to 1994 he served as President and Chief Operating Officer. Mr. Fox currently serves on the Board of Directors of Bowne Inc. as well as Bowne Global Services.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table presents compensation paid to our chief executive officer and four other most highly paid officers in the last three fiscal years.

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                                                            SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      SALARY    BONUS(1)   COMPENSATION(4)     OPTIONS/SARS     COMPENSATION
---------------------------           --------   --------   --------   ----------------   --------------   --------------
Robert L. Krakoff...................    2001     $600,000   $  --(5)    $       19,721              --     $     19,578(3)
Chairman of the Board and Chief         2000      522,308   194,805              4,861         900,000           12,624(3)
Executive Officer                       1999      433,846   169,500                 --              --           15,231(3)

James M. Alic.......................    2001      500,000      --(5)                --              --            7,594(3)
Vice Chairman, Vice President and       2000      422,308   157,700              5,392       275,000(6)           7,112(3)
Director                                1999      333,846   133,200                 --              --            7,561(3)

Joseph Loggia, President and
  Chief.............................    2001      500,000      --(5)             3,375              --            5,195(3)
Operating Officer                       2000      565,385   280,933                 --         400,000        1,622,611(2)(3)
                                        1999      700,000   175,000                 --        50,000(7)           4,800(3)

David W. Montgomery.................    2001      250,000    17,000              1,500              --            5,895(3)
Vice President-Finance, Chief
  Financial                             2000      210,000   110,836             14,712         200,000          773,246(2)(3)
Officer and Secretary                   1999      190,000    92,442                 --              --            5,576(3)

Eric I. Lisman......................    2001      280,000    10,000                 --          50,000            5,961(3)
Executive Vice President and General    2000      257,500   110,156                 --         100,000          414,520(2)(3)
Counsel                                 1999      237,500    87,984                 --              --            2,637(3)

------------------------------

(1) Bonuses are reported in the year earned, even though they were actually paid in the subsequent year.

(2) Includes all stock option payments and discretionary bonuses relating to the acquisition of Advanstar, Inc. by the DLJ Merchant Banking funds and are reported in the year earned even though some portion was actually paid in the subsequent year. See "Option Exercises and Holdings."

(3) Includes value of group term life insurance benefits paid for by our company.

(4) Includes the fair market value of fringe benefits provided for by our company.

(5) For the year ended December 31, 2001, this executive voluntarily forfeited his right to any bonus during the period.

(6) In connection with a change in Mr. Alic's role with the Company, in fiscal 2002 the options awarded to Mr. Alic during the fiscal year 2000 were reduced to 168,750.

(7) Issued pursuant to the 1996 Stock Option Plan. In connection with the Acquisition, these options were cancelled as of the closing of the merger.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth each grant of stock options made by Advanstar during the year ended December 31, 2001 pursuant to the 2000 Management Incentive Plan described below to each of the named executive officers. We have not granted any stock appreciation rights.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                          % OF TOTAL                              VALUE AT ASSUMED
                                                           OPTIONS                                 ANNUAL RATES OF
                                             NUMBER OF     GRANTED                                   STOCK PRICE
                                             SECURITIES       TO                                    APPRECIATION
                                             UNDERLYING   EMPLOYEES    EXERCISE                    FOR OPTION TERM
                                              OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------
NAME                                          GRANTED        YEAR      ($/SHARE)      DATE       5% ($)      10% ($)
----                                         ----------   ----------   ---------   ----------   ---------   ---------
Eric I. Lisman.............................    50,000        43.5%       10.00        2011       314,447     796,871

OPTION EXERCISES AND HOLDINGS

    The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2001. None of the unexercised options were "in-the-money" at December 31, 2001.

    AGGREGATED OPTION EXERCISES IN 2001 AND DECEMBER 31, 2001 OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING
                                                                  UNEXERCISED OPTIONS AT         VALUE OF UNEXERCISED
                                                                          FISCAL                 IN-THE-MONEY OPTIONS
                                                                         YEAR END                 AT FISCAL YEAR END
                                NUMBER OF SHARES      VALUE     ---------------------------   ---------------------------
NAME                          ACQUIRED ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          --------------------   --------   -----------   -------------   -----------   -------------
Robert L. Krakoff...........              --              --      225,000        675,000             --             --
James M. Alic...............              --              --       68,750        206,250             --             --
Joseph Loggia...............              --              --      100,000        300,000             --             --
David W. Montgomery.........              --              --       50,000        150,000             --             --
Eric I. Lisman..............              --              --       25,000        125,000             --             --

STOCK OPTION AND INCENTIVE PLANS

    1996 STOCK OPTION PLAN

    Advanstar, Inc.'s Second Amended and Restated 1996 Stock Option Plan, as amended (the "1996 Plan"), provides for the issuance of a maximum of 2,051,124 shares of its common stock pursuant to the grant of non-qualified stock options to employees and other individuals who render services to Advanstar, Inc. As of December 31, 1999, options to purchase 2,031,100 shares of Advanstar, Inc.'s common stock at an average exercise price of $8.24 were outstanding under the 1996 Plan, and no options had been exercised. Under the terms of the 1996 Plan and existing award agreements, upon the closing of the Acquisition all outstanding options became fully vested and exercisable. Under the acquisition agreement, the holder of each option outstanding under the 1996 Plan whose exercise price was less than the value of the merger consideration received for every option, an amount equal to the per share merger consideration minus the exercise price for such option. Outstanding options whose exercise price exceeded the value of the merger consideration were canceled as of the closing of the merger.

    2000 MANAGEMENT INCENTIVE PLAN

    The 2000 Management Incentive Plan was adopted by the board of Holdings on October 11, 2000. The following description of the plan is intended to be a summary and does not describe all provisions of the plan.

PURPOSE OF THE PLAN

    The purpose of the plan is to attract and retain the best available key employees, non-employee directors and consultants for Holdings and its subsidiaries and affiliates and to encourage the highest level of performance by those individuals, thereby enhancing Holdings' value for the benefit of its stockholders. The plan is also intended to motivate such individuals by means of performance-related incentives to achieve longer-range performance goals and enable such individuals to participate in the long-term growth and financial success of Holdings.

ADMINISTRATION OF THE PLAN

    The plan will be administered by the compensation committee or the board as a whole, if no committee is constituted. The compensation committee has the power, in its discretion, to select the participants who will participate in the plan, to grant awards under the plan, to determine the terms of these awards, to interpret the provisions of the plan and to take any action that it deems necessary or advisable for the administration of the plan.

ELIGIBILITY AND PARTICIPATION

    Eligibility to participate in the plan is limited to key employees of Holdings, its subsidiaries and affiliates. Participation in the plan is at the discretion of the compensation committee and will be based upon the individual's present and potential contributions to Holdings' success and such other factors as the compensation committee deems relevant. No individual may be granted in any calendar year awards covering more than 900,000 shares of Holdings common stock.

TYPE OF AWARDS UNDER THE PLAN

    The plan provides that the compensation committee may grant nonstatutory stock options to eligible participants subject to such terms, conditions and provisions as the compensation committee may determine to be necessary or desirable.

NUMBER OF AUTHORIZED SHARES

    Holdings has authorized a maximum of 3,422,789 shares of its common stock for participants under the plan during the term of the plan, of which 2,925,000 have been granted and remain outstanding as of December 31, 2001. In addition, the number of shares available will be increased to the extent that shares are not purchased on a leveraged basis under Holdings' Direct Investment Program. The compensation committee may adjust the number and class of shares available under the plan to prevent dilution or enlargement of rights in the event of various changes in Holdings' capitalization.

PUT AND CALL RIGHTS

    Holdings has certain rights to repurchase, or "call," shares purchased pursuant to the plan if a plan participant is terminated by Holdings or one of its subsidiaries for cause or without cause, or if the participant terminates employment for good reason, without good reason, or due to death, disability or "qualified retirement." A plan participant has the right to sell, or "put," shares purchased pursuant to the plan to Holdings if a participant's employment is terminated due to disability, "qualified retirement" or death. "Qualified retirement" means retirement at age 62 or with board approval.

CHANGE IN CONTROL

    If there is a change in control of Holdings, all unvested time-vesting options granted pursuant to the plan will vest and become immediately exercisable and, if the change in control constitutes a liquidity event (as defined in the award agreements), all performance vesting options will vest. A change in control generally means the acquisition by any person or group of persons, other than an affiliate or affiliates of the DLJ Merchant Banking funds, of more than 51% of the outstanding voting securities of Holdings or a sale of all or substantially all of Holdings' assets.

AMENDMENT AND TERMINATION

    Holdings' board may amend, alter, suspend, discontinue or terminate the plan at any time, provided that no such amendment, alteration, suspension, discontinuation or termination will be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory status or requirement with which the board deems it necessary or desirable to qualify or comply.

DIRECT INVESTMENT PLAN

    The Direct Investment Plan was adopted by the board of Holdings on October 11, 2000 to promote the interests of Holdings and its stockholders by retaining exceptional executive personnel and aligning the interests of such employees with those of Holdings' equity investors. Upon the closing of the DLJ Acquisition, 1,100,000 million shares of common stock of Holdings were purchased by executives of the Company pursuant to the plan, and participation in the plan was closed at that level as of December 31, 2000. Pursuant to the plan, one-half of the shares were purchased through non-recourse loans granted by Holdings.

    Holdings has certain rights to repurchase, or "call," shares purchased pursuant to the plan if a plan participant is terminated by Holdings or one of its subsidiaries for cause or without cause, or if the participant terminates employment for good reason, without good reason, or due to death, disability or "qualified retirement." A plan participant has the right to sell, or "put," shares purchased pursuant to the plan to Holdings if a participant's employment is terminated due to disability, "qualified retirement" or death. "Qualified retirement" means retirement at age 62 or with board approval.

    401(K) PLAN

    Advanstar, Inc. has an Employees' 401(k) Plan and Trust. All current and future employees who have completed one year of service with Advanstar, Inc. or any other domestic subsidiary of Advanstar, Inc. and are at least
21 years-of-age are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may not contribute more than the lesser of a specified statutory amount or 15% of his or her pre-tax total compensation. Advanstar, Inc. is required to make a matching contribution to the 401(k) Plan, which vests in equal installments over five years, in accordance with the following schedule:

    - with respect to the employee's elective contribution in an amount up to 2% of the employee's gross compensation, the matching contribution is required to be equal to 100% of the employee's contribution;

    - with respect to the employee's elective contribution in excess of 2% and not in excess of 6% of gross compensation, the matching contribution is required to be equal to 25% of such employee's contribution; and

    - with respect to the employee's elective contribution in excess of 6% of gross compensation, there shall be no matching contribution.

EMPLOYMENT AGREEMENTS

    Mr. Krakoff has entered into an employment agreements with Advanstar, Inc., dated as of August 14, 2000 which became effective on the closing of the Acquisition. The agreement provides for a term through September 30, 2003. Pursuant to the agreement, Mr. Krakoff is entitled to annual base salary of $600,000. Mr. Krakoff is also entitled to annual bonuses based on our EBITDA for any year, up to a maximum bonus in any one year of 100% of base salary. The agreement provides for indemnification of the executive to the extent permissible under New York law. The agreement further provides for severance benefits equal to one year's base salary and benefits and a pro rated bonus upon termination of employment by Advanstar without "cause" or by the executive for "good reason," which includes a change of control. Mr. Krakoff also entered into a noncompetition and confidentiality agreement with us. The noncompete period is one year after termination of employment unless employment is terminated by us without cause or by the executive for good reason, in which case the noncompetition period is six months. During the noncompete period, the executive may not hire any employee or solicit any trade show or publishing business from a third party that has a relationship or contract with us.

    Mr. Alic has entered into an employment agreement with us which was amended effective March 1, 2002. The amended agreement provides for a fixed term through September 30, 2002, and continuation thereafter until terminated upon not less than sixty days notice by either party. Pursuant to the amended agreement, Mr. Alic will continue to serve on a part-time basis as our Vice Chairman and will be entitled to an annual base salary of $150,000. The amended agreement does not provide for a bonus payment or severance upon termination. The agreement provides for indemnification of the executive to the extent permissible under New York law. Mr. Alic also entered into a noncompetition and confidentiality agreement with us. The noncompete period is one year after termination of employment unless employment is terminated by us without cause or by the executive for good reason, in which case the noncompetition period is six months. During the noncompete period, the executive may not hire any employee or solicit any trade show or publishing business from a third party that has a relationship or contract with us.

    Mr. Loggia has also entered into an employment agreement with us dated as of June 20, 2001. Pursuant to the agreement, Mr. Loggia will act as our president and chief operating officer for a term through December 31, 2003. Mr. Loggia is entitled to an annual base salary of $500,000 and an annual bonus based on our EBITDA for any year, up to a maximum bonus in any one year of 100% of base salary, as well as a grant of options to purchase up to 400,000 shares of Holdings common stock at $10 per share. The agreement provides for indemnification to the maximum extent permitted by law. If Mr. Loggia is terminated by us without cause or terminates his employment for good reason, each as defined in the employment agreement, he will be entitled to his bonus for that portion of the fiscal year before he was terminated. Mr. Loggia also has entered into a non-compete and confidentiality agreement with us. The non-compete period is one year, during which time Mr. Loggia will continue to receive his base salary unless he was terminated for cause.

    We do not have employment agreements with our other named executive officers.

DIRECTOR COMPENSATION

    We have not yet determined whether we will pay our directors any fees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Advanstar does not have a compensation committee. During the fiscal year ended December 31, 2001, Messrs. Krakoff and Montgomery participated in deliberations of Advanstar's board of directors concerning executive officer compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    All of our common stock is owned by our parent company, Advanstar, Inc., which is wholly-owned by Holdings. The following table sets forth information with respect to the beneficial ownership of Holdings' common stock as of December 3, 2002 by (a) any person or group who beneficially owns more than five percent of Holdings common stock, (b) each of our directors and executive officers and (c) all directors and officers as a group.

    In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes shares issuable pursuant to warrants that are exercisable within 60 days of December 3, 2002. Shares issuable pursuant to warrants are deemed outstanding in computing the percentage held by the person holding the warrants but are not deemed outstanding in computing the percentage held by any other person.

                                                              NUMBER OF
                                                              SHARES OF     PERCENTAGE OF
                                                             COMMON STOCK    OUTSTANDING
                                                             BENEFICIALLY      COMMON
NAME OF BENEFICIAL OWNER:                                       OWNED           STOCK
-------------------------                                    ------------   -------------
DLJ Merchant Banking Partners III, L.P. and related           29,966,117(1)     94.6%
  investors................................................

Robert L. Krakoff..........................................    1,345,980(2)      4.3%

James M. Alic..............................................      391,179(3)      1.3%

Joseph Loggia..............................................      162,500(4)        *

David W. Montgomery........................................       81,250(5)        *

Eric I. Lisman.............................................       54,688(6)        *

David M. Wittels(7) .......................................           --          --
  DLJ Merchant Banking Inc.
  Eleven Madison Avenue
  New York, New York 10010

OhSang Kwon(7) ............................................           --          --
  DLJ Merchant Banking Inc.
  Eleven Madison Avenue
  New York, New York 10010

James A. Quella(7) ........................................           --          --
  DLJ Investment Partners II, Inc.
  Eleven Madison Avenue
  New York, New York 10010

All directors and officers as a group (8 persons)(7).......    2,035,597         6.4%

------------------------

*   Represents less than 1% of the outstanding shares of common stock

(1) Consists of 29,100,000 shares held directly by DLJ Merchant Banking Partners III, L.P. and the following related investors: DLJ ESC II, L.P., DLJMB Funding III, Inc., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJMB Funding III, Inc. and DLJ Partners III GmbH & Co. KG and warrants to purchase 866,117 shares of common stock issued to DLJ Investment Partners, II, L.P. and the following related investors: DLJ ESC II, L.P., DLJ Investment Funding II, Inc. and DLJ Investment Partners, L.P. See "--Certain Relationships and Related Party Transactions." The address of each of these investors is 11 Madison Avenue, New York, New York 10010, except that the address of Offshore Partners is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

(2) Consists of 864,342 shares, warrants to purchase 116,013 shares and 365,625 shares issuable pursuant to stock options exercisable within 60 days.

(3) Consists of 266,809 shares, warrants to purchase 34,787 shares and 89,583 shares issuable pursuant to stock options exercisable within 60 days.

(4) Consists of 162,500 shares issuable pursuant to stock options exercisable within 60 days.

(5) Consists of 81,250 shares issuable pursuant to stock options exercisable within 60 days.

(6) Consists of 54,688 shares issuable pursuant to stock options exercisable within 60 days.

(7) Messrs. Wittels, Quella and Kwon are officers of DLJ Merchant
    Banking, Inc., an affiliate of the DLJ Merchant Banking funds and the DLJ Investment Partners funds. Shares shown for Messrs. Wittels, Quella and Kwon exclude shares shown as held by the DLJ Merchant Banking funds and the DLJ Investment Partners funds, as to which they disclaim beneficial ownership.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE ACQUISITION

    FINANCIAL ADVISORY FEES AND AGREEMENTS

    DLJ Capital Funding, an affiliate of the DLJ Merchant Banking funds, has and will receive customary fees and reimbursement of expenses in connection with the arrangement and syndication of the credit facility and as a lender thereunder. Credit Suisse First Boston Corporation, an affiliate of the DLJ Merchant Banking funds, is acting as our financial advisor.

    Holdings has agreed to pay Credit Suisse First Boston Corporation an annual advisory fee of $0.5 million beginning October 11, 2000 until the earlier to occur of:

    (1) an initial public offering of Holdings;

    (2) the date when the DLJ Merchant Banking funds own less than 16( 2)(3)% of the shares of Holdings' common stock held by them on the closing date of the Acquisition; and

    (3) October 11, 2005.

    Advanstar and its subsidiaries may from time to time enter into other investment banking relationships with Credit Suisse First Boston Corporation or one of its affiliates pursuant to which Credit Suisse First Boston Corporation or its affiliates will receive customary fees and will be entitled to reimbursement for all related disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of Credit Suisse First Boston Corporation against a variety of liabilities, including liabilities under the federal securities laws.

    STOCKHOLDERS' AGREEMENT

    Holdings, the DLJ Merchant Banking funds, the DLJ Investment Partners funds and the other stockholders of Holdings (collectively, including Messrs. Krakoff and Alic, the "Holdings Stockholders") entered into a stockholders' agreement at the closing of the Acquisition. The stockholders' agreement provides that any person acquiring shares of common stock of Holdings who is required by the stockholders' agreement or by any other agreement or plan of Holdings to become a party to the stockholders' agreement will execute an agreement to be bound by the stockholders' agreement. In April 2001, certain non-management Holdings Stockholders sold an aggregate of 200,000 shares of Holdings stock to an institutional investor. The new investor became a party to the stockholders' agreement in connection with the sale.

    The terms of the stockholders' agreement restrict transfers of shares of Holdings capital stock by the Holdings Stockholders, except to permitted transferees and subject to various exceptions. The agreement will permit:

    - the other stockholders to participate in specified sales of shares of Holdings capital stock by the DLJ Merchant Banking funds,

    - the DLJ Merchant Banking funds to require the other stockholders to sell shares of Holdings capital stock in specified circumstances should the DLJ Merchant Banking funds choose to sell any shares owned by them, and

    - the stockholders to purchase equity securities proposed to be issued by Holdings to the DLJ Merchant Banking funds on a preemptive basis to maintain their percentage ownership interest.

    The stockholders' agreement also provides that the DLJ Merchant Banking funds have the right to select three of the five members of the board of directors of Holdings, the DLJ Investment Partners funds will have the right to select one member so long as they maintain ownership of at least 50% of their initial equity ownership, and Mr. Krakoff will be the other director pursuant to the terms of his employment agreement. In addition, the DLJ Merchant Banking funds are permitted to expand Holdings' board and select all of the additional directors.
Messrs. Alic, Kwon and Wittels are the directors selected by the DLJ Merchant Banking funds and Mr. Quella is the director selected by the DLJ Investment Partners funds.

    Under the stockholders' agreement, the Holdings Stockholders entered into a registration rights agreement with Holdings. Under that agreement, the DLJ Merchant Banking funds will have the right to six demand registrations (or five if the DLJ Investment Partners funds have exercised a demand), and the DLJ Investment Partners funds will have the right to one demand registration of common stock after an initial public offering. In addition, all of the holders will be entitled to piggyback registration rights, subject to customary cutback and deferral provisions. The agreement also provides that Holdings will indemnify the parties against specified liabilities, including liabilities under the Securities Act.

RELATIONSHIP WITH ADVANSTAR.COM

    Our affiliate, Advanstar.com, operates vertical community web sites serving several of our industry sectors and operates our event and publication-related web sites. We provide Advanstar.com with administrative support services in accounting, finance, legal, human resource management, information technology and business development. These services are charged to Advanstar.com based on level of activity. In addition, selected staff in editorial and other functions at Advanstar will be shared with Advanstar.com. To the extent the percentage of time devoted by our employees to Advanstar.com activities is significant, appropriate allocations of staff cost is made to Advanstar.com.

    We also provide Advanstar.com with marketing and promotional support through advertising pages in our trade publications and exhibit space in our trade shows. In return, Advanstar.com provides promotional support on its web sites for our trade publications and trade shows. Advanstar.com operates specific web sites in support of our trade publications and trade shows. Among other functions, these sites provide services, such as trade show and conference registration and publication subscription and reader services, in support of our products. Advanstar.com has the right to use the content from our publications and events, our brands and our customer lists for the purpose of building and operating the web sites.

    We also provide Advanstar.com with marketing and promotional support through advertising pages in our trade publications and exhibit space in our trade shows. In return, Advanstar.com provides promotional support on its web sites for our trade publications and trade shows. Advanstar.com operates specific web sites in support of our trade publications and trade shows. Among other functions, these sites provide services, such as trade show and conference registration and publication subscription and reader services, in support of our products. Advanstar.com has the right to use the content from our publications and events, our brands and our customer lists for the purpose of building and operating the web sites.

    In addition, we have provided funding to Advanstar.com to supportits operations. We provided funding of approximately $16.6 million and $1.9 million in 2001 and the nine months ended September 30, 2002 and anticipate that we will provide an aggregate of approximately $0.4 million of additional funding in the fourth quarter of 2002.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    THE FOLLOWING DESCRIPTIONS ARE SUMMARIES OF THE MATERIAL TERMS OF CERTAIN INDEBTEDNESS. THEY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THESE AGREEMENTS FULLY, YOU SHOULD CAREFULLY READ EACH OF THE AGREEMENTS, COPIES OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. THE FOLLOWING DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENTS.

CREDIT FACILITY

    The credit facility has been provided by a syndicate of financial institutions led by DLJ Capital Funding, as lead arranger and syndication agent. The credit facility includes:

    (1) a $415.0 million term loan facility consisting of a $100.0 million term loan A; and a $315.0 million term loan B; and

    (2) an $80.0 million revolving credit facility, which provides for revolving credit loans and swingline loans and under which letters of credit may be issued.

    The term loan A and the revolving credit facility each mature six and one-half years after the closing of the credit facility in October 2000 and the term loan B matures eight years after that closing. The facility is subject to a potential, although uncommitted, increase of up to $50.0 million at our request at any time prior to maturity. The increase is only available if one or more financial institutions agree to provide it.

    Loans under the credit facility bear interest, at our option, at:

    - the reserve adjusted LIBOR rate plus a margin of between 1.75% and 3.25% or the alternate base rate plus a margin of between 0.50% and 2.00% for borrowings under the revolving credit facility and for term loan A, and

    - the reserve adjusted LIBOR rate plus a margin of between 3.75% and 4.00% or the alternate base rate plus a margin of between 2.50% and 2.75% for term loan B.

    The applicable margins for revolving credit loans and term loan A are determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of our company and its restricted subsidiaries, as defined in the credit facility.

    We are required to pay commitment fees at a rate determined using a formula based on the leverage ratio and the utilization of the revolving credit facility of between 0.375% and 1.250%.

    The commitment fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility.

    Swingline loans may bear interest solely at the alternate base rate plus the applicable margin for borrowings under the revolving credit facility.

    We will pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to the then existing applicable LIBOR rate margin for revolving credit loans, or 1.25% in the case of trade letter of credits, which fees shall be shared by all lenders participating in that letter of credit, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears.

    The term facility is subject to the following amortization schedule:

                                                             TERM LOAN B
                                           TERM LOAN A      AMORTIZATION
YEAR                                     AMORTIZATION (%)        (%)
----                                     ----------------   -------------
1......................................           10               1
2......................................           15               1
3......................................           15               1
4......................................       17.144               1
5......................................       17.144               1
6......................................       17.144               1
7......................................        8.568               1
8......................................           --              93
                                                 100%            100%

    The credit facility is subject to mandatory prepayment:

    - with the net cash proceeds of the sale or other disposition of any of our property or assets, or receipt of casualty proceeds, that are not reinvested in our business within 365 days of receipt, subject to specified exceptions;

    - with 50% of the net cash proceeds received from the issuance of equity securities until the leverage ratio is less than 3.5:1, subject to specified exceptions;

    - with the net cash proceeds received from our incurrence of debt, subject to specified exceptions; and

    - with 50% of excess cash flow, as defined in the credit facility, for each fiscal year (beginning with the 2001 fiscal year) until the leverage ratio is less than 3.5:1.

    All mandatory prepayment amounts will be applied:

    - first, pro rata to the prepayment of the term facilities to reduce the remaining amortization payments in direct order to maturity;

    - second, to the prepayment of outstanding borrowings under the swingline facility;

    - third, to the prepayment of outstanding borrowings under the revolving credit facility; and

    - thereafter, to cash collateralization of outstanding letters of credit.

    Mandatory repayments of swingline borrowings and revolving credit borrowing and cash collateralization of letters of credit will not reduce the lenders' commitments under the revolving credit facility.

    We are permitted to elect, in our sole discretion, to permit lenders holding a portion of term loan B to decline to have their portions of term loan B prepaid. Any lender holding a portion of term loan B may then, in its sole discretion, waive the application of its pro rata share of any mandatory prepayment, with 50% of the waived proceeds applied to the prepayment of the term loan A, until paid in full, and the balance retained by us.

    We prepaid approximately $10.8 million of term loan A and $34.2 million of term loan B with the proceeds of the notes and the concurrent units offering. These prepayments were applied to reduce the remaining amortization payments in direct order to maturity, and will therefore eliminate the next required amortization payment for term loan A and all amortization payments on term loan B until the eighth year.

    Our direct and indirect parent companies, Advanstar, Inc. and Holdings, and all our direct and indirect domestic subsidiaries are guarantors of the credit facility. Our obligations under the credit facility are secured by:

    - a first-priority perfected lien on substantially all existing and after-acquired personal property of Advanstar and the subsidiary guarantors, including a pledge of all of the stock of all our existing or future domestic subsidiaries and no more than 65% of the voting stock of any foreign subsidiary that is a direct subsidiary of our company or one of our domestic subsidiaries and a pledge of all intercompany indebtedness in favor of our company or any domestic subsidiary;

    - first-priority perfected liens on all material existing and after-acquired real property fee and leasehold interests of Advanstar and the subsidiary guarantors, subject to customary permitted liens described in the credit facility;

    - a pledge by Advanstar, Inc. of our capital stock and the capital stock of Advanstar IH, Inc. held by it;

    - a pledge by Holdings of the capital stock of Advanstar, Inc.; and

    - a negative pledge on all assets of our company and its subsidiaries.

    The credit facility contains customary covenants and restrictions on our ability to engage in specified activities, including, but not limited to:

    (1) limitations on other indebtedness, subsidiary stock, liens, investments and guarantees,

    (2) restrictions on dividends and redemptions and prepayments of subordinated debt,

    (3) limitations on capital expenditures, and

    (4) restrictions on mergers and acquisitions, sales of assets and sale-leaseback transactions.

    The credit facility also contains financial covenants requiring us to maintain

    - a minimum coverage of fixed charges, and

    - a maximum leverage ratio.

    Borrowings under the credit facility are subject to significant conditions, including compliance with the financial ratios included in the credit facility and the absence of any material adverse change.

PARENT COMPANY NOTES

    As part of the financing for the acquisition, Advanstar, Inc. issued and sold parent company units consisting of senior discount notes and warrants to purchase Holdings common stock. Concurrently with this offering, Advanstar, Inc. sold additional parent company units with an additional aggregate principal amount at maturity of $68.6 million at closing of the old notes offering. The senior discount notes accrete at a rate of 15% compounded semiannually to an aggregate principal amount of $171.8 million on October 15, 2005. Interest is payable in cash thereafter on each April 15 and October 15. The parent company notes are senior unsecured obligations of the issuer but effectively rank junior to all liabilities of the issuer's subsidiaries, including our obligations under the senior subordinated notes issued hereby.

    The parent company notes are subject to redemption at Advanstar, Inc.'s option at any time at the redemption prices, expressed as a percentage of accreted value, plus accrued interest, as described below:

PERIOD                                                        REDEMPTION PRICE
------                                                        ----------------
Prior to October 15, 2005...................................      115.000%
October 15, 2005--October 14, 2006..........................      107.500%
October 15, 2006--October 14, 2007..........................      103.750%
October 15, 2007--October 14, 2008..........................      101.875%
Thereafter..................................................      100.000%

    Holders have the option of requiring the issuer to repurchase their parent company notes upon a change of control at a repurchase price equal to 101% of the accreted value of the parent company notes plus accrued interest, if any, to the date of the repurchase. In addition, to the extent that Advanstar, Inc. does not reinvest the proceeds of specified asset sales in its business or use those proceeds to repay indebtedness, it will be required to use the proceeds to make an offer to repurchase the parent company notes at a repurchase price equal to accreted value of the parent company notes plus accrued interest.

    The indenture governing the parent company notes restricts the ability of the issuer and its subsidiaries, including our company and our subsidiaries, to:

    - incur additional indebtedness;

    - create liens;

    - engage in sale-leaseback transactions;

    - pay dividends or make distributions in respect of capital stock;

    - purchase or redeem capital stock;

    - make investments or restricted payments;

    - enter into agreements that restrict the ability of Advanstar, Inc.'s subsidiaries, including our company, to make dividends or loans, transfer assets or repay debt to Advanstar, Inc.;

    - sell assets;

    - enter into transactions with stockholders or affiliates; or

    - effect a consolidation or merger.

    However, these limitations are subject to a variety of exceptions and qualifications.

    The parent company notes include customary events of default, including failure to pay principal and interest on the notes, a failure to comply with covenants, a failure by the issuer or its subsidiaries to pay material judgments or indebtedness and bankruptcy and insolvency events with respect to the issuer and its material subsidiaries.

                              DESCRIPTION OF NOTES

    The notes were issued under an indenture, dated as of February 21, 2001, among Advanstar, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee. The indenture is limited in aggregate principal amount to $250.0 million, of which $160.0 million aggregate principal amount was issued in the offering. Additional notes may be issued in one or more series from time to time, subject to the limitations set forth under "Certain Covenants--Limitation on Indebtedness." These additional notes may vote as a class with the notes.

    The following summary highlights material terms of the indenture. Because this is a summary, it does not contain all of the information that is included in the indenture. You should read the entire indenture, including the definitions of many terms used below. The indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part.

    In this "Description of Notes", Advanstar refers to Advanstar
Communications, Inc. and not any of its subsidiaries.

GENERAL

    The notes will be unsecured, senior subordinated obligations of Advanstar, initially limited to $160.0 million aggregate principal amount, and will mature on February 15, 2011. Each note will bear interest at the annual rate of 12% from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually on February 15 and August 15 of each year commencing on August 15, 2001 to holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date.

    Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months. Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of Advanstar in the Borough of Manhattan, The City of New York, which initially will be the corporate trust office of the trustee in New York, New York. However, at the option of Advanstar, payment of interest may be made by check mailed to the address of the holders as such address appears in the note register. No service charge will be made for any registration of transfer or exchange of notes, but Advanstar may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

    Except as set forth below, we may not redeem the notes prior to February 15, 2006. Thereafter, we may redeem, the notes, in whole or in part, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each holder's registered address, at the redemption prices, expressed in percentages of principal amount, set forth below, plus accrued and unpaid interest to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on February 15 of the years set forth below:

                                                           REDEMPTION
PERIOD                                                       PRICE
------                                                     ----------
2006.....................................................   106.000%
2007.....................................................   104.000%
2008.....................................................   102.000%
2009 and thereafter......................................   100.000%

    In addition, at any time and from time to time prior to February 15, 2004, we may redeem in the aggregate up to 35% of the original principal amount of the notes with the proceeds of one or more

Equity Offerings received by, or invested in, us so long as there is a Public Market at the time of such redemption, at a redemption price, expressed as a percentage of principal amount, of 112.0% plus accrued and unpaid interest, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, provided, that

    - at least 65% of the original principal amount of the notes must remain outstanding after each such redemption; and

    - the redemption occurs within 90 days of the date of closing of any Equity Offering.

    At any time on or prior to February 15, 2006, we may redeem the notes as a whole upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice, but in no event more than 30 days after the occurrence of such Change of Control, mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Notices may be conditional.

    "APPLICABLE PREMIUM" means, with respect to a note at any Redemption Date, the greater of

    (1) 1.0% of the principal amount of such note and

    (2) the excess of

       (A) the present value at such time of

           (a) the redemption price of such note at February 15, 2006, such redemption price being described under "Optional Redemption", plus

           (b) all required interest payments due on such note through February 15, 2006,

           computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

       (B) the principal amount of such note.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled and published in the most recent Federal Reserve Statistical Release H.15
(519) which has become publicly available at least two business days prior to the Redemption Date, or, if such Statistical Release is no longer published, any publicly available source of similar market data, most nearly equal to the period from the Redemption Date to February 15, 2006; PROVIDED, HOWEVER, that if the period from the Redemption Date to February 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation, calculated to the nearest one-twelfth of a year, from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    SELECTION OF NOTES IN PARTIAL REDEMPTION. If we are redeeming less than all of the notes at any time, the trustee will select the notes for redemption

    - if the notes are not so listed on a pro rata basis by lot OR

    - by any other method as the trustee shall deem fair and appropriate provided that no notes of $1,000 or less shall be redeemed in part. If we intend to redeem any note in part, the notice of redemption that we send to you will state the portion of the principal amount to be redeemed, and we will issue to you a new note in principal amount equal to the unredeemed portion when we cancel the original note.

RANKING AND SUBORDINATION

    The payment of the principal of, premium, if any, and interest on the notes is subordinated in right of payment, to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of Advanstar. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein.

    As of September 30, 2001, the outstanding Senior Indebtedness of Advanstar would have been $388.6 million, exclusive of unused commitments. Although the indenture contains limitations on the amount of additional Indebtedness that Advanstar may Incur, the amount of such Indebtedness could be substantial and, such Indebtedness may be Senior Indebtedness. See "Certain Covenants-- Limitation on Indebtedness" below.

    "SENIOR INDEBTEDNESS" is defined, as the Bank Indebtedness and all other Indebtedness of Advanstar, including accrued and unpaid interest thereon, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Advanstar at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding, and fees relating thereto, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of, or are subordinate to, payment to the notes whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed; however, Senior Indebtedness will not include

    (1) any obligation of Advanstar to any Subsidiary,

    (2) any liability for Federal, state, foreign, local or other taxes owed or owing by Advanstar,

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

    (4) any Indebtedness, Guarantee or obligation of Advanstar that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Advanstar, including any Senior Subordinated Indebtedness and any Subordinated Obligations or

    (5) any Capital Stock.

    Only Indebtedness of Advanstar that is Senior Indebtedness will rank senior to the notes in accordance with the provisions of the indenture. The notes will in all respects rank equally with all other indebtedness of Advanstar.

    Advanstar may not pay principal of, premium, if any, or interest on, the notes or make any deposit pursuant to the provisions described under "DEFEASANCE" below and may not otherwise purchase, redeem or retire any notes, collectively, "PAY THE NOTES", if

    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or

    (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, Advanstar may pay the notes without regard to the foregoing if Advanstar and the trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default, other than a default described in clause (1) or
(2) of the second preceding sentence, with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice, except such notice as may be required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the trustee, with a copy to Advanstar, of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter, or earlier if such Payment Blockage Period is terminated

    (1) by written notice to the Trustee and Advanstar from the Person or Persons who gave such Blockage Notice,

    (2) because the default giving rise to such Blockage Notice is no longer continuing or

    (3) because such Designated Senior Indebtedness has been repaid in full.

    Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we may resume payments on the notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment or distribution of the assets or securities of Advanstar upon a total or partial liquidation, dissolution, reorganization or bankruptcy of or similar proceeding relating to Advanstar or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness, including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed, before the holders of the notes are entitled to receive any payment or distribution, and until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the notes is accelerated because of an Event of Default, Advanstar or the trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. Advanstar may not pay the notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the indenture, in the event of insolvency, creditors of Advanstar who are holders of Senior Indebtedness may recover more, ratably, than the noteholders.

GUARANTEES

    Each Guarantor will unconditionally guarantee, jointly and severally, to each holder and the trustee, on a senior subordinated basis, the full and prompt payment of principal of, premium, if any, and interest on the notes, and of all other obligations under the indenture.

    The Note Guarantees, will be subordinated to all Guarantor Senior Indebtedness of such Guarantor on the same basis as the notes are subordinated to Senior Indebtedness of Advanstar. As of

September 30, 2002, there would have been approximately $388.6 million of Guarantor Senior Indebtedness, all of which would have represented Guarantees of borrowings under the Senior Credit Agreement. Although the indenture contains limitations on the amount of additional Indebtedness that Advanstar's Restricted Subsidiaries may Incur, the amount of such Indebtedness could be substantial and such Indebtedness may be Guarantor Senior Indebtedness. See "Certain Covenants--Limitation on Indebtedness" below. See "--Ranking and Subordination" above.

    The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, including, without limitation, any Guarantees under the Senior Credit Agreement, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

    Each Guarantor may consolidate with or merge into or sell its assets to Advanstar or another Wholly-Owned Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership, trust, limited partnership, limited liability company or other similar entity other than Advanstar or a Wholly-Owned Guarantor (whether or not affiliated with the Guarantor) except that if the surviving corporation of any such merger or consolidation is a Subsidiary of Advanstar, such Subsidiary shall not be a Foreign Subsidiary. Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Guarantor) that is not a Subsidiary of Advanstar, which sale or disposition is otherwise in compliance with the indenture (including the covenant described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"), such Guarantor will be deemed released from all its obligations under the indenture and its Note Guarantee and such Note Guarantee will terminate; PROVIDED, HOWEVER, that any such termination will occur only to the extent that all obligations of such Guarantor under the Senior Credit Agreement and all of its Guarantees of, and under all of its pledges of assets or other security interests that secure, any other Indebtedness of Advanstar will also terminate upon such release, sale or transfer.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events, each, a "CHANGE OF CONTROL", unless Advanstar shall have exercised its right to redeem the notes as described under "--Optional Redemption," each holder will have the right to require Advanstar to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date:

    (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Advanstar and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties;

    (2) the adoption of a plan for the liquidation or dissolution of Advanstar;

    (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13D-3 and Rule 13D-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 35% or more of the voting power of the outstanding voting stock of Advanstar; or

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
    (4) the first day on which a majority of the members of the Board of Directors of Advanstar are not Continuing Members.

    "CONTINUING MEMBERS" means, as of any date of determination, any member of the Board of Directors of Advanstar who:

    (1) was a member of Advanstar's Board of Directors immediately after the Issue Date; or

    (2) was nominated for election or elected to Advanstar's Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least a majority of the Continuing Members who were members of Advanstar's Board of Directors at the time of that nomination or election.

    "PRINCIPALS" means the DLJ Merchant Banking Funds.

    "RELATED PARTY" means, with respect to any Principal,

    (1) any controlling stockholder or partner of that Principal on the date of the indenture; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or (2).

    Within 30 days following any Change of Control, unless Advanstar has mailed a redemption notice with respect to all the outstanding notes in connection with such Change of Control as described under "--Optional Redemption," Advanstar will mail a notice to each holder with a copy to the trustee stating:

    (1) that a Change of Control has occurred and that such holder has the right to require Advanstar to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

    (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

    (3) the procedures determined by Advanstar, consistent with the indenture, that a holder must follow in order to have its notes purchased.

    Advanstar will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the indenture, Advanstar will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the indenture by virtue thereof.

    The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Agreement. Future Senior Indebtedness of Holdings, Parent, Advanstar and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Advanstar to repurchase the notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Advanstar. Finally, Advanstar's ability to pay cash to the holders upon a repurchase may be limited by Advanstar's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required

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
repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Senior Indebtedness may) prohibit Advanstar's prepayment of notes prior to their scheduled maturity. Consequently, if Advanstar is not able to prepay the Bank Indebtedness and any other Senior Indebtedness containing similar restrictions or obtain requisite consents, as described above, Advanstar will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the indenture.

    The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Advanstar by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of Advanstar and its Restricted Subsidiaries. With respect to the disposition of property or assets, the phrase "all or substantially all" as used in the indenture varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which is the choice of law under the indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person, and therefore it may be unclear as to whether a Change of Control has occurred and whether Advanstar is required to make an offer to repurchase the notes as described above.

CERTAIN COVENANTS

    The indenture contains certain covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) Advanstar will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that Advanstar and its Restricted Subsidiaries that are Guarantors may Incur Indebtedness if on the date thereof, after giving pro forma effect to the incurrence of such Indebtedness, the Leverage Ratio for Advanstar and its Restricted Subsidiaries is less than 6.00 to 1.00.

(b) Notwithstanding the foregoing paragraph (a), Advanstar and its Restricted Subsidiaries may Incur the following Indebtedness:

    (1) Indebtedness Incurred pursuant to the Senior Credit Agreement of up to $545.0 million outstanding at any time;

    (2) the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to paragraph (a) or clause (1) of this paragraph (b);

    (3) Indebtedness of Advanstar owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Advanstar or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness, except to Advanstar or a Wholly-Owned Subsidiary, will be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

    (4) Indebtedness represented by

       (x) $160.0 million aggregate principal amount of the notes and the Note Guarantees,

       (y) any Indebtedness (other than the Indebtedness described in clauses
           (1), (2) and (3)) outstanding on the Issue Date and

       (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to paragraph (a) above;

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
    (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary, was acquired by Advanstar; PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by Advanstar, Advanstar would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

    (6) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of Advanstar or its Restricted Subsidiaries, as determined in good faith by the Board of Directors or senior management of Advanstar, and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of Advanstar or its Restricted Subsidiaries Incurred without violation of the indenture or to business transactions of Advanstar or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business; and

    (7) Indebtedness (other than Indebtedness described in clauses (1)-(6)) in a principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed $20.0 million.

(c) Neither Advanstar nor any Restricted Subsidiary will Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Advanstar unless such Indebtedness will be subordinated to the notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Note Guarantee to at least the same extent as such Guarantor Subordinated Obligations.

(d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, Advanstar, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

(e) Advanstar will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

    LIMITATION ON LAYERING. Advanstar will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Guarantor.

    LIMITATION ON RESTRICTED PAYMENTS. (a) Advanstar will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to

    - declare or pay any dividend or make any distribution on or in respect of its Capital Stock, including any payment in connection with any merger or consolidation involving Advanstar or any of its Restricted Subsidiaries, except

                                       81
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       (A) dividends or distributions payable in its Capital Stock, other than
           Disqualified Stock, or in options, warrants or other rights to purchase such Capital Stock and

       (B) dividends or distributions payable to Advanstar or a Restricted Subsidiary of Advanstar, and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a pro rata basis,

    - purchase, redeem, retire or otherwise acquire for value any Capital Stock of Advanstar held by Persons other than a Restricted Subsidiary of Advanstar or any Capital Stock of a Restricted Subsidiary of Advanstar held by any Affiliate of Advanstar, other than another Restricted Subsidiary, in either case, other than in exchange for its Capital Stock (other than Disqualified Stock,

    - purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition, or

    - make any Investment, other than a Permitted Investment, in any Person,

    We refer to any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as a "RESTRICTED PAYMENT".

    if at the time Advanstar or such Restricted Subsidiary makes such Restricted
Payment:

    (1) a Default shall have occurred and be continuing, or would result therefrom; or

    (2) Advanstar is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

       (A) (1) Consolidated EBITDA accrued during the period, treated as one accounting period, from January 1, 2001 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available, or, in case such Consolidated EBITDA is a deficit, minus 100% of such deficit, less

           (2) 150% of Consolidated Interest Expense for such period;

       (B) the aggregate Net Cash Proceeds received by Advanstar from the issue or sale of its Capital Stock, other than Disqualified Stock, or other capital contributions subsequent to the Issue Date, other than net proceeds to the extent

           (x) used to redeem notes or

           (y) received from an issuance or sale of such Capital Stock to a Subsidiary of Advanstar or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Advanstar or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination;

       (C) the amount by which Indebtedness of Advanstar is reduced on Advanstar's balance sheet upon the conversion or exchange, other than by a Subsidiary of Advanstar, subsequent to the Issue Date of any Indebtedness of Advanstar convertible or exchangeable for Capital

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           Stock of Advanstar, less the amount of any cash, or other property, distributed by Advanstar upon such conversion or exchange; and

       (D) the amount equal to the net reduction in Investments, other than Permitted Investments, made by Advanstar or any of its Restricted Subsidiaries in any Person resulting from

           (1) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets as a return of capital or similar payment, excluding by way of dividend or distribution, by such Person to Advanstar or any Restricted Subsidiary of Advanstar or

           (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case as provided in the definition of "Investment", not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments, excluding Permitted Investments, previously made by Advanstar or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause (D) to the extent it is already included in Consolidated Net Income.

(b) The provisions of paragraph (a) will not prohibit:

    (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Advanstar made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Advanstar (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Advanstar or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that

       (A) such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and

       (B) the Net Cash Proceeds from such sale will be excluded from clause (3) (B) of paragraph (a);

    (2) any purchase or redemption of Subordinated Obligations of Advanstar made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Advanstar; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock," below; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

    (5) cash dividends to Parent or Holdings for the purpose of, and in amounts equal to, amounts required to permit Parent or Holdings

       (A) to redeem or repurchase Capital Stock of Parent or Holdings from existing or former employees or management of Parent, Holdings, Advanstar or any Subsidiary or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate

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           management employees PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

       (B) to make loans or advances to employees or directors of Advanstar or any Subsidiary the proceeds of which are used to purchase Capital Stock of Parent or Holdings; PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

       (C) to pay any Federal, state or local income taxes to the extent that such income taxes are attributable to the income of Advanstar and its Subsidiaries, pay franchise taxes and other fees required to maintain its legal existence, corporate overhead expenses Incurred in the ordinary course of business, and salaries or other compensation of employees who perform services for both Parent or Holdings and Advanstar; PROVIDED, HOWEVER, that such dividends will be excluded in subsequent calculations of the amount of Restricted Payments and

       (D) so long as no Default or Event of Default shall have occurred and be continuing, in an amount not to exceed $100,000 in any fiscal year to enable Parent or Holdings to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;

PROVIDED, HOWEVER, that such dividends will be excluded in subsequent calculations of the amount of Restricted Payments; PROVIDED FURTHER, HOWEVER, that the aggregate amount of dividends paid to Parent or Holdings pursuant to this clause (5) (other than payments for taxes permitted by clause (C)) shall not exceed $3.0 million in any fiscal year;

    (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price hereof; PROVIDED, HOWEVER, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments; and

    (7) so long as no Default or Event of Default has occurred and is continuing, any other Restricted Payment which, together with all other Restricted Payments made under this clause (7) since the Issue Date, does not exceed $20.0 million; PROVIDED that such payments will be included in subsequent calculations of the amounts of Restricted Payments.

    LIMITATION ON LIENS. Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien, other than Permitted Liens and Liens securing Senior Indebtedness and Guarantor Senior Indebtedness, upon any of its property or assets (including Capital Stock), whether owned on the date of the indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. Advanstar will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to

    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Advanstar,

    (2) make any loans or advances to Advanstar or

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    (3) transfer any of its property or assets to Advanstar,

    except

       (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the indenture (including, without limitation, the Senior Credit Agreement);

       (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Advanstar (other than Indebtedness Incurred as consideration in, or to provide, all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Advanstar) and outstanding on such date;

       (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this covenant or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this covenant or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no less favorable to the Holders of the notes than encumbrances and restrictions contained in such agreements;

       (d) in the case of clause (3) above, any encumbrance or restriction

           (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract,

           (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of Advanstar or any Restricted Subsidiary not otherwise prohibited by the indenture,

           (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or

           (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Advanstar or any Restricted Subsidiary;

       (e) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

       (f) encumbrances or restrictions arising or existing by reason of applicable law; and

       (g) encumbrances or restrictions arising or existing by reason of customary provisions in joint venture agreements and other similar agreements.

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    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.  (a) Advanstar will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless,

    - Advanstar or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and

    - at least 85% of the consideration thereof received by Advanstar or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

    With respect to any Asset Disposition occurring on or after the Issue Date from which Advanstar or any Restricted Subsidiary receives Net Available Cash, Advanstar or such Restricted Subsidiary shall apply an amount equal to 100% of the Net Available Cash from such Asset Disposition at its election, to either

    (1) prepay, repay or purchase Senior Indebtedness or Indebtedness, other than any Preferred Stock, of a Wholly-Owned Subsidiary, in each case other than Indebtedness owed to Advanstar or an Affiliate of Advanstar other than Bank Indebtedness, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

    (2) invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or
       (3) make an offer pursuant to paragraph (b) to purchase the notes and other Senior Subordinated Indebtedness outstanding with similar provisions requiring Advanstar to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition, the "PARI PASSU NOTES", at 100% of the principal amount thereof, or 100% of the accreted value of such Pari Passu Notes so tendered if such Pari Passu Notes were issued at a discount, plus accrued and unpaid interest, if any, to the date of purchase;

    PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) above, Advanstar or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any), unless such commitment is for the provision of a revolving credit facility, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions, Advanstar and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant exceed $1.0 million. Any Net Available Cash from an Asset Disposition that is not invested or applied as provided and within the time period set forth in clauses
(1) and (2) of the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS."

    For the purposes of this covenant and for no other purpose, the following will be deemed to be cash:

    (x) the assumption by the transferee of Senior Indebtedness of Advanstar or Indebtedness of any Restricted Subsidiary of Advanstar and the release of Advanstar or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness in connection with such Asset Disposition, in which case Advanstar will, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (1) of the preceding paragraph;

    (y) securities received by Advanstar or any Restricted Subsidiary of Advanstar from the transferee that are promptly converted by Advanstar or such Restricted Subsidiary into cash; and

    (z) the fair market value, as determined by the Board of Directors of Advanstar in good faith, of any Designated Noncash Consideration received by Advanstar or any of its Restricted

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        Subsidiaries in any Asset Disposition, taken together with the fair market value, as determined by the Board of Directors of Advanstar in good faith, of all other Designated Noncash Consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, in which case such Designated Noncash Consideration shall not constitute Net Available Cash.

(b) When the aggregate amount of Excess Proceeds exceeds $5.0 million, with lesser amounts to be carried forward for purposes of determining whether an Offer, as defined, is required with respect to the Excess Proceeds from any subsequent Asset Disposition, Advanstar will be required to apply such Excess Proceeds to the repayment of the notes and any Pari Passu Notes as follows:

       (A) Advanstar will make an offer to purchase (an "OFFER") within ten days of such time from all holders of the notes in accordance with the procedures set forth in the indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "NOTE AMOUNT") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding, principal amount of the notes and the outstanding principal amount, or accreted value, as the case may be, of the Pari Passu Notes at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase and

       (B) Advanstar will make an offer to purchase any Pari Passu Notes, a "PARI PASSU OFFER", in an amount equal to the excess of the Excess Proceeds over the note Amount at a purchase price of 100% of the principal amount, or accreted value, as the case may be, thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures, including prorating in the event of oversubscription, set forth in the documentation governing such Pari Passu Notes with respect to the Pari Passu Offer. If the aggregate purchase price of the notes and Pari Passu Notes tendered pursuant to the Offer and the Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to Advanstar to fund other corporate purposes not otherwise prohibited by the indenture.

(c) Advanstar will comply, to the extent applicable, with the requirements of
    Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Advanstar will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the indenture by virtue thereof.

    LIMITATION ON ASSET SWAPS. Advanstar will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

    (1) at the time or entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (2) in the event such Asset Swap involves the transfer by Advanstar or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of Advanstar in good faith, in excess of $1.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of Advanstar and

    (3) in the event such Asset Swap involves an aggregate amount in excess of $10.0 million, Advanstar has received a written opinion from an independent investment banking firm of

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       nationally recognized standing that such Asset Swap is fair to Advanstar or such Restricted Subsidiary, as the case may be, from a financial point of view.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) Advanstar will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction, including the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of Advanstar, an "AFFILIATE TRANSACTION", unless:

    (1) the terms of such Affiliate Transaction are no less favorable to Advanstar or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

    (2) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Advanstar and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (1) above); and

    (3) in the event such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, Advanstar has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate; PROVIDED, HOWEVER, that this clause (3) will not apply to any Affiliate Transaction with any joint venture or similar entity in which the Principals and their Related Parties do not have any direct or indirect interests other than the interests of Advanstar and its Restricted Subsidiaries in such joint venture or similar entity.

(b) The foregoing paragraph (a) will not apply to

    (1) any Restricted Payment permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments;"

    (2) any issuance of

       (A) securities to any of the Principals and Related Parties or

       (B) securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Advanstar;

    (3) loans or advances to employees in the ordinary course of business of Advanstar or any of its Restricted Subsidiaries;

    (4) any transaction between Advanstar and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries;

    (5) payments of customary fees by Advanstar or any of its Restricted Subsidiaries to the DLJ Merchant Banking Funds and their Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures; and

    (6) transactions on arm's-length basis with Advanstar IH, Inc. and its subsidiaries in the ordinary course of business; provided, in the case of this clause (6), that any individual transaction or series of related transactions consummated in a twelve month period in excess of $5.0 million shall require the written opinion referred to in clause (a)(3) above.

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    LIMITATION ON DISPOSITIONS OF CAPITAL STOCK OF RESTRICTED
SUBSIDIARIES.  Advanstar

    (1) will not, and will not permit any Restricted Subsidiary of Advanstar to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than Advanstar or a Wholly-Owned Subsidiary), unless

       (A) such transfer, conveyance, sale, lease or other disposition is a sale of the common stock of such Restricted Subsidiary and, after giving effect to the consummation thereof, Advanstar owns

           (x) more than 50% of the outstanding common stock of such Restricted Subsidiary or

           (y) none of the outstanding common stock of such Restricted Subsidiary and

       (B) the cash net proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under "Limitation on Sales of Assets and Subsidiary Stock"; and

    (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to Advanstar or a Wholly-Owned Subsidiary, unless such issuance is an issuance of the common stock of such Restricted Subsidiary and, after giving effect to the consummation thereof, Advanstar owns

           (x) more than 50% of the outstanding common stock of such Restricted Subsidiary or

           (y) none of the outstanding common stock of such Restricted
               Subsidiary.

    REPORTS. Notwithstanding that Advanstar may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, Advanstar will file with the Commission, and provide, within 15 days after Advanstar is required to file the same with the Commission, the Trustee and the holders of the notes with the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act. In the event that Advanstar is not permitted to file such reports, documents and information with the Commission pursuant to the Exchange Act, Advanstar will nevertheless deliver such Exchange Act information to the Trustee and the holders of the notes as if Advanstar were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

    MERGER AND CONSOLIDATION. Advanstar will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") will be a corporation, partnership, trust, limited liability company or other similar entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company, if not Advanstar, will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Advanstar under the notes and the indenture;

    (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

    (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness"; and been Incurred by the Successor Company or such Subsidiary at the time of

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       such transaction), no Default or Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "Limitation on Indebtedness"; and

    (4) Advanstar has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the indenture.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Advanstar under the indenture, but, in the case of a lease of all or substantially all its assets, Advanstar will not be released from the obligation to pay the principal of and interest on the notes.

    Notwithstanding the foregoing clauses (2) and (3),

    (1) any, Restricted Subsidiary of Advanstar may consolidate with, merge into or transfer all or part of its properties and assets to Advanstar and

    (2) Advanstar may merge with an Affiliate incorporated solely for the purpose of reincorporating Advanstar in another jurisdiction to realize tax or other benefits.

    FUTURE GUARANTORS. After the Issue Date, Advanstar will cause each Restricted Subsidiary (other than a Foreign Subsidiary) created or acquired by Advanstar to execute and deliver to the Trustee a Note Guarantee pursuant to which such Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the, notes on a senior subordinated basis.

    LIMITATION ON LINES OF BUSINESS. Advanstar will not, nor will it permit any of its Subsidiaries to, engage in any line of business, other than a Related Business.

EVENTS OF DEFAULT

    Each of the following constitutes an Event of Default under the indenture:

    (1) a default in any payment of interest on any note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "Ranking and Subordination" above,

    (2) a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking and Subordination" above,

    (3) the failure by Advanstar to comply with its obligations under "Certain Covenants--Merger and Consolidation" above,

    (4) failure by Advanstar to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase notes which will constitute an Event of Default under clause (2) above),

    (5) the failure by Advanstar to comply for 60 days after notice with its other agreements contained in the indenture,

    (6) Indebtedness of Advanstar or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million (the "CROSS ACCELERATION PROVISION"),

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    (7) certain events of bankruptcy, insolvency or reorganization of Advanstar or a Significant Subsidiary (the "BANKRUPTCY PROVISIONS"),

    (8) any judgment or decree for the payment of money in excess of $5.0 million is rendered against Advanstar or a Significant Subsidiary and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "JUDGMENT DEFAULT PROVISION") or

    (9) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the indenture) or any Guarantor denies or disaffirms its obligations under the indenture or its Note Guarantee.

    However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify Advanstar of the default and Advanstar does not cure such default within the time specified in clauses (4) and (5) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes by notice to Advanstar and the trustee may declare the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Advanstar occurs and is continuing, the principal of and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if

    (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and

    (2) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

    Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless

    (1) such holder has previously given the trustee notice that an Event of Default is continuing,

    (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy,

    (3) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

    (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

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    (5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

    Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, Advanstar is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Advanstar also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action Advanstar is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

    (1) reduce the amount of notes whose holders must consent to an amendment,

    (2) reduce the stated rate of or extend the stated time for payment of interest on any note,

    (3) reduce the principal of or extend the Stated Maturity of any note,

    (4) reduce the premium payable upon the redemption or repurchase of any note or change the time at which any note may be redeemed as described under "Optional Redemption" above,

    (5) make any note payable in money other than that stated in the note,

    (6) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, Advanstar, the Guarantors and the trustee may amend the indenture:

    - to cure any ambiguity, omission, defect or inconsistency

    - to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Advanstar under the indenture

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    - to provide for uncertificated notes in addition to or in place of certificated notes (PROVIDED that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)
      (2) (B) of the Code)

    - to add Guarantees with respect to the notes

    - to secure the notes

    - to add to the covenants of Advanstar for the benefit of the holders or to surrender any right or power conferred upon Advanstar

    - to make any change that does not adversely affect the rights of any holder or

    - to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act.

    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, Advanstar is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

DEFEASANCE

    Advanstar at any time may terminate all its obligations under the notes and the indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes, and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default with respect to the notes. If Advanstar exercises its legal defeasance option, the Note Guarantees in effect at such time will terminate. Advanstar at any time may terminate its obligations under covenants described under "Certain Covenants", other than "Merger and Consolidation", the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under "Events of Default" above and the limitations contained in clauses (3) and
(4) under "Certain Covenants--Merger and Consolidation" above ("COVENANT DEFEASANCE") and thereafter any omission to comply with such obligations shall no longer constitute a Default or Event of Default with respect to the notes.

    Advanstar may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Advanstar exercises its legal defeasance option, payment of the notes may not be accelerated because of any event that, in the absence of such legal defeasance, would have constituted an Event of Default with respect thereto. If Advanstar exercises its covenant defeasance option, the events specified in clause (4), (6), (7), with respect only to Significant Subsidiaries, (8) or (9) under "Events of Default" above will no longer constitute an Event of Default, and payment of the notes may not be accelerated because of the occurrence of any such event or because of the failure of Advanstar to comply with clause (3) or (4) under "Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, Advanstar must irrevocably deposit in trust (the "DEFEASANCE TRUST") with the Trustee money or U.S. Government Obligations for the payment of

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principal, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

CONCERNING THE TRUSTEE

    Wells Fargo Bank Minnesota, N.A. is the trustee under the indenture and has been appointed by Advanstar as Registrar and Paying Agent with regard to the notes. An affiliate of the trustee is a lender under our credit facility.

GOVERNING LAW

    The indenture provides that it, the notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

BOOK-ENTRY, DELIVERY AND FORM

    THE GLOBAL NOTES

    Notes will be issued in the form of one or more registered notes in global form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

    Except as set forth below, the global notes, may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

    All interests in the global notes may be subject to the procedures and requirements of DTC.

    BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

    The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and, are subject to change by them from time to time. Advanstar takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised Advanstar that it is:

    (1) a limited purpose trust company organized under the laws of the State of New York,

    (2) a "banking organization" within the meaning of the New York Banking Law,

    (3) a member of the Federal Reserve System,

    (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

    (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities

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       transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates.

    DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, or "INDIRECT PARTICIPANTS" that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

    Advanstar expects that pursuant to procedures established by DTC ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC and the records of participants and the indirect participants.

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such global note, Advanstar understands that under existing industry practice, in the event that Advanstar requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Advanstar nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

    Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such notes under the indenture. Under the terms of the indenture, Advanstar and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Advanstar nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

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    Although DTC, has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Advanstar nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

    CERTIFICATED NOTES

    If

    (1) Advanstar notifies the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation,

    (2) Advanstar, at its option, notifies the Trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture or

    (3) upon the occurrence of certain other events as provided in the indenture,

then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes.

    Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons, or the nominee of any thereof, and cause the same to be delivered thereto.

    Neither Advanstar nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

CERTAIN DEFINITIONS

    "ADDITIONAL ASSETS" means

    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by Advanstar or a Restricted Subsidiary in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Advanstar or a Restricted Subsidiary of Advanstar; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Advanstar;

    PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

    "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "DISPOSITION") by Advanstar or any of its

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Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than

    (1) a disposition by a Restricted Subsidiary to Advanstar or by Advanstar or a Restricted Subsidiary to a Wholly-Owned Guarantor,

    (2) the sale of Cash Equivalents in the ordinary course of business,

    (3) a disposition of inventory in the ordinary course of business,

    (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Advanstar and its Restricted Subsidiaries,

    (5) transactions permitted under "Certain Covenants--Merger and Consolidation" above,

    (6) an Asset Swap effected in compliance with the "Limitation on Asset Swaps" covenant and

    (7) for purposes of "Limitation on Sales of Assets and Subsidiary Stock" only, a Permitted Investment or a disposition subject to "Limitation on Restricted Payments."

    "ASSET SWAP" means the execution of a definitive agreement, subject only to customary closing conditions that Advanstar in good faith believes will be satisfied, for a concurrent purchase and sale or exchange of Related Business Assets, between Advanstar or any of its Restricted Subsidiaries and another Person, and the consummation of such purchase and sale or exchange; PROVIDED that any amendment to or waiver of any closing condition which individually or in the aggregate is material to any Asset Swap shall be deemed to be a new Asset Swap that must comply with the "Limitation on Asset Swaps" covenant.

    "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "BANK INDEBTEDNESS" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by Advanstar under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into with a Lender (as defined in the Senior Credit Agreement) in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Advanstar at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

    "BOARD OF DIRECTORS" means, as to any Person, the Board of Directors of such Person or any duly authorized committee thereof.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "CAPITALIZED LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

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    "CASH EQUIVALENTS" means

    (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

    (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Rating Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500 million;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
       (3) entered into with any bank meeting the qualifications specified in clause (3) above;

    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Rating Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and

    (6) interests in any investment company that invests solely in instruments of the type specified in clauses (1) through (5) above.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONSOLIDATED EBITDA" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) income tax expense, plus

    (2) Consolidated Interest Expense, plus

    (3) depreciation expense, plus

    (4) amortization of intangibles, plus

    (5) other non-cash charges, including without limitation, any non-cash charge reflecting compensation expense relating to employee stock option or similar plans, reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation), plus

    (6) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the acquisition of Parent by the Principals, less

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    (7) other non-cash charges increasing Consolidated Net Income (excluding any non-cash item to the extent it represents the reversal of an accrual of, or a cash reserve for, anticipated cash charges in any prior period).

    Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the interest, depreciation and amortization of, a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of Advanstar and its consolidated Subsidiaries, plus, to the extent not included in such interest expense,

    (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP,

    (2) amortization of debt discount and debt issuance cost,

    (3) capitalized interest and accrued interest,

    (4) non-cash interest expense,

    (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    (6) interest actually paid by Advanstar or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,

    (7) net costs associated with Hedging Obligations (including amortization of fees),

    (8) dividends in respect of all Disqualified Stock of Advanstar and all Preferred Stock of Subsidiaries, in each case, held by Persons other than Advanstar or a Wholly-Owned Subsidiary and

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Advanstar) in connection with Indebtedness Incurred by such plan or trust;

PROVIDED, HOWEVER, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Advanstar or any Restricted Subsidiary. For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Advanstar and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of Advanstar that was not a Wholly-Owned Subsidiary will be Included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

    "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) before preferred stock dividends of Advanstar and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there will be excluded for purposes of calculating Consolidated Net Income:

    (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that

       (A) subject to the limitations contained in (4) below, Advanstar's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Advanstar or a Restricted Subsidiary as a dividend or other distribution (subject, in the

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           case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

       (B) Advanstar's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Advanstar or a Restricted Subsidiary;

    (2) any net income (loss) of any Person acquired by Advanstar or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (3) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Advanstar, except that

       (A) subject to the limitations contained in (4) below Advanstar's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Advanstar or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and

       (B) Advanstar's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

    (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Advanstar or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) any extraordinary gain or loss and

    (6) the cumulative effect of a change in accounting principles.

    "CONSOLIDATED TANGIBLE ASSETS" means, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles (in each case net of accumulated amortization) shown on the balance sheet of Advanstar and its Restricted Subsidiaries as of the most recent date for which such balance sheet is available, determined on a consolidated basis in accordance with GAAP.

    "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means noncash consideration received by Advanstar or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of determining the fair market value thereof, executed by the principal executive officer and the principal financial officer of Advanstar; PROVIDED, that in determining the aggregate fair market value of Designated Noncash Consideration that is outstanding from time to time, there shall be subtracted the aggregate amount of cash or Cash Equivalents received in connection with a sale of any Designated Noncash Consideration (which sale shall be deemed an Asset Disposition, and which cash or Cash Equivalents must be applied in accordance with the "Limitation on Sales of Assets and Subsidiary Stock" covenant).

    "DESIGNATED SENIOR INDEBTEDNESS" means

    (1) the Bank Indebtedness in the case of Advanstar and

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    (2) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding capital stock that is convertible or exchangeable solely at the option of Advanstar or a Restricted Subsidiary) or

    (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the notes,

    PROVIDED that

       (a) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity will be deemed to be Disqualified Stock and

       (b) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem it pursuant to such provision unless such repurchase complies with the covenant described under "Certain Covenants--Limitation on Restricted Payments."

    "DLJ MERCHANT BANKING FUNDS" means DLJ Merchant Banking Partners III, L.P. and its Affiliates.

    "EQUITY OFFERING" means an offering for cash by Advanstar, Holdings or Parent of its respective common stock, or options, warrants or rights with respect to its common stock.

    "FOREIGN SUBSIDIARY" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the issue date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in

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       part); PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit and indemnities given by Advanstar or any of its Subsidiaries in connection with exhibitions, in each case, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "GUARANTOR" means each Subsidiary of Advanstar (other than a Foreign Subsidiary) in existence on the Issue Date and any Restricted Subsidiary (other than a Foreign Subsidiary) created or acquired by Advanstar after the Issue Date.

    "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of the indenture or thereafter issued, without duplication:

    (1) any Guarantee of the Bank Indebtedness by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of Advanstar or Guarantor Senior Indebtedness for any other Guarantor; and

    (2) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Guarantor under the Note Guarantee;

    PROVIDED, HOWEVER, that Guarantor Senior Indebtedness will not include

    (1) any obligations of a Guarantor to another Guarantor,

    (2) any liability for Federal, state, local, foreign or other taxes owed or owing by a Guarantor,

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

    (4) any Indebtedness of a Guarantor that is expressly subordinate in right of payment to any of the Indebtedness of such Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor or

    (5) any Capital Stock.

    "GUARANTOR SENIOR SUBORDINATED INDEBTEDNESS" means with respect to a Guarantor, the obligations of such Guarantor under the Note Guarantee and any other Indebtedness of such Guarantor that specifically provides that such Indebtedness is to rank Pari Passu in right of payment with the obligations of such Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

    "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

    "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "HOLDINGS" means Advanstar Holdings Corp., a Delaware corporation.

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    "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary, (whether by merger, consolidation, acquisition or otherwise), will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

    "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication),

    (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

    (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), other than (except for purposes of the cross-acceleration provisions described under "Events of Default") obligations in respect of the undrawn face amount of letters of credit that are the functional equivalents of surety or performance bonds or that support self-insurance programs to the extent that the aggregate amount of all such obligations does not exceed $3.0 million;

    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services other than trade payables arising and accrued expenses Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (if and to the extent any such obligation would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP);

    (5) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

    (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness will be the lesser of

       (A) the fair market value of such asset at such date of determination and

       (B) the amount of such Indebtedness of such other Persons;

    (8) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

    (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

    The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED that the amount outstanding at any one time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. Notwithstanding the foregoing, Indebtedness shall exclude

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    (1) obligations created, issued or incurred by any Person with respect to customer subscription payments or customer deposits for trade shows and exhibitions and

    (2) any indemnification obligation of Advanstar to third parties in respect of customary representations and warranties contained in stock purchase, asset purchase or similar acquisition agreements to which Advanstar is a party, if such indemnification obligation would not appear as a liability upon a balance sheet of Advanstar prepared in accordance with GAAP.

    "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

    "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the "Limitation on Restricted Payments" covenant,

    (1) "Investment" will include the portion (proportionate to Advanstar's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of Advanstar at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Advanstar will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to

           (x) Advanstar's "Investment" in such Subsidiary at the time of such redesignation less

           (y) the portion (proportionate to Advanstar's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

    (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Advanstar.

    "ISSUE DATE" means the date on which the notes are originally issued.

    "LEVERAGE RATIO," as of any date of determination means, with respect to any Person, the ratio of

    (1) the sum of the aggregate outstanding Indebtedness of such Person and its Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to

    (2) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination;

    PROVIDED, HOWEVER, that

    (1) if since the beginning of such period Advanstar or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Leverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets

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       which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period,

    (2) if since the beginning of such period Advanstar or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary, or any Person that becomes a Restricted Subsidiary or is merged with or into Advanstar, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated in accordance with Regulation S-X promulgated by the Commission, as if such Investment or acquisition occurred on the first day of such period and

    (3) if since the beginning of such period any Person, that subsequently became a Restricted Subsidiary or was merged with or into Advanstar or any Restricted Subsidiary since the beginning of such period, will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or
       (2) above if made by Advanstar or a Restricted Subsidiary during such period, Consolidated EBITDA for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated in accordance with Regulation S-X promulgated by the Commission) as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, amount of income or earnings relating thereto, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Advanstar.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, whether or not constituting Designated Noncash Consideration) therefrom, in each case net of

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

    (2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Advanstar or any Restricted Subsidiary after such Asset Disposition.

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    "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "NON-RECOURSE DEBT" means Indebtedness

    (1) as to which neither Advanstar nor any Restricted Subsidiary

       (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or

       (b) is directly or indirectly liable (as a guarantor or otherwise) and

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Advanstar or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

    "NOTE GUARANTEE" means, individually, any Guarantee of payment of the notes by a Guarantor pursuant to the terms of the indenture, and, collectively, all such Guarantees. Each such Note Guarantee will be in the form prescribed in the indenture.

    "OFFICER" means the Chairman of the Board, the President, Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Advanstar.

    "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Advanstar or the Trustee.

    "PARENT" means Advanstar, Inc., a Delaware corporation.

    "PERMITTED INVESTMENT" means an Investment by Advanstar or any Restricted Subsidiary in

    (1) Advanstar, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Advanstar or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

    (3) cash and Cash Equivalents;

    (4) receivables owing to Advanstar or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Advanstar or any such Restricted Subsidiary deems reasonable under the circumstances;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees made in the ordinary course of business not exceeding in the aggregate, at any time, $1.0 million;

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    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Advanstar or any Restricted Subsidiary or in satisfaction of judgments;

    (8) any Asset Swap made in accordance with the "Limitation on Asset Swaps" covenant or any Investment in securities or other assets received in connection with an Asset Disposition made in accordance with the provisions of the "Limitation on Sales of Assets and Subsidiary Stock" covenant;

    (9) Investments made after the Issue Date in a Related Business in the form of joint ventures, operating agreements, partnership agreements or other similar or customary agreements, interests or arrangements with unaffiliated third parties, the aggregate outstanding amount of which does not exceed $25.0 million (which aggregate amount outstanding will be reduced by returns of capital received by Advanstar or any Restricted Subsidiary in respect of such Investments) at any time;

    (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with the "Limitation on Indebtedness" covenant; and

    (11) other Investments in an aggregate amount outstanding at any time not to exceed $20.0 million.

    "PERMITTED LIENS" means, with respect to any Person,

    (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (b) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person is then proceeding with an appeal or other proceedings for review;

    (c) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of this Company;

    (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

    (e) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

    (f) Liens securing an Interest Rate Agreement so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing the Interest Rate Agreement;

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    (g) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Advanstar or any of its Restricted Subsidiaries;

    (h) judgement Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

    (i) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that

       (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed and

       (y) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Advanstar or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

    (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor expository institution; provided that

       (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Advanstar in excess of those set forth by regulations promulgated by the Federal Reserve Board, and

       (y) such deposit account is not intended by Advanstar or any Restricted Subsidiary to provide collateral to the depository institution;

    (k) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Advanstar and its Restricted Subsidiaries in the ordinary course of business;

    (l) Liens existing on the Issue Date;

    (m) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; PROVIDED FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by Advanstar or any Restricted Subsidiary;

    (n) Liens on property at the time Advanstar or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Advanstar or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that such Liens may not extend to any other property owned by Advanstar or any Restricted Subsidiary;

    (o) Liens securing Indebtedness or other obligations of a Subsidiary owing to Advanstar or a Wholly-Owned Subsidiary;

    (p) Liens securing Refinancing Indebtedness Incurred to Refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured, or, under the written arrangements under which the original Lien arose, could secure, the obligations to which such Liens relate; and

    (q) Liens on money or U.S. Government Obligations incurred for the purpose of defeasing Advanstar's 9 1/4% Senior Subordinated Notes due 2008.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

    "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "PRINCIPALS" means the DLJ Merchant Banking Funds.

    A "PUBLIC MARKET" exists at any time with respect to the common stock of Advanstar, Holdings or Parent, as the case may be, if

    (1) the common stock of Advanstar, Holdings or Parent, as the case may be, is then registered with the Securities Exchange Commission pursuant to
       Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and

    (2) at least 15% of the total issued and outstanding common stock of Advanstar, Holdings or Parent, as the case may be, has been distributed prior to such time by means of an effective registration statement under the Securities Act of 1933.

    Unless the context otherwise requires, references to "Public Market" shall refer to Public Markets with respect to any of Parent, Holdings or Advanstar.

    "REFINANCING INDEBTEDNESS" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend, including pursuant to any defeasance of discharge mechanism, collectively, "refinance", "refinances," and "refinanced" shall have a correlative meaning, any Indebtedness existing on the date of the indenture or Incurred in compliance with the indenture, including Indebtedness of Advanstar that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that

    (1) (x) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or

       (y) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity later than the notes,

    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and

    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the sum of the aggregate principal amount, or if issued with original issue discount, the aggregate accreted value, then outstanding plus fees and expenses, including any premium and defeasance costs, of the Indebtedness being refinanced.

    "RELATED BUSINESS" means any business related, ancillary or complementary to the businesses of Advanstar and the Restricted Subsidiaries on the Issue Date.

    "RELATED BUSINESS ASSETS" means assets used or useful in a Related Business.

    "RELATED PARTY" means, with respect to any Principal,

    (1) any controlling stockholder or partner of that Principal on the date of the indenture; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding, directly or through one or more Subsidiaries, a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or (2).

    "REPRESENTATIVE" means any trustee, agent or representative, if any, of an issue of Senior Indebtedness.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of Advanstar other than an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby Advanstar or a Restricted Subsidiary transfers such property to a Person and Advanstar or a Subsidiary leases it from such Person.

    "SENIOR CREDIT AGREEMENT" means

    (1) the Credit Agreement dated as of October 11, 2000, among Advanstar, as borrower, the various financial institutions party thereto as lenders, Fleet National Bank as the administrative agent and DLJ Capital
       Funding, Inc. as syndication agent, documentation agent, sole book runner and lead arranger, as the same has been or may be amended, supplemented or otherwise modified from time to time and any guarantees issued thereunder and

    (2) any renewal, extension, refunding, restructuring, replacement or refinancing thereof, whether with the original administrative agent and lenders or another administrative agent or agents or other lenders, whether provided under the original Senior Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Senior Credit Agreement.

    "SENIOR SUBORDINATED INDEBTEDNESS" means the notes and any other Indebtedness of Advanstar that specifically provides for such Indebtedness is to rank Pari Passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Advanstar which is not Senior Indebtedness.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of Advanstar within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "SUBORDINATED OBLIGATION" means any Indebtedness of Advanstar (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

    "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by

    (1) such Person,

    (2) such Person and one or more Subsidiaries of such Person or

    (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Advanstar.

    "UNRESTRICTED SUBSIDIARY" means

    (1) any Subsidiary of Advanstar that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

    (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary of Advanstar (including any newly acquired or newly formed Subsidiary of Advanstar) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, Advanstar or any Restricted Subsidiary of Advanstar that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either

       (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or

       (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments."

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation

    (x) Advanstar could Incur $1.00 of additional Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness" and

    (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

    "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of Advanstar, all of the Capital Stock of which (other than directors' qualifying shares) is owned by Advanstar or another Wholly-Owned Subsidiary.

    "WHOLLY-OWNED GUARANTOR" means a Wholly-Owned Subsidiary that is a Guarantor.

                              PLAN OF DISTRIBUTION

    This prospectus is to be used by Credit Suisse First Boston Corporation in connection with offers and sales of the notes in market-making transactions effected from time to time. Credit Suisse First Boston Corporation may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.

    DLJ Merchant Banking, an affiliate of Credit Suisse First Boston Corporation, and its affiliates beneficially own substantially all of the common stock of our parent. David Wittels, James Quella and OhSang Kwan, each of whom is an employee of DLJ Merchant Banking, are members of the board of directors of our company. The DLJ Investment Partners funds, which own a substantial portion of the parent company notes, are also affiliates of Credit Suisse First Boston Corporation. Further, an affiliate of Credit Suisse First Boston Corporation acted as lead arranger and syndication agent in connection with the credit facility for which it received customary fees and expenses and another affiliate of Credit Suisse First Boston Corporation purchased the bridge notes, for which it received customary fees and expenses. Credit Suisse First Boston Corporation has, from time to time, provided investment banking and other financial advisory services to Advanstar in the past for which it has received customary compensation, and will provide such services and financial advisory services to our company in the future. Credit Suisse First Boston Corporation acted as purchaser in connection with the initial sale of the old notes and parent company units and received an underwriting discount in connection therewith. See "Certain Relationships and Related Transactions."

    Credit Suisse First Boston Corporation has informed us that it does not intend to confirm sales of the new notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

    We have been advised by Credit Suisse First Boston Corporation that, subject to applicable laws and regulations, Credit Suisse First Boston Corporation currently intends to make a market in the notes. However, Credit Suisse First Boston Corporation is not obligated to do so and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk Factors--Risks Related to the Notes--There is no existing trading market for the notes, which could make it difficult for you to sell your notes at an acceptable price or at all."

    Credit Suisse First Boston Corporation and Advanstar have entered into a registration rights agreement with respect to the use by Credit Suisse First Boston Corporation of this prospectus. In that agreement, we agreed to bear all registration expenses incurred under such agreement, and we agreed to indemnify Credit Suisse First Boston Corporation against a variety of liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the notes offered hereby will be passed upon for Advanstar by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

    The financial statements as of December 31, 2000 and December 31, 2001, for the period from October 12, 2000 through December 31, 2000 and for the year ended December 31, 2001 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's restatement of its financial statements as of December 31, 2000 and 2001, and for the period from October 12, 2000 (date of inception) through December 31, 2000 and for the year ended December 31, 2001 as described in Note 2 to the financial statements, and an explanatory paragraph related to the Company's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements and schedule of Advanstar Communications Inc. included in this prospectus and elsewhere in the registration statement for the period from January 1, 2000 through October 12, 2000 and the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports herein.

    We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this prospectus as having certified the financial statements described above, as required by Section 7 of the Securities Act.

    Under Section 11(a)(4) of the Securities Act, if any audited financial statements included in a registration statement contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, an investor may sue the independent accountant who certified such financial statements only if such accountant has consented to being named as having certified such financial statements. Because Arthur Andersen has not provided its written consent, you will not be able to sue Arthur Andersen pursuant to Section 11(a)(4) of the Securities Act and therefore your right of recovery under that section will be limited as a result of the lack of consent.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Act with respect to our offering of the new notes. This prospectus does not contain all the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the new notes in the registration statement. The registration statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, including Advanstar, that file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents which are filed as exhibits to the registration statement or otherwise filed with the SEC.

    If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, we are still required under the indenture to furnish the holders of the new notes with the information, documents and other reports specified in Sections 13 and 15(d) and of the Exchange Act. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES


Report of Independent Accountants...........................       F-2

Consolidated Financial Statements:

  Consolidated Balance Sheets as of December 31, 2000 and
    2001....................................................       F-3

  Consolidated Statements of Operations for the year ended
    December 31, 1999, for the period from January 1, 2000
    through October 11, 2000, the period from October 12,
    2000 through December 31, 2000 and for the year ended
    December 31, 2001.......................................       F-4

  Consolidated Statements of Stockholder's Equity for the
    year ended December 31, 1999, for the period from
    January 1, 2000 through October 11, 2000, the period
    from October 12, 2000 through December 31, 2000 and for
    the year ended December 31, 2001........................       F-5

  Consolidated Statements of Cash Flows for the year ended
    December 31, 1999, for the period from January 1, 2000
    through October 11, 2000, the period from October 12,
    2000 through December 31, 2000 and for the year ended
    December 31, 2001.......................................       F-6

  Notes to Consolidated Financial Statements................       F-7

Condensed Consolidated Financial Statements:

  Condensed Consolidated Balance Sheets as of December 31,
    2001 and September 30, 2002 (Unaudited).................      F-37

  Condensed Consolidated Statements of Operations
    (Unaudited) for the three months ended September 30,
    2001 and 2002...........................................      F-38

  Condensed Consolidated Statements of Operations
    (Unaudited) for the nine months ended September 30, 2001
    and 2002................................................      F-39

  Condensed Consolidated Statements of Cash Flows
    (Unaudited) for the nine months ended September 30, 2001
    and 2002................................................      F-40

  Notes to Condensed Consolidated Financial Statements
    (Unaudited).............................................      F-41

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors of Advanstar Communications Inc.:

    In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Advanstar Communications Inc. and its subsidiaries at December 31, 2000 and 2001, and the results of their operations and their cash flows for the period from October 12, 2000 (date of inception) through December 31, 2000 and for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presented on page II-4 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The predecessor financial statements of Advanstar Communications Inc. and its subsidiaries for the year ended December 31, 1999 and for the period from January 1, 2000 through October 11, 2000, prior to the revisions described in
Note 3, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report dated February 15, 2002.

    As discussed more fully in Note 2, the Company restated its financial statements at December 31, 2000 and 2001, and for the period from October 12, 2000 (date of inception) through December 31, 2000 and for the year ended December 31, 2001, previously audited by other independent accountants.

    As discussed in Note 3, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" effective January 1, 2001.

    As discussed above, the predecessor financial statements of Advanstar Communications Inc. for the year ended December 31, 1999 and for the period from January 1, 2000 through October 11, 2000, were audited by other independent accountants who have ceased operations. As described in Note 3, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which was adopted by the Company as of January 1, 2002. We audited the transitional disclosures described in Note 3. In our opinion, the transitional disclosures for the year ended December 31, 1999 and for the period from January 1, 2000 through October 11, 2000 in Note 3 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the financial statements of the Company for the year ended December 31, 1999 and for the period from January 1, 2000 through October 11, 2000 other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the financial statements of the Company for the year ended December 31, 1999 and for the period from January 1, 2000 through October 11, 2000 taken as a whole.

PricewaterhouseCoopers LLP
September 30, 2002

    THE FOLLOWING REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN LLP. THIS REPORT HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP AND ARTHUR ANDERSEN LLP DID NOT CONSENT TO THE USE OF THIS REPORT IN THIS POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1 OR ANY PREVIOUSLY FILED REGISTRATION STATEMENTS. ADDITIONALLY, IN 2002, THE COMPANY ADOPTED THE PROVISIONS OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS" (SFAS NO. 142). AS DISCUSSED IN NOTE 3, THE COMPANY HAS PRESENTED THE TRANSITIONAL DISCLOSURES AS REQUIRED BY SFAS 142. THE ARTHUR ANDERSEN LLP REPORT DOES NOT EXTEND TO THESE DISCLOSURES.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Advanstar, Inc.:

    We have audited the accompanying consolidated balance sheets of Advanstar, Inc. (a Deleware corporation) and Subsidiaries as of December 31, 2001 * and 2000 *, and the related consolidated statements of operations, stockholder's equity and cash flows for the year ended December 31, 2001 *, the period from October 12, 2000 through December 31, 2000 *, the period from January 1, 2000 through October 11, 2000 and the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanstar, Inc. and Subsidiaries as of December 31, 2001 * and 2000 *, and the results of their operations and their cash flows for the year ended
December 31, 2001 *, the period from October 12, 2000 through December 31, 2000 *, the period from January 1, 2000 through October 11, 2000 and the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole. **

    As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

Arthur Andersen LLP

Minneapolis, Minnesota,
February 15, 2002 *
------------------------
* Subsequent to the date of this report, the consolidated balance sheets as of December 31, 2001 and December 31, 2000 and the related consolidated statements of operations, of stockholder's equity and of cash flows for the year ended December 31, 2001 and for the period from October 12, 2000 through December 31, 2000 were audited by PricewaterhouseCoopers LLP whose report appears on page F-2 of this Post-Effective Amendment No. 2 to Form S-1. See note 2 to the consolidated financial statements for a discussion of the restatement of the original consolidated financial statements, with respect to which Arthur Andersen LLP did not audit the restatement.
** Subsequent to the date of this report, the schedule of valuation and qualifying accounts as of December 31, 2001 and December 31, 2000 and for the year ended December 31, 2001 and for the period from October 12, 2000 through December 31, 2000 were audited by PricewaterhouseCoopers LLP whose report appears on page F-2 of this Post-Effective Amendment No. 2 to Form S-1.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 2000          2001
                                                              -----------   -----------
                                                              (AS RESTATED--SEE NOTE 2)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................  $   17,675    $   44,636
  Accounts receivable, net of allowance of $725 and $970....      31,158        22,891
  Prepaid expenses..........................................      15,614        11,402
  Other.....................................................       1,972         1,648
                                                              ----------    ----------
    Total current assets....................................      66,419        80,577

Due from affiliate..........................................      20,491            --
Property, plant and equipment, net..........................      25,767        25,456

Intangible and other assets:
  Goodwill, net.............................................     818,770       719,386
  Intangibles and other, net................................      89,187       175,360
                                                              ----------    ----------
    Total intangible and other assets, net..................     907,957       894,746
Deferred income taxes.......................................       7,743            --
                                                              ----------    ----------
                                                              $1,028,377    $1,000,779
                                                              ==========    ==========
            LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $   13,150    $   16,200
  Accounts payable..........................................      22,007        29,794
  Accrued compensation......................................       9,707         4,087
  Other accrued liabilities.................................      11,643        27,509
  Deferred revenue..........................................      67,955        54,049
                                                              ----------    ----------
    Total current liabilities...............................     124,462       131,639

Long-term debt, net of current maturities...................     551,850       553,800
Deferred income taxes.......................................          --        16,157
Other long-term liabilities.................................       5,448         4,525
Due to parent...............................................         722         3,662
Minority interests..........................................      10,434        14,610

Commitments and contingencies (Notes 8, 10 and 11)

Stockholder's equity:
  Common stock, $.01 par value, 40,000,000 shares
    authorized; 1,000,000 shares issued and outstanding at
    December 31, 2000 and 2001..............................          10            10
  Capital in excess of par value............................     352,592       350,175
  Accumulated deficit.......................................     (18,045)      (67,807)
  Accumulated other comprehensive (loss) income.............         904        (5,992)
                                                              ----------    ----------
    Total stockholder's equity..............................     335,461       276,386
                                                              ----------    ----------
                                                              $1,028,377    $1,000,779
                                                              ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                    PREDECESSOR                SUCCESSOR
                                              -----------------------   -----------------------
                                                            FOR THE      FOR THE
                                                            PERIOD       PERIOD
                                                             FROM         FROM
                                                           JANUARY 1,   OCTOBER 12,
                                               FOR THE       2000         2000        FOR THE
                                              YEAR ENDED    THROUGH      THROUGH     YEAR ENDED
                                              DECEMBER 31,   OCTOBER 11,   DECEMBER 31,   DECEMBER 31,
                                                1999         2000         2000         2001
                                              ----------   ----------   ----------   ----------
                                                                        (AS RESTATED--SEE NOTE 2)
Net revenue.................................   $328,372     $314,045     $ 63,434     $346,997

Operating expenses:
  Cost of production........................     66,237       61,687       15,017       70,488
  Selling, editorial and circulation........    138,868      126,162       32,279      144,768
  General and administrative................     43,527       34,285        9,783       40,433
  Amortization of goodwill and other
    intangibles.............................     49,214       35,133       14,011       85,949
  Depreciation..............................      4,044        4,520        1,736        8,312
                                               --------     --------     --------     --------
    Total operating expenses................    301,890      261,787       72,826      349,950
                                               --------     --------     --------     --------
Operating income (loss).....................     26,482       52,258       (9,392)      (2,953)

Other income (expense):
  Interest expense, net.....................    (39,888)     (38,161)     (13,765)     (55,499)
  Other income (expense), net...............       (198)      (2,394)         215          788
                                               --------     --------     --------     --------
Income (loss) before income taxes and
  minority interests........................    (13,604)      11,703      (22,942)     (57,664)

Provision (benefit) for income taxes........    (11,431)      11,190       (4,772)     (11,166)

Minority interests..........................      1,588       (1,003)         125         (156)
                                               --------     --------     --------     --------
Loss before extraordinary item and
  accounting change.........................       (585)        (490)     (18,045)     (46,654)

Extraordinary item, net of tax..............         --           --           --       (2,556)

Cumulative effect of accounting change, net
  of tax....................................         --           --           --         (552)
                                               --------     --------     --------     --------
Net loss....................................   $   (585)    $   (490)    $(18,045)    $(49,762)
                                               ========     ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                                         ACCUMULATED
                                           COMMON STOCK        CAPITAL                      OTHER
                                       --------------------   EXCESS OF   ACCUMULATED   COMPREHENSIVE
                                        SHARES      AMOUNT    PAR VALUE     DEFICIT     INCOME (LOSS)    TOTAL
                                       ---------   --------   ---------   -----------   -------------   --------
Balance, December 31, 1998
  (predecessor)......................  1,000,000     $10      $183,367     $(47,745)       $  (872)     $134,760
Comprehensive loss:
  Net loss...........................         --      --            --         (585)            --
  Translation adjustment.............         --      --            --           --         (4,751)

    Total comprehensive loss.........                                                                     (5,336)

Stock option compensation expense and
  other..............................         --      --         3,536           --             --         3,536
Capital contribution.................         --      --             1           --             --             1
                                       ---------     ---      --------     --------        -------      --------
Balance, December 31, 1999
  (predecessor)......................  1,000,000      10       186,904      (48,330)        (5,623)      132,961
Comprehensive loss:
  Net loss...........................         --      --            --         (490)            --
  Translation adjustment.............         --      --            --           --         (3,231)

    Total comprehensive loss.........                                                                     (3,721)

  Stock option compensation income
    and other........................         --      --        (6,933)          --             --        (6,933)
                                       ---------     ---      --------     --------        -------      --------
Balance, October 11, 2000
  (predecessor)......................  1,000,000     $10      $179,971     $(48,820)       $(8,854)     $122,307
                                       =========     ===      ========     ========        =======      ========
Balance, October 12, 2000
  (successor)........................         --     $--      $     --     $     --        $    --      $     --
Issuance of stock in connection with
  the acquisition of Advanstar,
  Inc................................  1,000,000      10       352,592           --             --       352,602
Comprehensive income (loss):
  Net loss...........................         --      --            --      (18,045)            --
  Translation adjustment.............         --      --            --           --            904

    Total comprehensive loss.........                                                                    (17,141)
                                       ---------     ---      --------     --------        -------      --------
Balance, December 31, 2000 (as
  restated--see Note 2)..............  1,000,000      10       352,592      (18,045)           904       335,461
Comprehensive loss:
  Net loss...........................         --      --            --      (49,762)            --
  Translation adjustment.............         --      --            --           --         (2,712)
  Change in unrealized loss on
    derivative financial instruments,
    net of tax.......................         --      --            --           --         (4,184)

    Total comprehensive loss.........                                                                    (56,658)

  Capital contribution...............         --      --        34,775           --             --        34,775
  Advances and notes due from
    affiliate (Note 10)..............         --      --       (37,192)          --             --       (37,192)
                                       ---------     ---      --------     --------        -------      --------
Balance, December 31, 2001
  (successor) (as restated--see Note
  2).................................  1,000,000     $10      $350,175     $(67,807)       $(5,992)     $276,386
                                       =========     ===      ========     ========        =======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                          PREDECESSOR                  SUCCESSOR
                                                   -------------------------   -------------------------
                                                                  FOR THE       FOR THE
                                                                 PERIOD FROM   PERIOD FROM
                                                                 JANUARY 1,    OCTOBER 12,
                                                    FOR THE        2000          2000         FOR THE
                                                   YEAR ENDED     THROUGH       THROUGH      YEAR ENDED
                                                   DECEMBER 31,    OCTOBER 11,    DECEMBER 31,    DECEMBER 31,
                                                     1999          2000          2000          2001
                                                   -----------   -----------   -----------   -----------
                                                                               (AS RESTATED--SEE NOTE 2)
Operating activities:
  Net loss.......................................   $   (585)      $  (490)     $(18,045)     $(49,762)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Extraordinary item--early extinguishment of
      debt.......................................         --            --            --         2,556
    Depreciation and amortization................     53,258        39,653        15,747        94,261
    Noncash interest.............................      1,209           899           748         2,378
    Debt discount accretion......................      3,925        (2,485)           --            --
    Loss (gain) on sales of assets and other.....       (659)        4,242          (125)          167
    Deferred income taxes........................    (12,631)        3,231         1,711       (13,443)
    Changes in operating assets and liabilities:
      Accounts receivable, net...................     (2,830)         (887)         (161)        8,266
      Inventories................................       (318)          384            (5)          145
      Prepaid expenses...........................      1,736         1,270        (2,969)        4,762
      Accounts payable and accrued liabilities...       (555)       15,314       (24,698)       12,925
      Deferred revenue...........................     10,521       (18,863)       23,999       (14,804)
      Other......................................        449        (2,320)          123        (5,638)
                                                    --------       -------      --------      --------
    Net cash provided by (used in) operating
      activities.................................     53,520        39,948        (3,675)       41,813
                                                    --------       -------      --------      --------
Investing activities:
  Additions to property, plant and equipment.....     (9,722)       (9,304)       (2,578)       (7,935)
  Acquisitions of publications and trade shows,
    net of cash acquired.........................   (141,479)      (13,264)      (10,863)      (14,158)
  Increase in advances and notes due from
    affiliate....................................         --       (10,749)       (9,020)      (20,024)
  Proceeds from sale of assets and other.........        299         3,767            66           384
                                                    --------       -------      --------      --------
    Net cash used in investing activities........   (150,902)      (29,550)      (22,395)      (41,733)
                                                    --------       -------      --------      --------
Financing activities:
  Net proceeds from (payments on) revolving
    credit loan..................................    (29,000)           --            --        34,000
  Proceeds from long-term debt...................    138,000            --            --       160,000
  Payments of long-term debt.....................    (12,752)      (16,828)           --      (195,000)
  Proceeds from capital contributions and
    other........................................     (1,344)           --            --        34,775
  Deferred financing costs.......................         --            --            --        (9,001)
  Dividends paid to minority interest holders....         --        (1,150)           --            --
                                                    --------       -------      --------      --------
    Net cash provided by (used in) financing
      activities.................................     94,904       (17,978)           --        24,774
                                                    --------       -------      --------      --------
Effect of exchange rate changes on cash..........       (301)          280          (986)        2,107
                                                    --------       -------      --------      --------
Net increase (decrease) in cash and cash
  equivalents....................................     (2,779)       (7,300)      (27,056)       26,961
Cash and cash equivalents, beginning of period...     14,016        11,237        44,731        17,675
                                                    --------       -------      --------      --------
Cash and cash equivalents, end of period.........   $ 11,237       $ 3,937      $ 17,675      $ 44,636
                                                    ========       =======      ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

    The accompanying consolidated financial statements include the accounts of Advanstar Communications Inc. and its majority-owned subsidiaries (collectively, Advanstar or the Company). All intercompany accounts and transactions between consolidated entities have been eliminated.

    The Company operates and manages trade shows and conferences; publishes controlled circulation trade and professional periodicals; and markets a broad range of marketing, direct mail and database products and services.

    On October 11, 2000, a group of investors, including DLJ Merchant Banking Partners III L.P. (DLJMB), certain of its affiliated funds and certain members of management, formed Advanstar Holdings Corp. (Holdings or the Parent) to acquire substantially all of the outstanding shares of Advanstar's direct parent, Advanstar, Inc., for an aggregate purchase price of approximately
$917.6 million (the DLJ Acquisition) including the assumption of outstanding indebtedness and debt repaid on the date of sale, and includes related transaction costs. The DLJ Acquisition has been accounted for using the purchase method of accounting and, accordingly, all assets and liabilities of the Company have been recorded at their fair values as of the date of acquisition. The excess of the purchase price over the fair value of the assets and liabilities of the Company has been recorded as goodwill. The table below sets for the purchase price allocation (in millions):

Cash........................................................   $302.6
Debt assumed................................................    606.6
Direct acquisition costs....................................      8.4
                                                               ------
    Total purchase price....................................    917.6

Estimated fair value of net tangible assets acquired........      2.9
Identifiable intangible assets..............................     94.1
Goodwill....................................................    820.6
                                                               ------
                                                               $917.6
                                                               ======

    The Company completed and finalized its purchase price allocation related to the DLJ Acquisition during 2001, which resulted in the recognition of approximately $139.2 million of intangible assets and $45.7 million of deferred tax liabilities and a corresponding reduction to goodwill.

    Due to the effects of the DLJ Acquisition on the recorded bases of goodwill, intangibles, property and stockholder's equity, the financial statements prior to and subsequent to the DLJ Acquisition are not comparable. Periods prior to October 12, 2000 represent the accounts of the Predecessor, and from that date, the Successor. The effects of the DLJ Acquisition have not been included in the accompanying consolidated statements of cash flows as the acquisition was deemed to have occurred at a date that is not part of either the Predecessor or Successor company operations.

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL

    In connection with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," the Company determined that $71.7 million of goodwill arising from the acquisition of the Company's direct parent, Advanstar, Inc., in October 2000, and related to the operations of the reporting units comprising the company should have been pushed down from the parent to the financial statements of the Company. As a result, the financial statements have

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL (CONTINUED) been restated to reflect the push down of this goodwill and related amortization expense from the acquisition date to the adoption of SFAS No. 142 effective January 1, 2002.

    In addition, the Company has determined that the method of amortization of certain intangible assets acquired in the DLJ acquisition, consisting of intangible assets related to trade exhibitor lists and advertiser lists, required adjustment to more closely reflect the pattern in which the economic benefit would be realized. Accordingly, at the completion of the allocation period and as a result of the finalization of a valuation of acquired intangible assets, beginning in the second quarter of 2001, amortization of the affected intangible assets which was previously recognized on a straight-line basis was adjusted to reflect accelerated methods which correspond to the Company's projections of future cash flows directly related to these intangible assets.

    A summary of the restatement of previously issued financial information is as follows:

                                                              AS PREVIOUSLY      AS
                                                                REPORTED      RESTATED
                                                              -------------   --------
Balance Sheet at December 31, 2000
Goodwill, net...............................................    $748,320      $818,770
Capital in excess of par....................................     280,842       352,592
Accumulated deficit.........................................     (16,745)      (18,045)
Total stockholder's equity..................................     265,011       335,461

Statement of operations for the period from October 12, 2000 through December 31, 2000
Amortization of goodwill and other intangibles..............    $ 12,711      $ 14,011
Operating (loss) income.....................................      (8,092)       (9,392)
Loss before income taxes and minority interests.............     (21,642)      (22,942)
Net loss....................................................     (16,745)      (18,045)

Balance Sheet at December 31, 2001
Goodwill, net...............................................    $653,758      $719,386
Intangibles and other, net..................................     202,993       175,360
Deferred income taxes.......................................      30,541        16,157
Minority interests..........................................      14,640        14,610
Capital in excess of par value..............................     278,425       350,175
Accumulated deficit.........................................     (45,194)      (67,807)
Accumulated other comprehensive (loss) income                     (5,956)       (5,992)
Total stockholder's equity..................................     227,285       276,386

Statement of operations for the year ended December 31, 2001
Amortization of goodwill and other intangibles..............    $ 53,530      $ 85,949
Operating income (loss).....................................      29,466        (2,953)
Loss before income taxes and minority interests.............     (25,155)      (57,664)
(Benefit) provision for income taxes........................          --       (11,166)
Minority interests..........................................        (186)         (156)
Loss before extraordinary item and accounting change........     (25,341)      (46,654)
Net loss....................................................     (28,449)      (49,762)

    The adjustments to previously reported financial statements have no impact on net revenue or cash flows for any period, do not impact measurements of earnings before taxes, depreciation, amortization

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL (CONTINUED) and income taxes and have no impact on the Company's financial ratio covenants in its debt instruments.

    As discussed in Note 3 related to the adoption of SFAS 142, the Company and its parent, Advanstar, Inc., completed an initial assessment of goodwill impairment. The assessment has indicated that there is the potential for a goodwill impairment charge related to the Company's trade show segment. When the Company completes the final measurement of the goodwill impairment, a charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the fourth quarter of 2002.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include cash on deposit and highly liquid investments with original maturities of three months or less. Cash equivalents are stated at cost, which approximates fair market value.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

    Prepaid expenses consist primarily of prepaid trade show and conference expenses, prepaid publication production costs and miscellaneous deposits. Event and publication expenses are charged to operations at the time of the related event and at the time of publication issuance. Other current assets consist primarily of paper inventories.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at December 31 (in thousands):

                                                                   SUCCESSOR
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Land and improvements.......................................  $ 2,401    $ 2,409
Buildings...................................................    4,686      4,995
Furniture, machinery and equipment..........................   16,454     23,721
Leasehold improvements......................................    3,973      4,343
                                                              -------    -------
                                                               27,514     35,468
Accumulated depreciation....................................   (1,747)   (10,012)
                                                              -------    -------
  Net property, plant and equipment.........................  $25,767    $25,456
                                                              =======    =======

    Property, plant and equipment is depreciated on the straight-line basis over the following estimated useful lives:

Land improvements.................................  10-15 years
Buildings.........................................  20-40 years
Furniture, machinery and equipment................  3-10 years
Leasehold improvements............................  Shorter of useful life or life of lease

    For tax reporting purposes, certain assets have different estimated useful lives and depreciation methods.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Maintenance and repairs are charged to expense as incurred. Major betterments and improvements which extend the useful life of the item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

INTANGIBLE AND OTHER ASSETS

    Goodwill, which is being amortized on a straight-line basis over an average of 23 years, is recorded in the accompanying consolidated balance sheets net of accumulated amortization of $9.7 million and $39.3 million at December 31, 2000 and 2001, respectively.

    Trade exhibitor and advertiser lists are being amortized on a double-declining balance method over six and five years, respectively. Subscriber lists and other intangible assets are being amortized on a straight-line basis over three to ten years.

    Intangible and other assets consist of the following at December 31 (in thousands):

                                                                   SUCCESSOR
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Trade exhibitor lists.......................................  $38,836    $160,318
Advertiser lists............................................   16,552      33,302
Subscriber lists............................................       32      22,339
Other intangible assets.....................................   19,128       3,529
Other assets................................................   19,455      20,582
                                                              -------    --------
                                                               94,003     240,070
Accumulated amortization....................................   (4,816)    (64,710)
                                                              -------    --------
  Total intangible and other assets, net....................  $89,187    $175,360
                                                              =======    ========

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company evaluates the carrying value of long-lived assets, including identifiable intangibles and goodwill, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present and the estimated future undiscounted cash flows are less than the carrying value of the assets and any related goodwill, the carrying value is reduced to the estimated fair value as measured by the associated discounted cash flows.

    Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. However, the Company is required to perform an initial impairment review of goodwill in 2002 and an annual impairment review thereafter, or more frequently if impairment indicators arise. Identified intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives, but with no maximum life.

    During the second quarter 2002, the Company completed an initial assessment of goodwill impairment. The assessment indicated that there is the potential for a goodwill impairment charge related to our trade show segment which has an aggregate net book value of goodwill of approximately $528.9 million. Preliminary valuations show that the carrying value of our trade show segment is in

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) excess of its fair value by approximately $11.6 million. Consequently, there is the possibility for a material, non-cash impairment charge in the fourth quarter of 2002. Once final measurement of the goodwill impairment has been completed, the charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the fourth quarter of 2002.

ACCRUED LIABILITIES

    Accrued liabilities consisted of the following at December 31 (in thousands):

                                                                   SUCCESSOR
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Derivative instruments......................................  $    --    $ 6,553
Interest....................................................    3,756      9,468
Security deposits...........................................    2,910      2,770
Benefits and severance......................................    1,970      3,109
Other.......................................................    3,007      5,609
                                                              -------    -------
                                                              $11,643    $27,509
                                                              =======    =======

REVENUE RECOGNITION

    Trade show and conference revenue is recognized in the accounting period in which the event is conducted. Subscription revenue is recognized on a pro rata basis as publications are issued to fulfill the subscription obligations. Advertising revenue is recognized as the publication with the respective advertisement is published. Deferred revenue is recorded when cash is received in advance of providing the related service.

    Deferred revenue consisted of the following at December 31 (in thousands):

                                                                   SUCCESSOR
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Deferred trade show and conference revenue..................  $63,937    $50,309
Deferred advertising and subscription revenue...............    4,018      3,740
                                                              -------    -------
  Total deferred revenue....................................  $67,955    $54,049
                                                              =======    =======

FOREIGN CURRENCY TRANSLATION

    The Company accounts for translation adjustments related to its investments in foreign entities in accordance with SFAS No. 52, "Foreign Currency Translation." Such adjustments are included in other comprehensive income
(loss).

FINANCIAL DERIVATIVE INSTRUMENTS

    Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivative financial instruments must be recognized currently in earnings unless specific hedge accounting criteria are met. For those

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) instruments which meet the criteria, gains and losses will be recognized in other comprehensive income rather than in current earnings.

    The Company's adoption of SFAS No. 133 on January 1, 2001 resulted in the cumulative effect of an accounting change of a reduction to income of approximately $0.6 million, net of tax.

    The Company uses derivative instruments to manage exposures to foreign currency and interest rate risks. The Company's objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impacts of these exposures.

    Certain forecasted transactions are exposed to foreign currency risk. Principal foreign currencies include the euro, British pound sterling and Brazilian real. Forward contracts used to hedge forecasted international revenue for up to 12 months in the future are designated as cash flow hedging instruments. Forward contracts not designated as hedging instruments under SFAS No. 133 are also used to manage the impact of the variability in exchange rates.

    At December 31, 2001, the Company had open foreign exchange derivative contracts to sell with a notional amount totaling $9.7 million and to buy with a notional amount totaling $1.6 million. The estimated fair value of the foreign exchange contracts based upon market quotes was a net liability of approximately $0.6 million. Changes in fair value of the foreign exchange contracts, that are not designated as cashflow hedges, are recognized in current earnings.

    Variable rate debt instruments are subject to interest rate risk. The Company has entered into interest rate collar and cap agreements with remaining maturities of up to 26 months to manage its exposure to interest rate movements on a portion of its variable rate debt obligations. (See Note 5.)

    Other expense includes a charge of approximately $0.2 million in 2001, which represents the amount of hedge ineffectiveness and changes in fair value of derivative instruments not designated as hedging instruments. Other comprehensive income (loss) includes net losses of approximately $4.2 million, net of taxes, at December 31, 2001. The fair value of the Company's derivative instruments was a net liability of $7.7 million at December 31, 2001, of which $6.6 million is included in other accrued liabilities and $1.1 million is included in other long-term liabilities in the accompanying December 31, 2001 consolidated balance sheet.

STOCK-BASED COMPENSATION

    As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to account for stock options and awards to employees under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

COMPREHENSIVE INCOME (LOSS)

    The Company follows the provisions of SFAS No. 130, "Reporting Comprehensive Income." This statement established rules for the reporting of comprehensive income (loss) and its components. Comprehensive income (loss) reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Comprehensive income
(loss) consists of net income (loss), foreign currency translation adjustments and changes in unrealized loss on derivative financial instruments, and is presented in the accompanying consolidated statements of stockholder's equity.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Ultimate results could differ from these estimates. On an ongoing basis, management reviews its estimates, including those affecting doubtful accounts, valuation of goodwill and intangible assets, and income taxes. Changes in facts and circumstances may result in revised estimates.

RECLASSIFICATIONS

    Certain reclassifications have been made to amounts reported in prior periods in order to conform to the current period presentation.

RECENTLY ISSUED ACCOUNTING STANDARDS

    In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives. The amortization provisions of SFAS No. 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company will apply the provisions of SFAS No. 142 beginning January 1, 2002. At December 31, 2001, the Company has unamortized goodwill of $721.2 million that will be subject to the provisions of SFAS No. 142. Goodwill amortization expense recorded during 2001 was $28.1 million. The Company does not believe any of its other identifiable intangible assets have an indefinite life.

    During the second quarter 2002, the Company completed an initial assessment of goodwill impairment. The assessment indicated that there is the potential for a goodwill impairment charge related to our trade show segment which has an aggregate net book value of goodwill of approximately $528.9 million. Preliminary valuations show that the carrying value of our trade show segment is in excess of its fair value by approximately $11.6 million. Consequently, there is the possibility for a material, non-cash impairment charge in the second half of 2002. Once final measurement of the goodwill impairment has been completed, the charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the second half of 2002.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", the Company discontinued the amortization of goodwill. The following table represents a reconciliation of income before extraordinary item and accounting change and net income adjusted for the exclusion of goodwill amortization, net of tax (in thousands):

                                                      FOR THE PERIOD   FOR THE PERIOD
                                         FOR THE      FROM JANUARY        FROM
                                         YEAR ENDED       1,           OCTOBER 11,
                                         DECEMBER     2000 THROUGH     2000 THROUGH      YEAR ENDED
                                           31,        OCTOBER 11,      DECEMBER 31,      DECEMBER 31,
                                           1999          2000             2000             2001
                                         ----------   --------------   ---------------   ----------
                                                                        (AS RESTATED--SEE NOTE 2)
Reported income (loss) before
  extraordinary item and accounting
  change...............................   $  (585)       $  (490)         $(18,045)       $(46,654)
Add: goodwill amortization, net of
  tax..................................    22,140         15,450             7,308          22,738
                                          -------        -------          --------        --------
Adjusted income (loss) before
  extraordinary item and accounting
  change...............................   $21,555        $14,960          $(10,737)       $(23,916)
                                          =======        =======          ========        ========
Reported net income (loss).............   $  (585)       $  (490)         $(18,045)       $(49,762)
Add: goodwill amortization, net of
  tax..................................    22,140         15,450             7,308          22,738
                                          -------        -------          --------        --------
Adjusted net income (loss).............   $21,155        $14,960          $(10,737)       $(27,024)
                                          =======        =======          ========        ========

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 retains and expands upon the fundamental provisions of existing guidance related to the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Generally, the provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company has adopted SFAS No. 144 on January 1, 2002. The adoption of SFAS
No. 144 did not impact the results of operations or financial position of the Company.

    In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 amends FASB Statement
No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS
No. 145 is generally effective for fiscal years beginning after May 15, 2002. The Company has not adopted SFAS No. 145. The adoption of SFAS No. 145 is not expected to have a significant impact of the results of operations or financial position of the Company, but in accordance with the transition provisions will result in the Company's fiscal 2001 extraordinary item being reclassified in the statement of operations.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability for a cost associated with an exit or disposal activity be

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 is not expected to have a significant impact of the results of operations or financial position of the Company.

4. ACQUISITIONS

    On July 28, 1999, the Company acquired certain trade shows and publishing properties of Larkin-Pluznik-Larkin, LLC and LPL/Style Group, LLC (collectively, Larkin), which operates apparel trade shows. The purchase price was approximately $135.4 million in cash and assumed liabilities. Concurrent with the Larkin acquisition, the Company amended and restated its credit agreement to provide additional borrowing capacity to finance the acquisition.

    From January 1, 1999 through December 31, 1999, the Company completed three other acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $17.3 million in cash and assumed liabilities.

    From January 1, 2000 through December 31, 2000, the Company completed three acquisitions of trade shows, conferences and publishing properties, with a cumulative purchase price totaling approximately $21.4 million in cash and assumed liabilities.

    In May 2001, the Company contributed SeCA to a joint venture, MMStars. The transaction required certain approvals by French governmental authorities. Final approval was obtained in September 2001. Upon approval of the French governmental authorities and completion of purchase price allocation, the Company consolidated MMStars and recorded a minority interest of $6.3 million representing the minority stockholder's proportional share of MMStars equity at the joint venture's formation date. In the formation of the joint venture, the minority investor made an asset contribution equal to its ownership interest. Thus, no gain or loss was recognized upn formation of the joint venture.

    On August 22, 2001, the Company acquired the TechLearn conference for approximately $6.0 million in cash and assumed liabilities and a $6.0 million note payable, due in three equal annual installments through 2004. The excess of purchase price over the fair value of the assets acquired has been recorded as goodwill of $11.5 million.

    From January 1, 2001 through December 31, 2001, the Company completed two other acquisitions of trade shows, conferences, and publishing properties, including the outstanding minority interest in Advanstar Wideband, with a cumulative purchase price of $8.3 million.

    The acquisitions discussed above have been accounted for using the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the dates of the acquisitions. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed has been recorded as goodwill. Certain of the liabilities assumed in connection with 2001 acquisitions have been recorded based upon preliminary estimates as of the dates of acquisition. The Company does not believe the final allocation of purchase price will be materially different from preliminary allocations. Any changes to the preliminary estimates during the allocation period will be reflected as an adjustment to goodwill. Results of operations for these acquisitions have been included in the accompanying consolidated financial statements since their respective dates of acquisition. The pro forma operating results of the acquisitions are immaterial.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

5. DEBT

CREDIT FACILITY

    The credit facility (the Credit Facility) consists of (i) $415 million of term loans payable in quarterly installments beginning March 31, 2001 and continuing through October 11, 2007 and (ii) $80.0 million of revolving loan availability. The Credit Facility contains a number of covenants that, among other things, require the Company to maintain certain financial ratios, including leverage and fixed charge coverage ratios, as defined. Failure of the Company to comply with any of these covenants may cause an event of default under the Credit Facility. The Company was in compliance with all covenants as of December 31, 2001.

    Borrowings under the Credit Facility are secured by substantially all of the Company's assets. In addition, as of December 31, 2001, the Company has interest rate protection agreements for a notional amount of $250 million that effectively guarantee that the Company's interest rate on $250 million of the Company's Credit Facility will not exceed 12.0 percent, nor be less than
8.0 percent. The net interest paid or received is included in interest expense. At December 31, 2001, the estimated fair value of the interest rate protection agreements was a net liability position to the Company of approximately
$7.7 million. At December 31, 2001, the Company had approximately $42.9 million of borrowings available under the Credit Facility, subject to customary conditions.

SENIOR SUBORDINATED NOTES

    On January 9, 2001, the 9.25 percent senior subordinated notes due in 2008 (the Notes) were tendered at an offer price in cash equal to 101 percent of the aggregate principal amount, plus accrued interest. The Company financed the repurchase of the Notes with bridge financing. The premium paid on the tender of the Notes of approximately $1.0 million, net of related tax benefits, is reflected as an extraordinary item in the accompanying 2001 consolidated statement of operations.

    On February 21, 2001, the Company issued $160.0 million of unsecured,
12 percent senior subordinated notes due 2011 (the Replacement Notes). Interest on the Replacement Notes is payable semiannually on February 15 and August 15 of each year commencing on August 15, 2001. The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company and its wholly owned domestic subsidiaries. As part of tendering of the Notes, the Company wrote off the remaining unamortized deferred financing costs of approximately $1.6 million, net of related tax benefits, which is reflected as an extraordinary item in the accompanying 2001 consolidated statement of operations.

    Concurrent with the issuance of the Replacement Notes, Advanstar, Inc. issued units comprised of 15 percent senior discount notes (the Discount Notes), with an aggregate principal amount at maturity of approximately $68.6 million and warrants to purchase shares of common stock of its parent, Holdings, for consideration of approximately $34.8 million. Advanstar, Inc. contributed the proceeds from the issuance of the Discount Notes to the Company. The Company used the proceeds from issuance of the Replacement Notes and the Discount Notes to repay and terminate the bridge financing and to repay approximately
$45.0 million of term loan borrowings under the Credit Facility. The contribution of the proceeds from the Discount Notes by Advanstar, Inc. to the Company was treated as a capital contribution.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

5. DEBT (CONTINUED)
    Long-term debt consists of the following at December 31 (in thousands):

                                                                   SUCCESSOR
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Term loan A, interest at LIBOR plus 3.00%; 5.10% at
  December 31, 2001, due quarterly through April 11,
  2007......................................................  $100,000   $ 89,200
Term loan B, interest at LIBOR plus 3.50%; 5.60% at
  December 31, 2001, due quarterly through October 11,
  2007......................................................   315,000    280,800
Revolving credit loan, interest at LIBOR plus 3.00%; 5.10%
  at December 31, 2001, due April 11, 2007..................        --     34,000
Senior subordinated notes at 12.00%, due 2011...............        --    160,000
Senior subordinated notes at 9.25%..........................   150,000         --
Acquisition note payable, interest at 5.50%, due monthly
  through 2004..............................................        --      6,000
                                                              --------   --------
                                                               565,000    570,000
Less current maturities.....................................   (13,150)   (16,200)
                                                              --------   --------
                                                              $551,850   $553,800
                                                              ========   ========

    Based on the borrowing rates currently available to the Company for debt instruments with similar terms and average maturities, the fair value of long-term debt would have been below its carrying value by approximately $20.0 million at December 31, 2000 and $43.2 million at December 31, 2001.

    Cash paid for interest for the year ended December 31, 1999, for the period from January 1, 2000 through October 11, 2000, the period from October 12, 2000 through December 31, 2000, and for the year ended December 31, 2001 was approximately $38.8 million, $34.0 million, $15.3 million and $45.7 million, respectively.

    Annual maturities of long-term debt for the next five years are as follows (in thousands):

2002........................................................  $16,200
2003........................................................   17,000
2004........................................................   19,144
2005........................................................   17,144
2006........................................................   17,144
Thereafter..................................................  483,368

6. STOCKHOLDER'S EQUITY

1996 STOCK OPTION PLAN

    The Company accounts for the options using the intrinsic value method outlined in APB Opinion No. 25. Accordingly, and because of certain variable features of the 1996 Stock Option Plan (the Plan), the Company measures compensation cost as the difference between the exercise price of the options and the fair value of the shares under option at the end of each period, and recognizes compensation expense to provide for such difference. In connection with the DLJ Acquisition, all of the outstanding options under the Plan became fully vested and were purchased and cancelled by the Company at fair market value and the Plan was terminated. For the year ended December 31, 1999 and the period from

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

6. STOCKHOLDER'S EQUITY (CONTINUED)
January 1, 2000 through October 11, 2000, the Company recognized compensation benefit of $3.9 million and an expense of $2.5 million, respectively, under the Plan. The compensation expense is presented in the accompanying consolidated statements of stockholder's equity net of the Company's repurchase of amounts paid for the options.

2000 MANAGEMENT INCENTIVE PLAN

    On October 12, 2000, Holdings adopted the 2000 Management Incentive Plan. A maximum of 3,422,789 shares of Holdings are authorized for grant to participants under the 2000 Management Incentive Plan. Options are granted by Holdings' board of directors at an exercise price of not less than the fair market value of Holdings common stock at the date of grant and vest over a maximum of nine years. Shares available for grant under the 2000 Management Incentive Plan totaled 497,789 at December 31, 2001.

    If the Company had elected to recognize compensation cost based on the fair value of the options granted as prescribed by SFAS No. 123, net loss would have been increased to the pro forma amounts indicated in the table below (in thousands):

                                            PREDECESSOR                SUCCESSOR
                                      -----------------------   -----------------------
                                                   FOR THE       FOR THE
                                                    PERIOD       PERIOD
                                                     FROM         FROM
                                                   JANUARY 1,    OCTOBER 12,
                                      FOR THE        2000         2000        FOR THE
                                      YEAR ENDED   THROUGH       THROUGH     YEAR ENDED
                                      DECEMBER 31,    OCTOBER 11,    DECEMBER 31,   DECEMBER 31,
                                        1999         2000         2000         2001
                                      ----------   ----------   ----------   ----------
                                                                (AS RESTATED--SEE NOTE 2)
Net loss--as reported...............   $  (585)     $  (490)     $(18,045)    $(49,762)
Net loss--pro forma.................    (1,416)      (2,434)      (18,365)     (51,852)

    For purposes of computing compensation cost of stock options granted, the fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                        SUCCESSOR
                                                               ---------------------------
                                                  PREDECESSOR    FOR THE
                                                  ----------   PERIOD FROM
                                                   FOR THE     OCTOBER 12,      FOR THE
                                                  YEAR ENDED   2000 THROUGH    YEAR ENDED
                                                  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                     1999          2000           2001
                                                  ----------   ------------   ------------
Expected dividend yield.........................         --             --              --
Expected stock price volatility.................       34.7%          41.6%           76.8%
Risk-free interest rate.........................        6.5%           6.0%            4.9%
Expected life of options........................    5 years      7.5 years       7.5 years

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

6. STOCKHOLDER'S EQUITY (CONTINUED)
    A summary of stock option activity under the Plan and the 2000 Management Incentive Plan is as follows:

                                                                            WEIGHTED
                                                                            AVERAGE
                                                                OPTIONS     EXERCISE
                                                              OUTSTANDING    PRICE
                                                              -----------   --------
Outstanding at December 31, 1998 (predecessor)..............   1,811,100     $ 6.42
Granted.....................................................     410,000     $12.68
Canceled....................................................    (190,000)    $ 6.67
                                                              ----------     ------
Outstanding at December 31, 1999 (predecessor)..............   2,031,100     $ 8.24
Granted.....................................................      50,000     $12.68
Repurchased in connection with DLJ Acquisition..............  (2,081,100)    $ 9.00
                                                              ----------     ------
Outstanding at October 11, 2000 (predecessor)...............          --         --
                                                              ==========     ======
Outstanding at October 12, 2000 (successor).................          --     $ 0.00
Granted.....................................................   3,255,000     $10.00
                                                              ----------     ------
Outstanding at December 31, 2000 (successor)................   3,255,000     $10.00
Granted.....................................................     115,000     $10.00
Cancelled...................................................    (445,000)    $10.00
                                                              ----------     ------
Outstanding at December 31, 2001 (successor.................   2,925,000     $10.00
                                                              ==========     ======

    At December 31, 2000 and 2001, the outstanding stock options had a weighted average remaining contractual life of 8.8 and 9.8 years, respectively, and an exercise price of $10.00 per option. None of the options outstanding at December 31, 2000 were exercisable. Of the options outstanding at December 31, 2001, 702,500 were exercisable. The weighted average fair value of grants, as estimated using the Black-Scholes option pricing model, for the year ended December 31, 1999, the period from October 12, 2000 through December 31, 2000 and the year ended December 31, 2001, was $3.14, $5.54 and $5.62 per option, respectively. The Company uses comparable public companies in its industry for estimating its expected stock price volatility.

DIVIDENDS

    The Company has not declared or paid any cash dividends in the past. Under terms of the Company's Credit Facility, the Company is prohibited from paying cash dividends without prior approval of the lenders, as defined in the Credit Facility.

7. 401(K) PLAN

    The Company has a 401(k) plan and trust (the 401(k) Plan) available to employees of the Company and its domestic subsidiaries. All domestic employees who have completed one year of service and are at least 21 years of age are eligible to participate in the 401(k) Plan. The Company is required to make a matching contribution to the 401(k) Plan and may also make discretionary contributions to the 401(k) Plan. Eligible employees are vested 100 percent in their own contributions. Contributions made by the Company vest in equal installments over five years. Total contribution expense was $1.2 million for the year ended December 31, 1999, $1.1 million for the period from

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

7. 401(K) PLAN (CONTINUED)
January 1, 2000 through October 11, 2000, $0.2 million for the period from October 12, 2000 through December 31, 2000 and $1.3 million for the year ended December 31, 2001.

8. INCOME TAXES

    The Company's operations are included in the consolidated federal income tax return of the Parent. Federal income taxes are paid to or refunded by the Parent pursuant to the terms of a tax-sharing agreement under which taxes approximate the amount that would have been computed on a separate company basis. Taxes receivable from the Parent of approximately $1.9 million at December 31, 2001 are included in due to parent in the accompanying consolidated balance sheet.

    Cash paid for income taxes during the year ended December 31, 1999, the period from January 1, 2000 through October 11, 2000, the period from October 12, 2000 through December 31, 2000 and the year ended December 31, 2001 was approximately $0.6 million, $4.0 million, $0.1 million and $1.2 million, respectively.

    The summary of income (loss) before provision (benefit) for income taxes, minority interests, extraordinary item and accounting change were as follows (in thousands):

                                            PREDECESSOR                SUCCESSOR
                                      -----------------------   -----------------------
                                                   FOR THE       FOR THE
                                                    PERIOD       PERIOD
                                                     FROM         FROM
                                       FOR THE     JANUARY 1,    OCTOBER 12,
                                      YEAR ENDED     2000         2000        FOR THE
                                      DECEMBER     THROUGH       THROUGH     YEAR ENDED
                                         31,       OCTOBER 11,    DECEMBER 31,   DECEMBER 31,
                                        1999         2000         2000         2001
                                      ----------   ----------   ----------   ----------
                                                                (AS RESTATED--SEE NOTE
                                                                          2)
Domestic............................   $(10,247)    $15,163      $(21,438)    $(53,417)
Foreign.............................     (3,357)     (3,460)       (1,504)      (4,247)
                                       --------     -------      --------     --------
  Total.............................   $(13,604)    $11,703      $(22,942)    $(57,664)
                                       ========     =======      ========     ========

    The provision (benefit) for income taxes is comprised of the following (in thousands):

                                            PREDECESSOR                SUCCESSOR
                                      -----------------------   -----------------------
                                                   FOR THE      FOR THE
                                                    PERIOD       PERIOD
                                                     FROM         FROM
                                                   JANUARY 1,    OCTOBER 12,
                                       FOR THE       2000         2000        FOR THE
                                      YEAR ENDED   THROUGH      THROUGH      YEAR ENDED
                                      DECEMBER 31,   OCTOBER 11,    DECEMBER 31,    DECEMBER 31,
                                        1999         2000         2000         2001
                                      ----------   ----------   ----------   ----------
                                                                (AS RESTATED--SEE NOTE
                                                                          2)
Current:
  Federal...........................   $    268     $ 5,792      $(6,595)     $     --
  State.............................         65         811          (44)           --
  Foreign...........................        867       1,355          156         2,277
Deferred............................    (12,631)      3,232        1,711       (13,443)
                                       --------     -------      -------      --------
  Total provision (benefit).........   $(11,431)    $11,190      $(4,772)     $(11,166)
                                       ========     =======      =======      ========

    The Company accounts for income taxes following the provisions of SFAS
No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

8. INCOME TAXES (CONTINUED)
future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

    Significant components of the Company's deferred income taxes were as follows at December 31 (in thousands):

                                                                      SUCCESSOR
                                                              -------------------------
                                                                2000          2001
                                                              --------   --------------
                                                                         (AS RESTATED--
                                                                          SEE NOTE 2)
Deferred tax liabilities:
  Depreciation and amortization.............................  $    --        $(28,452)
  Prepaid and other.........................................   (4,308)         (2,856)
                                                              -------        --------
    Total deferred tax liabilities..........................   (4,308)        (31,308)
Deferred tax assets:
  U.S. net operating loss carryforwards.....................    2,287           8,750
  Accrued expenses and other................................    2,903           2,998
  Foreign jurisdiction net operating loss carryforwards.....    1,223           3,977
  Financial derivatives.....................................       --           2,502
  AMT credit carryforwards..................................       --             453
  Depreciation and amortization.............................    6,861              --
                                                              -------        --------
    Total deferred tax assets...............................   13,274          18,680
Valuation allowance.........................................   (1,223)         (3,977)
                                                              -------        --------
Net deferred income taxes...................................  $ 7,743        $(16,605)
                                                              =======        ========

    Deferred tax liabilities of $0.4 million are included in other current assets at December 31, 2001. At December 31, 2001, the Company had net operating loss carryforwards of approximately $18.9 million, of which approximately
$12.2 million are related to the Company's various foreign operations whose use are subject to the tax laws of such foreign jurisdictions and will be limited by the ability of such foreign entities to generate taxable income. Of the total net operating loss carryforwards, approximately $10.9 million have no expiration and approximately $8.0 million expire in 2021. The valuation allowance increased approximately $2.8 million principally related to foreign tax jurisdiction net operating losses incurred in 2001. The Company has provided for a valuation allowance against all its foreign net operating loss carryforwards due to the uncertainty of their ultimate realization.

    A valuation allowance has not been provided for the Company's remaining deferred tax assets as in future periods they will offset scheduled reversals of the Company's deferred tax liabilities. The Company will continue to evaluate the need for the valuation allowance, and at such time it is determined that it is more likely than not that such deferred tax assets would not be realizable, a valuation allowance will be recorded. The change in the net deferred income taxes comprises the deferred income tax benefit and the change in deferred income taxes resulting from finalization of the purchase price allocation process from the DLJ Acquisition.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

8. INCOME TAXES (CONTINUED)

    A reconciliation of the Company's provision (benefit) for income taxes at the federal statutory rate to the reported income tax provision (benefit) is as follows (in thousands):

                                            PREDECESSOR                SUCCESSOR
                                      -----------------------   -----------------------
                                                   FOR THE      FOR THE
                                                    PERIOD       PERIOD
                                                     FROM         FROM
                                                   JANUARY 1,    OCTOBER 12,
                                       FOR THE       2000         2000        FOR THE
                                      YEAR ENDED   THROUGH      THROUGH      YEAR ENDED
                                      DECEMBER 31,   OCTOBER 11,    DECEMBER 31,    DECEMBER 31,
                                        1999         2000         2000         2001
                                      ----------   ----------   ----------   ----------
                                                                (AS RESTATED--SEE NOTE 2)
Income tax expense (benefit) at
  statutory rates...................   $ (4,710)    $ 3,638      $(8,030)     $(20,182)
Nondeductible amortization..........      4,127       3,339        1,589         7,270
Change in valuation allowance.......    (13,817)         --        1,223         2,754
State taxes, net of federal
  benefit...........................        102         754         (579)       (1,503)
Foreign provision in excess of U.S.
  rates.............................        468       2,215          684           684
Other, net..........................      2,399       1,244          341          (189)
                                       --------     -------      -------      --------
  Total.............................   $(11,431)    $11,190      $(4,772)     $(11,166)
                                       ========     =======      =======      ========

9. COMMITMENTS AND CONTINGENCIES

LEASES

    The Company has long-term operating leases for office space and office equipment. The leases generally require the Company to pay maintenance, insurance, taxes and other expenses in addition to minimum annual rentals. Building and equipment rent expense was $5.2 million, $5.0 million, $1.3 million and $7.1 million for the year ended December 31, 1999, the period from January 1, 2000 through October 11, 2000, the period from October 12, 2000 through December 31, 2000 and the year ended December 31, 2001, respectively. Future minimum lease commitments under operating leases with initial terms of one year or more are as follows (in thousands):

2002................................................  $6,316
2003................................................   5,364
2004................................................   4,512
2005................................................   4,079
2006................................................   3,599
Thereafter..........................................  11,583

LITIGATION

    The Company is a defendant in legal proceedings arising in the ordinary course of business. Although the outcome of these proceedings cannot presently be determined, in the opinion of management, disposition of these proceedings will not have a material effect on the results of operations or financial position of the Company.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
EMPLOYMENT AGREEMENTS

    Three senior executives of the Company have employment agreements which terminate at various times during 2003. Pursuant to the agreements, the executives are entitled to annual base salaries and annual bonuses based on the Company's EBITDA for any year. Certain of these agreements also provide for severance benefits equal to one year's base salary and benefits (and a prorated bonus) upon termination of employment by the Company without cause or by the executive for good reason. The executives also entered into noncompetition and confidentiality agreements with the Company.

10. SEGMENTS

    The Company follows the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," and has three reportable segments: trade shows and conferences, trade publications and marketing services. The trade show and conference segment allows exhibitors a cost-effective means to showcase and sell products and services while developing business relationships with many potential customers in a short time period. The Company's trade publications segment provides key new product and educational information to readers and allows advertisers to reach highly targeted and select business audiences. The marketing services segment offers customers mailing lists from the Company's subscriber and attendee databases; editorial and advertising reprints; direct mail postcards; and classified, recruitment and industry directory advertising.

    The Company evaluates the performance of, and allocates resources to, its segments based on gross profit. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. There are no intersegment sales or transfers. Segment assets

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

10. SEGMENTS (CONTINUED)
are primarily intangible assets, prepaid expenses and accounts receivable. Revenues, contribution margin and segment assets of the Company's reportable segments are as follows (in thousands):

                                          TRADE SHOWS                              CORPORATE
                                              AND          TRADE       MARKETING      AND
                                          CONFERENCES   PUBLICATIONS   SERVICES      OTHER       TOTAL
                                          -----------   ------------   ---------   ---------   ---------
Year ended December 31, 1999
  (predecessor):
  Revenues..............................    $161,007      $147,714      $18,581     $1,070     $ 328,372
  Contribution margin...................      71,593        41,991        9,290        393       123,267
  Segment assets........................     468,018       236,062        3,020     74,481       781,581

Period from January 1, 2000 through
  October 11, 2000 (predecessor):
  Revenues..............................     178,606       120,706       13,794        939       314,045
  Contribution margin...................      83,766        34,434        7,057        939       126,196
  Segment assets........................     453,299       224,829        2,291     67,565       747,984

                                                            (AS RESTATED--SEE NOTE 2)
Period from October 12, 2000 through
  December 31, 2000:
  Revenues..............................      19,752        38,281        5,206        195        63,434
  Contribution margin...................       2,372        10,639        2,932        195        16,138
  Segment assets........................     313,914       524,215       97,454     92,794     1,028,377

Year ended December 31, 2001:
  Revenues..............................     186,250       142,607       17,168        972       346,997
  Contribution margin...................      86,911        35,464        8,788        578       131,741
  Segment assets........................     688,223       188,842       32,750     90,964     1,000,779

    The reconciliation of total segment contribution margin to consolidated pretax income (loss) is as follows (in thousands):

                                                                               SUCCESSOR
                                                    PREDECESSOR         -----------------------
                                              -----------------------    FOR THE
                                                            FOR THE      PERIOD
                                                            PERIOD        FROM
                                                             FROM        OCTOBER
                                                           JANUARY 1,      12,
                                               FOR THE       2000         2000        FOR THE
                                              YEAR ENDED    THROUGH      THROUGH     YEAR ENDED
                                              DECEMBER      OCTOBER     DECEMBER     DECEMBER
                                                 31,          11,          31,          31,
                                                1999         2000         2000         2001
                                              ----------   ----------   ----------   ----------
                                                                        (AS RESTATED--SEE NOTE
                                                                                  2)
Total segment contribution margin...........   $123,267     $126,196     $ 16,138     $131,741
General and administrative expense..........    (43,527)     (34,285)      (9,783)     (40,433)
Depreciation and amortization...............    (53,258)     (39,653)     (15,747)     (94,261)
Other expense (primarily interest)..........    (40,086)     (40,555)     (13,550)     (54,711)
                                               --------     --------     --------     --------
  Consolidated pretax income (loss).........   $(13,604)    $ 11,703     $(22,942)    $(57,664)
                                               ========     ========     ========     ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

10. SEGMENTS (CONTINUED)
    Financial information relating to the Company's operations by geographic area is as follows (in thousands):

                                                                       SUCCESSOR
                                            PREDECESSOR         -----------------------
                                      -----------------------   FOR THE
                                                    FOR THE      PERIOD
                                                    PERIOD        FROM
                                                     FROM       OCTOBER
                                                   JANUARY 1,     12,
                                       FOR THE       2000         2000        FOR THE
                                      YEAR ENDED    THROUGH     THROUGH      YEAR ENDED
                                      DECEMBER      OCTOBER     DECEMBER     DECEMBER
                                         31,          11,         31,           31,
REVENUES                                1999         2000         2000         2001
------------------------------------  ----------   ----------   ----------   ----------
United States.......................   $287,850     $280,836     $53,319      $309,735
International.......................     40,522       33,209      10,115        37,262
                                       --------     --------     -------      --------
Total...............................   $328,372     $314,045     $63,434      $346,997
                                       ========     ========     =======      ========

    Revenues are primarily attributed to countries based on the location of customers.

                                                                      SUCCESSOR
                                                               -----------------------
                                                  PREDECESSOR
                                                  ----------        DECEMBER 31,
                                                  DECEMBER 31,   -----------------------
LONG-LIVED ASSETS                                   1999         2000         2001
------------------------------------------------  ----------   ----------   ----------
                                                                 (AS RESTATED -- SEE
                                                                       NOTE 2)
United States...................................   $688,112     $916,514     $857,715
International...................................     17,301       45,444       62,487
                                                   --------     --------     --------
Total...........................................   $705,413     $961,958     $920,202
                                                   ========     ========     ========

    No individual customer accounted for more than 10 percent of consolidated revenues during any period.

11. RELATIONSHIP WITH ADVANSTAR.COM, INC.

    Advanstar.com, Inc. (Advanstar.com), an affiliate of the Company, operates the Company's event and publication-related web sites and develops certain enhanced web opportunities to serve the Company's customers in selected industries. The Company provides Advanstar.com with certain administrative support services and charges for these services based on a general overhead charge. In addition, selected sales, editorial, marketing and production staff of the Company are shared with Advanstar.com. The Company also provides Advanstar.com with marketing and promotional support through advertising pages in its trade publications and exhibit space in its trade shows. In return, Advanstar.com provides support on its web sites for the Company's trade publications and trade shows.

    In the third quarter of 2001, certain events, including the slowdown in the economy, the changing business environment and continuing operating losses of Advanstar.com, caused management of Advanstar, Inc. to consider certain transactions between its two sister subsidiaries, the Company and Advanstar.com, to satisfy the outstanding advances and notes due to the Company from Advanstar.com. Accordingly, the Company has accounted for the approximately $37.2 million in accumulated advances and notes to Advanstar.com as a charge to capital in excess of par value in the accompanying December 31, 2001 consolidated balance sheet, pending final determination of the disposition of these advances and notes. The accumulated advances and notes to Advanstar.com were $20.5 million at December 31, 2000 and were included in due from affiliate in the accompanying December 31, 2000

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

11. RELATIONSHIP WITH ADVANSTAR.COM, INC. (CONTINUED) consolidated balance sheet. Net advances and notes of approximately
$16.7 million were made during 2001. In the first quarter of 2002, management of Advanstar, Inc. began to consider the further consolidation of the activities of Advanstar.com with the Company, or a merger of Advanstar.com into the Company. Consequently, in response to the changing business environment and continuing operating losses of Advanstar.com, the Company recorded a first quarter 2002 non-cash charge of $37.2 million related to a provision against the outstanding advances and notes due to the Company from Advanstar.com as of December 31, 2001.

12. RELATED-PARTY TRANSACTIONS

FINANCIAL ADVISORY FEES AND AGREEMENTS

    Credit Suisse First Boston Corporation (CSFB), an affiliate of the DLJ Merchant Banking funds, acted as the Company's financial advisor in connection with the issuance of, and was an initial purchaser of, the Replacement Notes and the Discount Notes. The Company paid customary fees to CSFB as compensation for those services. DLJ Capital Funding, an affiliate of the DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the bridge financing. The aggregate amount of all fees paid to the CSFB entities in connection with these financings during 2001 was approximately $7.3 million, plus out-of-pocket expenses.

13. SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

BASIS OF PRESENTATION

    The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company and its wholly owned domestic subsidiaries. The subsidiary guarantors are Art Expositions International, Inc., MAGIC and Applied Business TeleCommunications. The condensed consolidating financial statements of the guarantors are presented below and should be read in connection with the consolidated financial statements of the Company. Separate financial statements of the guarantors are not presented because the guarantors are jointly, severally and unconditionally liable under the guarantees and the Company believes the condensed consolidating financial statements presented are more meaningful in understanding the financial position of the guarantors. Management has determined that such information is not material to investors.

    Due to the effects of the DLJ Acquisition on the recorded basis of goodwill, intangibles, property and shareholder's equity, the financial statements prior to and subsequent to the DLJ Acquisition are not comparable. Periods prior to October 12, 2000 represent the accounts of the Predecessor, and from that date, the Successor. The DLJ Acquisition effects have not been included in the accompanying consolidated statements of cash flows as it was deemed to have occurred at a date that is not part of either the Predecessor or Successor company operations.

    There are no significant restrictions on the ability of the subsidiary guarantors to make distributions to the Company.

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                       PREDECESSOR
                                        --------------------------------------------------------------------------
                                                          GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                        COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                        --------------   ------------   ------------   ------------   ------------
Net revenue...........................     $223,042        $58,221         $47,109       $     --       $328,372

Operating expenses:
  Cost of production and selling,
    editorial and circulation.........      150,114         20,357          34,634             --        205,105
  General and administrative..........       35,742          1,955           5,830             --         43,527
  Depreciation and amortization.......       33,676         12,129           7,453             --         53,258
                                           --------        -------         -------       --------       --------
    Total operating expenses..........      219,532         34,441          47,917             --        301,890
                                           --------        -------         -------       --------       --------
Operating income (loss)...............        3,510         23,780            (808)            --         26,482

Other income (expense):
  Interest income (expense), net......      (38,578)             2          (1,312)            --        (39,888)
  Other income (expense), net.........        4,707              2          (4,907)            --           (198)
                                           --------        -------         -------       --------       --------
Income (loss) before income taxes and
  minority interests..................      (30,361)        23,784          (7,027)            --        (13,604)

Provision (benefit) for income
  taxes...............................      (12,180)            --             749             --        (11,431)

Minority interests....................        1,588             --              --             --          1,588

Equity in earnings of subsidiaries....       16,008             --              --        (16,008)            --
                                           --------        -------         -------       --------       --------
Net income (loss).....................     $   (585)       $23,784         $(7,776)      $(16,008)      $   (585)
                                           ========        =======         =======       ========       ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)

                                                                       PREDECESSOR
                                        --------------------------------------------------------------------------
                                                          GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                        COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                        --------------   ------------   ------------   ------------   ------------
Operating activities:
  Net income (loss)...................     $    (585)      $ 23,784        $(7,776)      $(16,008)      $    (585)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
    Depreciation and amortization.....        33,665         12,138          7,455             --          53,258
    Noncash items.....................        (8,163)            --              7             --          (8,156)
    Change in working capital items...        25,953        (36,448)         3,490         16,008           9,003
                                           ---------       --------        -------       --------       ---------
    Net cash provided by (used in)
      operating activities............        50,870           (526)         3,176             --          53,520
                                           ---------       --------        -------       --------       ---------
Investing activities:
  Additions to property, plant and
    equipment.........................        (8,287)          (444)          (887)            --          (9,618)
  Acquisitions of publications and
    trade shows,......................      (139,472)         1,099         (2,911)            --        (141,284)
                                           ---------       --------        -------       --------       ---------
    Net cash provided by (used in)
      investing activities............      (147,759)           655         (3,798)            --        (150,902)
                                           ---------       --------        -------       --------       ---------
Financing activities:
  Dividends paid to minority interest
    holders...........................        (1,344)            --             --                         (1,344)
  Borrowings of long-term debt, net...        96,248             --             --             --          96,248
                                           ---------       --------        -------       --------       ---------
    Net cash provided by financing
      activities......................        94,904             --             --             --          94,904
                                           ---------       --------        -------       --------       ---------
Effect of exchange rate changes on
  cash................................          (301)            --             --             --            (301)
                                           ---------       --------        -------       --------       ---------
Net increase (decrease) in cash and
  cash equivalents....................        (2,286)           129           (622)            --          (2,779)
Cash and cash equivalents, beginning
  of year.............................         7,898            (96)         6,214             --          14,016
                                           ---------       --------        -------       --------       ---------
Cash and cash equivalents, end of
  year................................     $   5,612       $     33        $ 5,592       $     --       $  11,237
                                           =========       ========        =======       ========       =========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

          FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH OCTOBER 11, 2000

                                 (IN THOUSANDS)

                                                                 PREDECESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
Net revenue.....................     $210,239        $63,738         $40,068       $     --       $314,045

Operating expenses:
  Cost of production and
    selling, editorial and
    circulation.................      135,918         20,149          31,782             --        187,849
  General and administrative....       28,636            728           4,921             --         34,285
  Depreciation and
    amortization................       27,259          9,491           2,903             --         39,653
                                     --------        -------         -------       --------       --------
    Total operating expenses....      191,813         30,368          39,606             --        261,787
                                     --------        -------         -------       --------       --------
Operating income................       18,426         33,370             462             --         52,258

Other income:
  Interest income, net..........      (36,928)            --          (1,233)            --        (38,161)
  Other expense, net............         (595)            --          (1,799)            --         (2,394)
                                     --------        -------         -------       --------       --------

Income (loss) before income
  taxes and minority
  interests.....................      (19,097)        33,370          (2,570)            --         11,703

Provision (benefit) for income
  taxes.........................       (6,213)        15,710           1,693             --         11,190

Minority interests..............       (1,003)            --              --             --         (1,003)

Equity in earnings of
  subsidiaries..................       13,397             --              --        (13,397)            --
                                     --------        -------         -------       --------       --------
Net income (loss)...............     $   (490)       $17,660         $(4,263)      $(13,397)      $   (490)
                                     ========        =======         =======       ========       ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

          FOR THE PERIOD FROM JANUARY 1, 2000 THROUGH OCTOBER 11, 2000

                                 (IN THOUSANDS)

                                                                 PREDECESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
Operating activities:
  Net income (loss).............     $   (490)      $  17,660        $(4,263)      $(13,397)      $   (490)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
    Equity in earnings of
      subsidiaries..............      (13,397)             --             --         13,397             --
    Depreciation and
      amortization..............       27,259           9,491          2,903             --         39,653
    Noncash items...............        4,737              --             --             --          4,737
    Change in working capital
      items.....................      (70,721)         74,914         (9,295)            --         (5,102)
                                     --------       ---------        -------       --------       --------
    Net cash provided by (used
      in) operating
      activities................      (52,612)        102,065        (10,655)            --         38,798
                                     --------       ---------        -------       --------       --------
Investing activities:
  Investment in subsidiaries....       84,997              --             --        (84,997)            --
  Additions to property, plant
    and equipment...............       (8,508)           (338)          (458)            --         (9,304)
  Acquisitions of publications
    and trade shows, net of cash
    acquired....................        1,204             500        (11,201)            --         (9,497)
  Increase in long-term
    receivable from affiliate...      (10,749)             --             --             --        (10,749)
                                     --------       ---------        -------       --------       --------
    Net cash provided by (used
      in) investing
      activities................       66,944             162        (11,659)       (84,997)       (29,550)
                                     --------       ---------        -------       --------       --------
Financing activities:
  Proceeds from sale of common
    stock and capital
    contributions and other.....           --        (102,256)        17,259         84,997             --
  Payments of long-term debt,
    net.........................      (16,828)             --             --             --        (16,828)
                                     --------       ---------        -------       --------       --------
    Net cash provided by (used
      in) financing
      activities................      (16,828)       (102,256)        17,259         84,997        (16,828)
                                     --------       ---------        -------       --------       --------
Effect of exchange rate changes
  on cash.......................       (3,230)             --          3,510             --            280
                                     --------       ---------        -------       --------       --------
Net decrease in cash and cash
  equivalents...................       (5,726)            (29)        (1,545)            --         (7,300)
Cash and cash equivalents,
  beginning of period...........        5,612              33          5,592             --         11,237
                                     --------       ---------        -------       --------       --------
Cash and cash equivalents, end
  of period.....................     $   (114)      $       4        $ 4,047       $     --       $  3,937
                                     ========       =========        =======       ========       ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                              AT DECEMBER 31, 2000

                                 (IN THOUSANDS)

                                                                   SUCESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
                                                          (AS RESTATED--SEE NOTE 2)
             ASSETS
Current assets:
  Cash and cash equivalents.....     $ 10,736        $      1        $ 6,938      $      --      $   17,675
  Accounts receivable, net......       28,061             329          2,768             --          31,158
  Prepaid expenses..............        8,116           2,712          4,786             --          15,614
  Intercompany receivable
    (payable)...................      (74,141)        100,899        (26,758)            --              --
  Other.........................        1,631              --            341             --           1,972
                                     --------        --------        -------      ---------      ----------
    Total current assets........      (25,597)        103,941        (11,925)            --          66,419

Noncurrent assets:
  Due from affiliate............       20,491              --             --             --          20,491
  Property, plant and equipment,
    net.........................       23,654             713          1,400             --          25,767
  Intangible and other assets,
    net.........................      772,452          56,435         79,070             --         907,957
  Deferred income taxes.........        7,661              --             82             --           7,743
  Investments in subsidiaries...      183,809              --             --       (183,809)             --
                                     --------        --------        -------      ---------      ----------
                                     $982,470        $161,089        $68,627      $(183,809)     $1,028,377
                                     ========        ========        =======      =========      ==========
 LIABILITIES AND STOCKHOLDER'S
              EQUITY
Current liabilities:
  Current maturities of
    long-term debt..............     $ 13,150        $     --        $    --      $      --      $   13,150
  Accounts payable..............       13,800           1,793          6,414             --          22,007
  Deferred revenue..............       37,389          21,526          9,040             --          67,955
  Accrued liabilities...........       15,120           3,707          2,523             --          21,350
                                     --------        --------        -------      ---------      ----------
    Total current liabilities...       79,459          27,026         17,977             --         124,462

Long-term debt, net of current
  maturities....................      551,850              --             --             --         551,850
Other long-term liabilities.....        5,448              --             --             --           5,448
Due to parent...................          722              --             --             --             722
Minority interests..............       10,434              --             --             --          10,434

Stockholder's equity:
  Common stock..................           10               3            403           (406)             10
  Capital in excess of par
    value.......................      352,592         134,110         49,988       (184,098)        352,592
  Accumulated deficit...........      (18,045)            (50)          (645)           695         (18,045)
  Accumulated other
    comprehensive income........           --              --            904                            904
                                     --------        --------        -------      ---------      ----------
    Total stockholder's
      equity....................      334,557         134,063         50,650       (183,809)        335,461
                                     --------        --------        -------      ---------      ----------
                                     $982,470        $161,089        $68,627      $(183,809)     $1,028,377
                                     ========        ========        =======      =========      ==========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

         FOR THE PERIOD FROM OCTOBER 12, 2000 THROUGH DECEMBER 31, 2000

                                 (IN THOUSANDS)

                                                                   SUCESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
                                                          (AS RESTATED--SEE NOTE 2)
Net revenue.....................     $ 48,638         $4,260         $10,536        $   --        $ 63,434

Operating expenses:
  Cost of production and
    selling, editorial and
    circulation.................       34,102          3,506           9,688            --          47,296
  General and administrative....        8,425            281           1,077            --           9,783
  Depreciation and
    amortization................       13,949            528           1,270            --          15,747
                                     --------         ------         -------        ------        --------
    Total operating expenses....       56,476          4,315          12,035            --          72,826
                                     --------         ------         -------        ------        --------

Operating loss..................       (7,838)           (55)         (1,499)           --          (9,392)

Other income (expense):
  Interest income (expense),
    net.........................      (14,027)            --             262            --         (13,765)
  Other income (expense), net...          828             --            (613)           --             215
                                     --------         ------         -------        ------        --------
Loss before income taxes and
  minority interests............      (21,037)           (55)         (1,850)           --         (22,942)

Provision (benefit) for income
  taxes.........................       (4,976)            83             121            --          (4,772)

Minority interests..............          125             --              --            --             125

Equity in losses of
  subsidiaries..................       (2,109)            --              --         2,109              --
                                     --------         ------         -------        ------        --------
Net loss........................     $(18,045)        $ (138)        $(1,971)       $2,109        $(18,045)
                                     ========         ======         =======        ======        ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

         FOR THE PERIOD FROM OCTOBER 12, 2000 THROUGH DECEMBER 31, 2000

                                 (IN THOUSANDS)

                                                                   SUCESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
                                                          (AS RESTATED--SEE NOTE 2)
Operating activities:
  Net loss......................     $(18,045)        $(138)         $(1,971)      $ 2,109        $(18,045)
  Adjustments to reconcile net
    loss to net cash provided by
    (used in) operating
    activities:
    Equity in losses of
      subsidiaries..............        2,109            --               --        (2,109)             --
    Depreciation and
      amortization..............       13,949           528            1,270            --          15,747
    Noncash items...............         (417)           --               --            --            (417)
    Change in working capital
      items.....................        2,990          (355)          (3,595)           --            (960)
                                     --------         -----          -------       -------        --------
    Net cash provided by (used
      in) operating
      activities................          586            35           (4,296)           --          (3,675)
                                     --------         -----          -------       -------        --------
Investing activities:
  Investement in subsidiaries...      (13,783)           --               --        13,783              --
  Additions to property, plant
    and equipment...............       (2,304)          (67)            (207)           --          (2,578)
  Acquisitions of publications
    and trade shows, net of cash
    acquired....................       (4,753)           --           (6,044)           --         (10,797)
  Increase in advances and notes
    due from affiliate..........       (9,020)           --               --            --          (9,020)
                                     --------         -----          -------       -------        --------
    Net cash used in investing
      activities................      (29,860)          (67)          (6,251)       13,783         (22,395)
                                     --------         -----          -------       -------        --------
Financing activities:
  Proceeds from sale of common
    stock and capital
    contributions and other.....           --            --           13,783       (13,783)             --

Effect of exchange rate changes
  on cash.......................          904            --           (1,890)           --            (986)
                                     --------         -----          -------       -------        --------
Net increase (decrease) in cash
  and cash equivalents..........      (28,370)          (32)           1,346            --         (27,056)

Cash and cash equivalents,
  beginning of period...........       39,106            33            5,592            --          44,731
                                     --------         -----          -------       -------        --------
Cash and cash equivalents, end
  of period.....................     $ 10,736         $   1          $ 6,938       $    --        $ 17,675
                                     ========         =====          =======       =======        ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                              AT DECEMBER 31, 2001

                                 (IN THOUSANDS)

                                                                   SUCESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
                                                          (AS RESTATED--SEE NOTE 2)
             ASSETS
Current assets:
  Cash and cash equivalents.....     $  33,906       $     --        $10,730      $      --      $   44,636
  Accounts receivable, net......        20,049             63          2,779             --          22,891
  Prepaid expenses..............         6,202          2,511          2,689             --          11,402
  Intercompany receivable
    (payable)...................      (148,162)       153,827         (5,665)            --              --
  Other.........................        (2,483)           171          3,960             --           1,648
                                     ---------       --------        -------      ---------      ----------
    Total current assets........       (90,488)       156,572         14,493             --          80,577

Noncurrent assets:
  Property, plant and equipment,
    net.........................        23,299          1,042          1,115             --          25,456
  Intangible and other assets,
    net.........................       477,175        340,246         77,325             --         894,746
  Investments in subsidiaries...       523,878             --             --       (523,878)             --
                                     ---------       --------        -------      ---------      ----------
                                     $ 933,864       $497,860        $92,933      $(523,878)     $1,000,779
                                     =========       ========        =======      =========      ==========
 LIABILITIES AND STOCKHOLDER'S
              EQUITY
Current liabilities:
  Current maturities of
    long-term debt..............     $  16,200       $     --        $    --      $      --      $   16,200
  Accounts payable..............        20,883          2,609          6,302             --          29,794
  Accrued liabilities...........        24,147          6,161          1,288             --          31,596
  Deferred revenue..............        25,750         21,657          6,642             --          54,049
                                     ---------       --------        -------      ---------      ----------
    Total current liabilities...        86,980         30,427         14,232             --         131,639

Long-term debt, net of current
  maturities....................       553,800             --             --             --         553,800
Deferred income taxes and other
  long-term liabilities.........        (3,184)        23,418            448             --          20,682
Due to parent...................         3,662             --             --             --           3,662
Minority interests..............        14,412             --            198             --          14,610

Stockholder's equity:
  Common stock..................            10              3            475           (478)             10
  Capital in excess of par
    value.......................       350,175        438,117         88,226       (526,343)        350,175
  Retained earnings (accumulated
    deficit)....................       (67,807)         5,895         (8,838)         2,943         (67,807)
  Accumulated other
    comprehensive loss..........        (4,184)            --         (1,808)            --          (5,992)
                                     ---------       --------        -------      ---------      ----------
    Total stockholder's
      equity....................       278,194        444,015         78,055       (523,878)        276,386
                                     ---------       --------        -------      ---------      ----------
                                     $ 933,864       $497,860        $92,933      $(523,878)     $1,000,779
                                     =========       ========        =======      =========      ==========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                 (IN THOUSANDS)

                                                                   SUCESSOR
                                  --------------------------------------------------------------------------
                                                    GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                  COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                  --------------   ------------   ------------   ------------   ------------
                                                          (AS RESTATED--SEE NOTE 2)
Net revenue.....................     $234,428        $71,777         $40,792       $    --        $346,997

Operating expenses:
  Cost of production and
    selling, editorial and
    circulation.................      159,936         21,679          33,641            --         215,256
  General and administrative....       33,496          1,462           5,475            --          40,433
  Depreciation and
    amortization................       47,698         40,184           6,379            --          94,261
                                     --------        -------         -------       -------        --------
    Total operating expenses....      241,130         63,325          45,495            --         349,950
                                     --------        -------         -------       -------        --------
Operating income (loss).........       (6,702)         8,452          (4,703)           --          (2,953)

Other income (expense):
  Interest expense, net.........      (54,171)            --          (1,328)           --         (55,499)
  Other income (expense), net...          381             --             407            --             788
                                     --------        -------         -------       -------        --------
Income (loss) before income
  taxes and minority
  interests.....................       60,492          8,452          (5,624)           --         (57,664)

Provision (benefit) for income
  taxes.........................      (15,950)         2,507           2,277            --         (11,166)

Minority interests..............          136             --            (292)           --            (156)

Equity in earnings of
  subsidiaries..................       (2,248)            --              --         2,248              --
                                     --------        -------         -------       -------        --------

Income (loss) before
  extraordinary item and
  accounting change.............      (46,654)         5,945          (8,193)        2,248         (46,654)

Extraordinary item..............       (2,556)            --              --            --          (2,556)

Cumulative effect of accounting
  change........................         (552)            --              --            --            (552)
                                     --------        -------         -------       -------        --------
Net income (loss)...............     $(49,762)       $ 5,945         $(8,193)      $ 2,248        $(49,762)
                                     ========        =======         =======       =======        ========

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                 (IN THOUSANDS)

                                                                         SUCESSOR
                                        --------------------------------------------------------------------------
                                                          GUARANTOR     NONGUARANTOR                  CONSOLIDATED
                                        COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS      TOTAL
                                        --------------   ------------   ------------   ------------   ------------
                                                                (AS RESTATED--SEE NOTE 2)
Operating activities:
  Net income (loss)...................     $(49,762)       $ 5,945         $(8,193)      $ 2,248        $(49,762)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Equity in earnings of
      subsidiaries....................        2,248             --              --        (2,248)             --
    Extraordinary item--early
      extinguishment of debt..........        2,556             --              --            --           2,556
    Depreciation and amortization.....       47,698         40,184           6,379            --          94,261
    Other noncash items...............       (9,614)       (11,166)          9,912            --         (10,868)
    Change in working capital items...       33,015        (34,211)          6,822            --           5,626
                                           --------        -------         -------       -------        --------
    Net cash provided by operating
      activities......................       26,141            752          14,920            --          41,813
                                           --------        -------         -------       -------        --------
Investing activities:
  Additions to property, plant and
    equipment.........................       (6,701)          (753)           (481)           --          (7,935)
  Acquisitions of publications and
    trade shows, net of proceeds......       (7,346)            --          (6,428)           --         (13,774)
  Increase in advances and notes due
    from affiliate....................      (20,024)            --              --            --         (20,024)
                                           --------        -------         -------       -------        --------
    Net cash used in investing
      activities......................      (34,071)          (753)         (6,909)           --         (41,733)
                                           --------        -------         -------       -------        --------
Financing activities:
  Proceeds from sale of common stock
    and capital contributions.........       34,775             --              --            --          34,775
  Payments of long-term debt, net.....       (1,000)            --              --            --          (1,000)
  Deferred financing costs............       (9,000)            --              (1)           --          (9,001)
                                           --------        -------         -------       -------        --------
    Net cash provided by (used in)
      financing activities............       24,775             --              (1)           --          24,774
                                           --------        -------         -------       -------        --------
Effect of exchange rate changes on
  cash................................        6,325             --          (4,218)           --           2,107
                                           --------        -------         -------       -------        --------
Net increase (decrease) in cash and
  cash equivalents....................       23,170             (1)          3,792            --          26,961
Cash and cash equivalents, beginning
  of year.............................       10,736              1           6,938            --          17,675
                                           --------        -------         -------       -------        --------
Cash and cash equivalents, end of
  year................................     $ 33,906        $    --         $10,730       $    --        $ 44,636
                                           ========        =======         =======       =======        ========

                         ADVANSTAR COMMUNICATIONS INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2002
                                                              ------------   -------------
                                                               (RESTATED)     (UNAUDITED)
                           ASSETS
Current Assets
  Cash and cash equivalents.................................   $   44,636     $   13,177
  Accounts receivable, net..................................       22,891         23,245
  Prepaid expenses..........................................       11,402          7,507
  Other.....................................................        1,648          1,064
                                                               ----------     ----------
    Total current assets....................................       80,577         44,993
Property, plant and equipment, net..........................       25,456         24,222
Intangible and other assets
  Goodwill, net.............................................      719,386        725,936
  Intangibles and other, net................................      175,360        138,199
                                                               ----------     ----------
    Total intangible and other assets.......................      894,746        864,135
                                                               ----------     ----------
    Total assets............................................   $1,000,779     $  933,350
                                                               ==========     ==========

            LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Current maturities of long-term debt......................   $   16,200     $   17,000
  Accounts payable..........................................       29,794         25,436
  Accrued liabilities.......................................       31,596         24,444
  Deferred revenue..........................................       54,049         25,189
                                                               ----------     ----------
    Total current liabilities...............................      131,639         92,069
Long-term debt, net of current maturities...................      553,800        536,050
Deferred income taxes.......................................       16,157          6,623
Other long-term liabilities.................................        4,525          4,566
Due to Parent...............................................        3,662          6,566
Minority interests..........................................       14,610         15,584
Commitments and contingencies
Stockholder's equity
  Common stock, $.01 par value; 40,000,000 shares
    authorized;
    1,000,000 shares issued and outstanding at December 31,
    2001
    and September 30, 2002..................................           10             10
  Capital in excess of par..................................      350,175        387,367
  Accumulated deficit.......................................      (67,807)      (103,234)
  Accumulated other comprehensive loss......................       (5,992)       (12,251)
                                                               ----------     ----------
    Total stockholder's equity..............................      276,386        271,892
                                                               ----------     ----------
    Total liabilities and stockholder's equity..............   $1,000,779     $  933,350
                                                               ==========     ==========

           See notes to condensed consolidated financial statements.

                         ADVANSTAR COMMUNICATIONS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS--UNAUDITED)

                                                              THREE MONTHS    THREE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2001            2002
                                                              -------------   -------------
                                                               (RESTATED)
Net revenue.................................................      $80,778         $81,399
                                                                  -------         -------
Operating expenses:
  Costs of production.......................................       14,223          15,621
  Selling, editorial and circulation........................       29,625          27,080
  Funding of affiliated dot.com company operations (see Note
  8)........................................................           --             379
  General and administrative................................        8,409           8,957
  Amortization of intangible assets.........................       24,618          14,711
  Depreciation..............................................        2,217           2,484
                                                                  -------         -------
    Total operating expenses................................       79,092          69,232
                                                                  -------         -------
Operating income............................................        1,686          12,167
Other income (expense):
  Interest expense, net.....................................      (13,488)        (12,871)
  Other income (expense), net...............................         (352)          1,716
                                                                  -------         -------
Income (loss) before income taxes and minority interests....      (12,154)          1,012
Provision (benefit) for income taxes........................       (2,334)            190
Minority interests..........................................          420              (1)
                                                                  -------         -------
Net income (loss)...........................................      $(9,400)        $   821
                                                                  =======         =======

           See notes to condensed consolidated financial statements.

                         ADVANSTAR COMMUNICATIONS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (IN THOUSANDS--UNAUDITED)

                                                               NINE MONTHS     NINE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2001            2002
                                                              -------------   -------------
Net revenue.................................................     $284,906        $254,119
                                                                 --------        --------
Operating expenses:
  Costs of production.......................................       55,625          51,511
  Selling, editorial and circulation........................      112,718          89,605
  Funding of affiliated dot.com company operations (see Note
    8)......................................................           --          39,095
  General and administrative................................       32,868          31,042
  Amortization of intangible assets.........................       62,602          43,701
  Depreciation..............................................        6,752           6,971
                                                                 --------        --------
    Total operating expenses................................      270,565         261,925
                                                                 --------        --------
Operating income (loss).....................................       14,341          (7,806)
Other income (expense):
  Interest expense, net.....................................      (41,680)        (38,797)
  Other income (expense), net...............................        1,108           3,974
                                                                 --------        --------
Loss before income taxes and minority interests.............      (26,231)        (42,629)
Provision (benefit) for income taxes........................       (5,019)         (7,882)
Minority interests..........................................         (328)           (680)
                                                                 --------        --------
Loss before extraordinary item and accounting change........      (21,540)        (35,427)
Extraordinary item, net of tax..............................       (2,556)             --
Cumulative effect of accounting change, net of tax..........         (552)             --
                                                                 --------        --------
Net loss....................................................     $(24,648)       $(35,427)
                                                                 ========        ========

           See notes to condensed consolidated financial statements.

                         ADVANSTAR COMMUNICATIONS INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS--UNAUDITED)

                                                               NINE MONTHS     NINE MONTHS
                                                                  ENDED           ENDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                                  2001            2002
                                                              -------------   -------------
                                                               (RESTATED)
Operating Activities
  Net loss..................................................    $ (24,648)       $(35,427)
  Adjustments to reconcile net loss to net cash provided by
    operating activities, excluding effects of
    acquisitions:...........................................
    Provision for notes and advances from affiliated dot.com
      company (see Note 8)..................................           --          37,192
    Deferred income taxes...................................      (10,920)         (9,534)
    Extraordinary item--early extinguishment of debt, net of
      taxes.................................................        2,556              --
    Unrealized (gain) loss on derivative financial
      instruments...........................................          886            (967)
    Depreciation and amortization...........................       69,354          50,672
    Non-cash interest.......................................        1,744           2,011
    Loss on sales of assets and other.......................          433             670
    Changes in operating assets and liabilities.............      (26,670)        (33,876)
                                                                ---------        --------
      Net cash provided by operating activities.............       12,735          10,741
                                                                ---------        --------

Investing Activities
  Additions to property, plant and equipment................       (6,907)         (5,705)
  Acquisition of publications and trade shows, net of cash
    acquired................................................      (14,535)        (14,327)
  Increase in advances and notes due from affiliates........      (15,437)             --
  Proceeds from sale of assets and other....................           18              21
                                                                ---------        --------
      Net cash used in investing activities.................      (36,861)        (20,011)
                                                                ---------        --------

Financing Activities
  Net proceeds from (payments on) revolving credit
    facility................................................       34,000          (5,000)
  Borrowings of long-term debt..............................      160,000              --
  Payments of long-term debt................................     (195,000)        (11,950)
  Long-term debt financing costs............................       (9,001)         (1,785)
  Dividends paid to minority interest holders...............           --            (503)
  Proceeds from capital contributions.......................       34,775              --
                                                                ---------        --------
      Net cash provided by (used in) financing activities...       24,774         (19,238)
Effect of exchange rate changes on cash and cash
  equivalents...............................................         (786)         (2,951)
Net decrease in cash and cash equivalents...................         (138)        (31,459)
Cash and cash equivalents, beginning of period..............       17,675          44,636
                                                                ---------        --------
Cash and cash equivalents, end of period....................    $  17,537        $ 13,177
                                                                =========        ========

           See notes to condensed consolidated financial statements.

                         ADVANSTAR COMMUNICATIONS INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The accompanying unaudited condensed consolidated financial statements have been prepared by Advanstar Communications Inc. (Communications, or the Company) in accordance with the instructions to Form 10-Q and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Management believes that all adjustments, consisting solely of normal recurring items, considered necessary for a fair presentation have been included, and that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements, however, should be read in conjunction with the audited financial statements and the related notes, included in the Company's annual report on Form 10-K/A filed with the Securities and Exchange Commission on November 25, 2002. The results of operations for the three and nine month periods ended September 30, 2002 are not necessarily indicative of the operating results that may be expected for the entire year ending
December 31, 2002.

RECLASSIFICATIONS

    Certain reclassifications have been made to amounts reported in prior periods in order to conform to the current period presentation.

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL AND INTANGIBLE
ASSETS

    In connection with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," the Company determined that $71.7 million of goodwill arising from the acquisition of the Company's direct parent, Advanstar, Inc., in October 2000, and related to the operations of the reporting units comprising the company should have been pushed down from the parent to the financial statements of the Company. As a result, the financial statements have been restated to reflect the push down of this goodwill and related amortization expense from the acquisition date to the adoption of SFAS No. 142 effective January 1, 2002.

    In addition, the Company has determined that the method of amortization of certain intangible assets acquired in the acquisition of the Company consisting of intangible assets related to trade exhibitor lists and advertiser lists, should reflect the pattern in which the economic benefit would be realized. Accordingly, amortization of the affected intangible assets which was recognized on a straight-line basis in 2001 and an accelerated basis in 2002 was adjusted to reflect accelerated methods which correspond to the Company's projections of future cash flows directly related to these intangible assets.

                         ADVANSTAR COMMUNICATIONS INC.

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL AND INTANGIBLE ASSETS (CONTINUED)
    A summary of the restatement of previously issued financial information is as follows:

                                                              AS PREVIOUSLY      AS
                                                                REPORTED      RESTATED
                                                              -------------   --------
                                                                   (IN THOUSANDS)
Balance Sheet at December 31, 2001
Goodwill, net of accumulated amortization...................    $653,758      $719,386
Intangibles and other, net of accumulated amortization......     202,993       175,360
Deferred income tax liability...............................      30,541        16,157
Minority interests..........................................      14,640        14,610
Capital in excess of par....................................     278,425       350,175
Accumulated deficit.........................................     (45,194)      (67,807)
Accumulated other comprehensive income......................      (5,956)       (5,992)
Total stockholder's equity..................................     227,285       276,386

Statement of Operations
  Three Months Ended September 30, 2001
Amortization of intangible assets...........................      15,059        24,618
Operating Income............................................      11,245         1,686
Loss before income taxes and minority interests.............      (2,595)      (12,154)
Provision (benefit) for income taxes........................       1,926        (2,334)
Minority interests..........................................         392           420
Net loss....................................................      (4,129)       (9,400)

Statement of Operations
  Nine Months Ended September 30, 2001
Amortization of intangible assets...........................      40,970        62,602
Operating income............................................      35,973        14,341
Loss before income taxes and minority interests.............      (4,509)      (26,231)
Provision (benefit) for income taxes........................       5,901        (5,019)
Minority interests..........................................        (374)         (328)
Loss before extraordinary item and accounting change........     (10,784)      (21,540)
Net loss....................................................     (13,892)      (24,648)

Statement of Operations
  Year Ended December 31, 2001
Amortization of intangible assets...........................      53,530        85,949
Operating income (loss).....................................      29,466        (2,953)
Loss before income taxes and minority interests.............     (25,155)      (57,664)
Provision (benefit) for income taxes........................          --       (11,166)
Minority interests..........................................        (186)         (156)
Loss before extraordinary item and accounting change........     (25,341)      (46,654)
Net loss....................................................     (28,449)      (49,762)

Balance Sheet at December 31, 2000
Goodwill, net of accumulated amortization...................     748,320       818,770
Capital in excess of par....................................     280,842       352,592
Accumulated deficit.........................................     (16,745)      (18,045)
Total stockholder's equity..................................     265,011       335,461

Statement of Operations
  For the period from October 12, 2000 through December 31,
  2000
Amortization of intangible assets...........................      12,711        14,011
Operating loss..............................................      (8,092)       (9,392)
Loss before income taxes and minority interests.............     (21,642)      (22,942)
Net loss....................................................     (16,745)      (18,045)

                         ADVANSTAR COMMUNICATIONS INC.

2. RESTATEMENT OF FINANCIAL INFORMATION RELATING TO GOODWILL AND INTANGIBLE ASSETS (CONTINUED)
    The adjustments to previously reported financial statements have no impact on net revenue or cash flows for any period, do not impact measurements of earnings before taxes, depreciation, amortization and taxes and have no impact on the Company's financial ratio covenants in its debt instruments.

    As discussed in Note 3 related to the adoption of SFAS 142, the Company and its parent, Advanstar, Inc., completed an initial assessment of goodwill impairment. The assessment has indicated that there is the potential for a goodwill impairment charge related to our trade show segment. When we have completed the final measurement of the goodwill impairment, a charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the fourth quarter of 2002.

3. GOODWILL AND INTANGIBLE ASSETS

    Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and intangible assets with indefinite lives are no longer amortized. However, the Company is required to perform an initial impairment review of goodwill in 2002 and an annual impairment review thereafter, or more frequently if impairment indicators arise. Identified intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives, but with no maximum life.

    During the second quarter 2002, the Company completed an initial assessment of goodwill impairment. The assessment indicated that there is the potential for a goodwill impairment charge related to our trade show segment which has an aggregate net book value of goodwill at December 31, 2001 of approximately $528.9 million. Preliminary valuations show that the carrying value of our trade show segment is in excess of its fair value by approximately $11.6 million. Consequently, there is the possibility for a material, non-cash impairment charge in the fourth quarter of 2002. Once final measurement of the goodwill impairment has been completed, the charge will be recorded as the cumulative effect of an accounting change as of January 1, 2002. The Company expects to complete the impairment measurement process in the fourth quarter of 2002.

    Upon adoption of SFAS No. 142, the Company discontinued the amortization of goodwill. The following table represents a reconciliation of income before extraordinary item and accounting change and net income adjusted for the exclusion of goodwill amortization, net of tax (in thousands):

                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                 SEPTEMBER 30,              SEPTEMBER 30,
                                            ------------------------   ------------------------
                                                2001          2002         2001          2002
                                            -------------   --------   -------------   --------
                                            (AS RESTATED)              (AS RESTATED)
Reported income (loss) before
  extraordinary item and accounting
  change..................................    $ (9,400)     $   821      $(21,540)     $(35,427)
Add: goodwill amortization, net of tax....       5,685           --        17,055            --
                                              --------      -------      --------      --------
Adjusted income (loss) before
  extraordinary item and accounting
  change..................................    $ (3,715)     $   821      $ (4,485)     $(35,427)
                                              ========      =======      ========      ========

Reported net (loss) income................    $ (9,400)     $   821      $(24,648)     $(35,427)
Add: goodwill amortization, net of tax....       5,685           --        17,055            --
                                              --------      -------      --------      --------
Adjusted net income (loss)................    $ (3,715)     $   821      $ (7,593)     $(35,427)
                                              ========      =======      ========      ========

                         ADVANSTAR COMMUNICATIONS INC.

3. GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

    The changes in the carrying amount of goodwill for the nine months ended September 30, 2002, by operating segment, are as follows (in thousands):

                                            TRADE SHOWS
                                                AND          TRADE       MARKETING
                                            CONFERENCES   PUBLICATIONS   SERVICES     TOTALS
                                            -----------   ------------   ---------   --------
Balance as of December 31, 2001...........    $557,109      $131,932      $30,345    $719,386
Goodwill acquired during the period (final
  purchase price allocations completed)...       7,586          (697)        (339)      6,550
                                              --------      --------      -------    --------
Balance as of September 30, 2002..........    $564,695      $131,235      $30,006    $725,936

    During the first quarter of 2002 we completed the acquisitions of the AIIM International Exposition and Conference and the First Global Media Group with a cumulative purchase price totaling approximately $12.4 million in cash and assumed liabilities. We have accounted for our acquisitions under the purchase method of accounting and our results of operations include the effect of these acquisitions from the date of purchase. Certain of the liabilities assumed and the identified intangible assets in connection with the 2001 and 2002 acquisitions have been recorded based on preliminary estimates as of the dates of acquisition and are subject to adjustment upon completion of the allocation of the purchase price. The pro forma operating results of the acquisitions are not material to our operating results.

    Trade exhibitor and advertiser lists are amortized on an accelerated basis over six and five years, respectively, while subscriber lists and other intangible assets are amortized on a straight-line basis over three to 10 years and consist of the following as of September 30, 2002 and December 31, 2001 (in thousands):

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2002
                                                              ------------   -------------
                                                               (RESTATED)
Trade exhibitor lists.......................................    $160,318       $161,410
Advertiser lists............................................      33,302         34,530
Subscriber lists............................................      22,339         23,423
Other intangible assets.....................................       3,529          6,071
Other assets................................................      20,582         22,417
                                                                --------       --------
                                                                 240,070        247,851
Accumulated amortization....................................     (64,710)      (109,652)
                                                                --------       --------
Total intangible and other assets, net......................    $175,360       $138,199
                                                                ========       ========

    Estimated amortization expense of identified intangible assets for the next five years are as follows (in thousands):

2002.......................................................  $60,657
2003.......................................................   41,984
2004.......................................................   25,283
2005.......................................................   17,394
2006.......................................................   12,203

                         ADVANSTAR COMMUNICATIONS INC.

4. DERIVATIVE FINANCIAL INSTRUMENTS

    Effective January 1, 2001, the Company adopted Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133), which required derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivative financial instruments must be recognized currently in earnings unless specific hedge accounting criteria are met. For those instruments which meet the hedging criteria, gains and losses will be recognized in other comprehensive income rather than in earnings.

    The Company's adoption of FAS 133 on January 1, 2001 resulted in a reduction in income of approximately $0.6 million, net of tax, reported as a cumulative effect of accounting change and a reduction to other comprehensive income of approximately $0.2 million, net of tax.

    The Company uses derivative instruments to manage exposure to interest rate and foreign currency risks. The Company's objectives for holding derivatives are to minimize the risks using the most effective methods to eliminate or reduce the impact of these exposures.

INTEREST RATE RISK

    Variable rate debt instruments are subject to interest rate risk. The Company has entered into interest rate collar agreements with remaining maturities of up to 17 months to manage its exposure to interest rate movements on a portion of its variable rate debt obligations. The effective portion of the cumulative gain or loss on these derivative instruments is reported as a component of accumulated other comprehensive income in stockholder's equity and is recognized in earnings as the underlying interest expense is incurred. The ineffective portion of the interest rate collar agreements is recognized in current earnings.

FOREIGN CURRENCY RISK

    Certain forecasted transactions are exposed to foreign currency risk. Foreign currencies hedged are the Euro, British Pound Sterling and the Brazilian Real. Forward contracts are used to manage the exposure associated with forecasted international revenue transactions for up to twelve months in the future and are designated as cash flow hedging instruments. Changes in fair value of these instruments are reported as a component of accumulated other comprehensive income in stockholder's equity and are recognized in earnings as the underlying revenue is recognized. Forward contracts not designated as hedging instruments under SFAS No. 133 are also used to manage the impact of the variability in exchange rates. Changes in the fair value of these foreign exchange contracts are recognized in current earnings.

    At September 30, 2002, the Company had foreign exchange derivative contracts to sell with a notional amount totalling $0.7 million and to buy totalling
$0.5 million. The estimated fair value of the foreign exchange contracts based upon market quotes was a net liability of $0.1 million at September 30, 2002.

                         ADVANSTAR COMMUNICATIONS INC.

4. DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED)
ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

    The following table summarizes the effects of FAS 133 on the Company's accumulated other comprehensive income as of September 30, 2002 (in thousands):

                                                        INTEREST RATE    FOREIGN
                                                           COLLAR        EXCHANGE
                                                         AGREEMENTS     CONTRACTS     TOTAL
                                                        -------------   ----------   --------
Accumulated other comprehensive income (loss) balance
  at
  December 31, 2001...................................     $(4,189)     $       5    $(4,184)
Unwound from accumulated other comprehensive Income
  (loss) during the period............................       5,574             (5)     5,569
Mark to market of hedge contracts.....................      (5,750)            --     (5,750)
                                                           -------      ----------   -------
Accumulated other comprehensive income (loss) balance
  at September 30, 2002...............................     $(4,365)     $      --    $(4,365)
                                                           =======      ==========   =======

    The fair value of the Company's derivatives was a net liability position of $6.9 million and $7.7 million at September 30, 2002 and December 31, 2001, respectively, of which $4.7 million and $6.6 million is included in accrued liabilities at September 30, 2002 and December 31, 2001, respectively, and
$2.2 million and $1.1 million is included in other long-term liabilities at September 30, 2002 and December 31, 2001, respectively, in the accompanying condensed consolidated balance sheets.

STATEMENT OF OPERATIONS

    The following tables summarize the effects of FAS 133 on the Company's statement of operations for the three and nine month periods ended September 30, 2002 and 2001 (in thousands):

                                                          INTEREST RATE    FOREIGN
                                                             COLLAR       EXCHANGE
                                                           AGREEMENTS     CONTRACTS    TOTAL
                                                          -------------   ---------   --------
Three months ended September 30, 2001
Other income (expense)..................................      $(674)        $(221)     $(895)
                                                              -----         -----      -----
Total statement of operations impact before taxes.......      $(674)        $(221)     $(895)
                                                              =====         =====      =====
Three months ended September 30, 2002
Other income (expense)..................................      $  80         $  60      $ 140
                                                              -----         -----      -----
Total statement of operations impact before taxes.......      $  80         $  60      $ 140
                                                              =====         =====      =====
Nine months ended September 30, 2001
Other income (expense)..................................      $(423)        $ 409      $ (14)
                                                              -----         -----      -----
Total statement of operations impact before taxes.......      $(423)        $ 409      $ (14)
                                                              =====         =====      =====
Nine months ended September 30, 2002
Other income (expense)..................................      $ 368         $ 599      $ 967
                                                              -----         -----      -----
Total statement of operations impact before taxes.......      $ 368         $ 599      $ 967
                                                              =====         =====      =====

                         ADVANSTAR COMMUNICATIONS INC.

5. DEBT

CREDIT FACILITY

    The senior credit facility (the Credit Facility) consists of
(i) $415 million of term loans payable in quarterly installments beginning March 31, 2001 and continuing through October 11, 2008 and (ii) $80 million of revolving loan availability. As of September 30, 2002, the Company had approximately $48.4 million of borrowings available under the Credit Facility, subject to customary conditions. The Credit Facility contains a number of covenants that, among other things, require the Company to maintain certain financial ratios, including leverage and fixed charge coverage ratios, as defined. Failure of the Company to comply with any of these covenants may cause an event of default under the Credit Facility.

    Borrowings under the Credit Facility are collateralized by substantially all of the Company's assets. In addition, as of September 30, 2002, the Company has interest rate protection agreements for a notional amount of $150 million that effectively guarantee that the Company's interest rate on $150 million of the Company's Credit Facility will not exceed 10.17 percent, nor be less than
9.0 percent. The net interest paid or received is included in interest expense. At September 30, 2002, the estimated fair value of the interest rate protection agreements was a net liability position to the Company of approximately
$6.9 million.

SENIOR SUBORDINATED NOTES

    On January 9, 2001, the 9.25 percent senior subordinated notes due in 2008 (the Notes) were tendered at an offer price in cash equal to 101 percent of the aggregate principal amount, plus accrued interest. The Company financed the repurchase of the Notes with bridge financing. The premium paid on the tender of the Notes of approximately $1.0 million, net of related tax benefits, is reflected as an extraordinary item in the accompanying 2001 condensed consolidated statement of operations.

    On February 21, 2001, the Company issued $160.0 million of unsecured,
12 percent Series B senior subordinated notes due 2011 (the Replacement Notes). Interest on the Replacement Notes is payable semiannually on February 15 and August 15 of each year commencing on August 15, 2001. The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company and its wholly owned domestic subsidiaries. As part of tendering of the Notes, the Company wrote-off the remaining unamortized deferred financing costs of approximately $1.6 million, net of related tax benefits, which is reflected as an extraordinary item in the accompanying 2001 consolidated statement of operations.

    Concurrent with the issuance of the Replacement Notes, Advanstar, Inc. issued units comprised of 15 percent senior discount notes (the Discount Notes), with an aggregate principal amount at maturity of approximately $68.6 million and warrants to purchase shares of common stock of its parent, Advanstar Holdings Corp. (Holdings), for consideration of approximately $34.8 million. Advanstar, Inc. contributed the proceeds from the issuance of the Discount Notes to the Company. The Company used the proceeds from issuance of the Replacement Notes and the Discount Notes to repay and terminate the bridge financing and to repay approximately $45.0 million of term loan borrowings under the Credit Facility. The contribution of the proceeds from the Discount Notes by Advanstar, Inc. to the Company was treated as a capital contribution.

                         ADVANSTAR COMMUNICATIONS INC.

5. DEBT (CONTINUED)
    Long-term debt consists of the following (in thousands):

                                                          DECEMBER 31,   SEPTEMBER 30,
                                                              2001            2002
                                                          ------------   --------------
Term loan A, interest at LIBOR plus 3.25%; 5.07% at
  September 30, 2002, due quarterly through April 11,
  2007..................................................    $  89,200      $  78,750
Term loan B, interest at LIBOR plus 4.00%; 5.82%
  September 30, 2002, due quarterly through October 11,
  2008..................................................      280,800        280,800
Revolving credit loan, interest at LIBOR plus 3.25%;
  5.07% at September 30, 2002, due April 11, 2007.......       34,000         29,000
Senior subordinated notes at 12.00%, due 2011...........      160,000        160,000
Acquisition note payable, interest at 5.50%, due monthly
  through 2004..........................................        6,000          4,500
                                                            ---------      ---------
                                                              570,000        553,050
Less--Current maturities................................      (16,200)       (17,000)
                                                            ---------      ---------
                                                            $ 553,800      $ 536,050
                                                            =========      =========

    The Company's credit facility contains certain financial covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio. Additionally, certain financial covenants under the Replacement Notes include a maximum leverage ratio, limitations on certain asset dispositions, payments, debt incurrence, dividends and other restricted payments. In March 2002, the Company obtained an amendment to the Credit Facility providing for certain revisions to the quarterly financial covenants applicable in 2002 and 2003. The Company was in compliance with all covenants as of September 30, 2002.

                         ADVANSTAR COMMUNICATIONS INC.

6. COMPREHENSIVE INCOME

    The tables below present comprehensive loss, defined as changes in the equity of the Company excluding changes resulting from investments by and distributions to shareholders (in thousands):

                                                             THREE MONTHS    THREE MONTHS
                                                                 ENDED           ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 2001            2002
                                                             -------------   -------------
                                                              (RESTATED)
Net income (loss)..........................................    $ (9,400)       $    821
Change in cumulative translation adjustment................      (1,302)         (4,986)
Change in unrealized losses on derivative financial
  Instruments, net of taxes................................      (4,915)         (1,202)
                                                               --------        --------
Comprehensive loss.........................................    $(15,617)       $ (5,367)
                                                               ========        ========

                                                              NINE MONTHS     NINE MONTHS
                                                                 ENDED           ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 2001            2002
                                                             -------------   -------------
                                                              (RESTATED)
Net income (loss)..........................................     $(24,648)       $(35,427)
Change in cumulative translation adjustment................       (4,471)         (6,078)
Change in unrealized losses on derivative financial
  Instruments, net of taxes................................       (7,464)           (181)
                                                                --------        --------
Comprehensive loss.........................................     $(36,583)       $(41,686)
                                                                ========        ========

                         ADVANSTAR COMMUNICATIONS INC.

7. SEGMENT INFORMATION

                                       TRADE
                                       SHOWS                                 CORPORATE
                                        AND          TRADE       MARKETING      AND
                                    CONFERENCES   PUBLICATIONS   SERVICES      OTHER      TOTALS
                                    -----------   ------------   ---------   ---------   --------
                                                           (IN THOUSANDS)
Three months ended September 30,
  2001 (Restated--See Note 2)
Revenues..........................    $42,797       $33,757       $ 3,780     $   444    $80,778
Contribution margin...............     26,473         7,581         1,904         972     36,930
Segment assets....................    664,662       190,396        30,305      79,371    964,734

Three months ended September 30,
  2002
Revenues..........................    $46,988       $30,567       $ 3,651     $   193    $81,399
Contribution margin...............     28,120         8,304         1,464         810     38,698
Segment assets....................    666,799       176,173        31,837      58,541    933,350

                                      TRADE
                                      SHOWS                                 CORPORATE
                                       AND          TRADE       MARKETING      AND
                                   CONFERENCES   PUBLICATIONS   SERVICES      OTHER      TOTALS
                                   -----------   ------------   ---------   ---------   --------
                                                          (IN THOUSANDS)
Nine months ended September 30,
  2001 (Restated--See Note 2)
Revenues.........................    $162,471      $109,130      $12,426     $   879    $284,906
Contribution margin..............      81,783        26,921        6,169       1,690     116,563
Segment assets...................     664,662       190,396       30,305      79,371     964,734

Nine months ended September 30,
  2002
Revenues.........................    $145,387      $ 96,290      $11,322     $ 1,120    $254,119
Contribution margin..............      78,907        26,739        5,032       2,325     113,003
Segment assets...................     666,799       176,173       31,837      58,541     933,350

    Contribution margin is defined as net revenue less cost of production and selling, editorial and circulation costs.

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

7. SEGMENT INFORMATION (CONTINUED)

    The reconciliation of total segment gross profit to consolidated pre-tax income (loss) is as follows (in thousands):

                                                             THREE MONTHS    THREE MONTHS
                                                                 ENDED           ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 2001            2002
                                                             -------------   -------------
                                                              (RESTATED)
Total segment contribution margin..........................    $ 36,930          $38,698
General and administrative.................................      (8,409)          (8,957)
Funding of affiliated dotcom company operations............          --             (379)
Depreciation and amortization..............................     (26,835)         (17,195)
Interest expense...........................................     (13,488)         (12,871)
Other income (expense), net................................        (352)           1,716
                                                               --------          -------
Consolidated income (loss) before taxes and minority
  interests................................................    $(12,154)         $ 1,012
                                                               ========          =======

                                                              NINE MONTHS     NINE MONTHS
                                                                 ENDED           ENDED
                                                             SEPTEMBER 30,   SEPTEMBER 30,
                                                                 2001            2002
                                                             -------------   -------------
                                                              (RESTATED)
Total segment contribution margin..........................     $116,563        $113,003
General and administrative.................................      (32,868)        (31,042)
Funding of affiliated dotcom company operations............           --         (39,095)
Depreciation and amortization..............................      (69,354)        (50,672)
Interest expense...........................................      (41,680)        (38,797)
Other income (expense), net................................        1,108           3,974
                                                                --------        --------
Consolidated income (loss) before taxes and minority
  interests................................................     $(26,231)       $(42,629)
                                                                ========        ========

8. RELATED-PARTY TRANSACTIONS

RELATIONSHIP WITH ADVANSTAR.COM, INC.

    Advanstar.com, Inc. (Advanstar.com), an affiliate of the Company, operates the Company's event and publication-related web sites and develops certain enhanced web opportunities to serve the Company's customers in selected industries. The Company provides Advanstar.com with certain administrative support services and charges for these services based on a general overhead charge. In addition, selected sales, editorial, marketing and production staff of the Company are shared with Advanstar.com. The Company also provides Advanstar.com with marketing and promotional support through advertising pages in its trade publications and exhibit space in its trade shows. In return, Advanstar.com provides support on its web sites for the Company's trade publications and trade shows.

    In the third quarter of 2001, certain events, including the slowdown in the economy, the changing business environment and continuing operating losses of Advanstar.com, caused management of Advanstar, Inc. to consider certain transactions between its two sister subsidiaries, the Company and Advanstar.com, to satisfy the outstanding advances and notes due to the Company from Advanstar.com. Accordingly, through December 31, 2001 the Company accounted for these advances and notes to

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

8. RELATED-PARTY TRANSACTIONS (CONTINUED)
Advanstar.com as a charge to capital in excess of par value in the accompanying consolidated balance sheet, pending final determination of the disposition of these advances and notes.

    In the first quarter of 2002, management of Advanstar, Inc. began to consider the further consolidation of the activities of Advanstar.com with the Company, or a merger of Advanstar.com into the Company. Consequently, the Company recorded a first quarter non-cash charge of $37.2 million related to a provision against the outstanding advances and notes due to the Company from Advanstar.com as of December 31, 2001.

    In 2002 the Company began recording the advances and notes issued during the current year as an operating expense on the Company's condensed consolidated statement of operations, as a reflection of the ongoing nature of the operations of Advanstar.com in support of the Company's operations as a result of the restructuring of the activities of Advanstar.com in 2001. Net advances and notes during the three and nine month period ended September 30, 2002 were approximately $0.4 million and $1.9 million, respectively.

FINANCIAL ADVISORY FEES AND AGREEMENTS

    Credit Suisse First Boston Corporation (CSFB), an affiliate of the DLJ Merchant Banking funds, acted as the Company's financial advisor in connection with the issuance of, and was an initial purchaser of, the Replacement Notes and the Discount Notes. The Company paid customary fees to CSFB as compensation for those services. DLJ Capital Funding, an affiliate of the DLJ Merchant Banking funds, received customary fees and reimbursement of expenses in connection with the bridge financing. The aggregate amount of all fees paid to the CSFB entities in connection with these financings during 2001 was approximately $7.3 million, plus out-of-pocket expenses.

    Advanstar Holdings Corp. has agreed to pay CSFB an annual advisory fee of $0.5 million, until the earlier to occur of (1) an initial public offering of Holdings, (2) the date when the DLJ Merchant Banking funds own less than 16 2/3% of the shares of Holdings' common stock held by them on the closing date of the acquisition and (3) October 11, 2005. Payment of the advisory fee will be dependent upon the receipt of dividends from its subsidiaries, including the Company.

PARENT COMPANY NOTES

    As part of the financing for the Acquisition, our parent, Advanstar, Inc., issued the Discount Notes with a principal amount at maturity of $103.2 million. Concurrently with the closing of the offering of the Replacement Notes, Advanstar, Inc. sold additional senior discount notes due October 2011 with an additional aggregate principal amount at maturity of $68.6 million. These notes do not require cash interest payments until 2006. Neither we nor any of our subsidiaries guaranteed the senior discount notes. Advanstar, Inc., however, is a holding company and its ability to pay interest on these senior discount notes will be dependent upon the receipt of dividends from its subsidiaries, including the Company. The credit facility and the Replacement Notes impose substantial restrictions on our subsidiaries' ability to pay dividends.

9. NEW ACCOUNTING PRONOUNCEMENTS

    In August 2001, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144).

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

9. NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. FAS 144 retains and expands upon the fundamental provisions of existing guidance related to the recognition and measurement of the impairment of long-lived assets to be held and used and the measurement of long-lived assets to be disposed of by sale. Generally, the provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company has adopted SFAS
No. 144 on January 1, 2002. The adoption of SFAS No. 144 did not impact the results of operations or financial position of the Company for the three or nine month period ended September 30, 2002.

    In May 2002, the FASB issued Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" (SFAS No. 145). SFAS No. 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". SFAS
No. 145 amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. SFAS No. 145 is generally effective for fiscal years beginning after May 15, 2002. The Company has not adopted SFAS No. 145. The adoption of SFAS
No. 145 is not expected to have a significant impact of the results of operations or financial position of the Company, but in accordance with the transition provisions will result in the Company's fiscal 2001 extraordinary item being reclassified in the statement of operations.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a significant impact of the results of operations or financial position of the Company.

10. SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

BASIS OF PRESENTATION

    The Replacement Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by the Company and its wholly-owned domestic subsidiaries. The subsidiary guarantors are Mens Apparel Guild In California, Inc. (MAGIC) and Applied Business TeleCommunications, Inc. (ABC). The subsidiary guarantors and the non-guarantor subsidiaries comprise all of the direct and indirect subsidiaries of the Company. The condensed consolidated financial statements of the guarantors are presented below and should be read in connection with the consolidated financial statements of the Company. Separate financial statements of the guarantors are not presented because the guarantors are jointly, severally and unconditionally liable under the guarantees and the Company believes the condensed consolidated financial statements presented are more meaningful in understanding the financial position of the guarantors and management has determined that such information is not material to investors.

    There are no significant restrictions on the ability of the subsidiary guarantors to make distributions to the Company.

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2001
                           (IN THOUSANDS--UNAUDITED)
                                   (RESTATED)

                                                         GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                       COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                       --------------   ------------   -------------   -----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents..........     $  33,906       $     --        $10,730       $      --     $   44,636
  Accounts receivable, net...........        20,049             63          2,779              --         22,891
  Prepaid expenses...................         6,202          2,511          2,689              --         11,402
  Intercompany receivable
    (payable)........................      (148,162)       153,827         (5,665)             --             --
  Other..............................        (2,483)           171          3,960              --          1,648
                                          ---------       --------        -------       ---------     ----------
    Total current assets.............       (90,488)       156,572         14,493              --         80,577
Noncurent assets:
  Property, plant and equipment,
    net..............................        23,299          1,042          1,115              --         25,456
  Intangible and other assets, net...       477,175        340,246         77,325              --        894,746
  Investments in subsidiaries........       523,878             --             --        (523,878)            --
                                          ---------       --------        -------       ---------     ----------
                                          $ 933,864       $497,860        $92,933       $(523,878)    $1,000,779
                                          ---------       --------        -------       ---------     ----------
LIABILITIES AND
  STOCKHOLDER'S EQUITY
Current liabilities
  Current maturities of long-term
    debt.............................     $  16,200       $     --        $    --       $      --     $   16,200
  Accounts payable...................        20,883          2,609          6,302              --         29,794
  Deferred revenue...................        25,750         21,657          6,642              --         54,049
  Accrued liabilities................        24,147          6,161          1,288              --         31,596
                                          ---------       --------        -------       ---------     ----------
    Total current liabilities........        86,980         30,427         14,232              --        131,639
Long term debt, net of current
  maturities.........................       553,800             --             --              --        553,800
Deferred income taxes and other Long-
  term liabilities...................        (3,184)        23,418            448              --         20,682
Due to parent........................         3,662             --             --              --          3,662
Minority interest....................        14,412             --            198              --         14,610
Shareholder's equity:
  Common stock.......................            10              3            475            (478)            10
  Capital in excess of par value.....       350,175        438,117         88,226        (526,343)       350,175
  Acclumulated deficit...............       (67,807)         5,895         (8,838)          2,943        (67,807)
  Accum other comprehensive income...        (4,184)            --         (1,808)             --         (5,992)
                                          ---------       --------        -------       ---------     ----------
    Total shareholder's equity.......       278,194        444,015         78,055        (523,878)       276,386
                                          ---------       --------        -------       ---------     ----------
                                          $ 933,864       $497,860        $92,933       $(523,878)    $1,000,779
                                          ---------       --------        -------       ---------     ----------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 2001
                           (IN THOUSANDS--UNAUDITED)
                                   (RESTATED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Net revenue............................     $ 39,960        $33,643         $ 7,175        $    --       $ 80,778
Operating expenses:
  Cost of production and selling,
    editorial and circulation..........       29,834          7,872           6,142             --         43,848
  General and administrative...........        6,681            364           1,364             --          8,409
  Depreciation and amortization........       12,898         12,310           1,627             --         26,835
                                            --------        -------         -------        -------       --------
    Total operating expenses...........       49,413         20,546           9,133             --         79,092
Operating income (loss)................       (9,453)        13,097          (1,958)            --          1,686
Other income (expense):
  Interest expense, net................      (13,171)            --            (317)            --        (13,488)
  Other income (expense), net..........         (763)            --             411             --           (352)
                                            --------        -------         -------        -------       --------
Income (loss) before income taxes and
  minority interests...................      (23,387)        13,097          (1,864)            --        (12,154)
Provision (benefit) for income taxes...       (8,279)         5,016             929             --         (2,334)
Minority interests.....................          144             --             276             --            420
Equity in (loss) of subsidiaries.......        5,564             --              --         (5,564)            --
                                            --------        -------         -------        -------       --------
    Net income (loss)..................     $ (9,400)       $ 8,081         $(2,517)       $(5,564)      $ (9,400)
                                            --------        -------         -------        -------       --------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                           (IN THOUSANDS--UNAUDITED)
                                   (RESTATED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Net revenue............................     $182,306        $69,443         $33,157        $    --       $284,906
Operating expenses:
  Cost of production and selling,
    editorial and circulation..........      121,683         19,755          26,905             --        168,343
  General and administrative...........       27,243            927           4,698             --         32,868
  Depreciation and amortization........       37,662         26,604           5,088             --         69,354
                                            --------        -------         -------        -------       --------
    Total operating expenses...........      186,588         47,286          36,691             --        270,565
Operating income (loss)................       (4,282)        22,157          (3,534)            --         14,341
Other income (expense):
  Interest expense, net................      (40,677)            --          (1,003)            --        (41,680)
  Other income (expense), net..........         (188)            --           1,296             --          1,108
                                            --------        -------         -------        -------       --------
Income (loss) before income taxes and
  minority interests...................      (45,147)        22,157          (3,241)            --        (26,231)
Provision (benefit) for income taxes...      (14,668)         6,790           2,859             --         (5,019)
Minority interests.....................          118             --            (446)            --           (328)
Equity in (loss) of subsidiaries.......        8,821             --              --         (8,821)            --
                                            --------        -------         -------        -------       --------
Income (loss) before extraordinary item
  and accounting change................      (21,540)        15,367          (6,546)        (8,821)       (21,540)
Extraordinary item.....................       (2,556)            --              --             --         (2,556)
Cumulative effect of accounting
  change...............................         (552)            --              --             --           (552)
                                            --------        -------         -------        -------       --------
    Net income (loss)..................     $(24,648)       $15,367         $(6,546)       $(8,821)      $(24,648)
                                            --------        -------         -------        -------       --------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AMD SUBSIDIARIES
                CONDENSED CONDOLIDATING STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                           (IN THOUSANDS--UNAUDITED)
                                   (RESTATED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Operating activities:
  Net income (loss)....................     $(24,648)       $ 15,367        $(6,546)       $(8,821)      $(24,648)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Deferred income tax................           --         (10,920)            --                       (10,920)
    Equity in earnings of
      subsidiaries.....................       (8,821)             --             --          8,821             --
    Extraordinary item-early
      extinguishment of debt...........        2,556              --             --             --          2,556
    Unrealized (gain) loss on
      derivative financial.............          886              --             --             --            886
    Depreciation and amortization......       37,662          26,604          5,088             --         69,354
    Non-cash interest..................        1,744              --             --             --          1,744
    Loss on sales of assets and
      other............................         (110)             --            543                           433
    Change in operating assets and
      liabilities......................       (2,164)        (30,168)         5,662             --        (26,670)
                                            --------        --------        -------        -------       --------
    Net cash provided by operating
      activities.......................        7,105             883          4,747             --         12,735
                                            --------        --------        -------        -------       --------
Investing activities:
  Additions to property, plant and
    equipment..........................       (5,792)           (884)          (231)            --         (6,907)
  Acquisitions of publications and
    trade shows, net of proceeds.......      (13,845)             --           (690)            --        (14,535)
  Increase in advances and notes due
    from affiliate.....................      (15,437)             --             --             --        (15,437)
  Proceeds from sale of assets and
    other..............................           18              --             --             --             18
                                            --------        --------        -------        -------       --------
    Net cash used in investing
      activities.......................      (35,056)           (884)          (921)            --        (36,861)
                                            --------        --------        -------        -------       --------
Financing activities:
  Payments of long-term debt, net......       (1,000)             --             --             --         (1,000)
  Proceed from capital contributions
    and other..........................       34,775              --             --             --         34,775
  Deferred financing costs.............       (9,001)             --             --             --         (9,001)
                                            --------        --------        -------        -------       --------
    Net cash provided by (used in)
      financing activities.............       24,774              --             --             --         24,774
Effect of exchange rate changes on
  cash.................................           --              --           (786)            --           (786)
                                            --------        --------        -------        -------       --------
Net increase (decrease) in cash and
  cash equivalents.....................       (3,177)             (1)         3,040             --           (138)
Cash and cash equivalents, beginning of
  period...............................       10,736               1          6,938             --         17,675
                                            --------        --------        -------        -------       --------
Cash and cash equivalents, end of
  period...............................     $  7,559        $     --        $ 9,978        $    --       $ 17,537
                                            --------        --------        -------        -------       --------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2002
                           (IN THOUSANDS--UNAUDITED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
ASSETS
Current assets:
  Cash and cash equivalents............     $   6,426       $     --       $  6,751       $      --      $  13,177
  Accounts receivable, net.............        20,178             39          3,028              --         23,245
  Prepaid expenses.....................         3,729          1,378          2,400              --          7,507
  Intercompany receivable (payable)....      (205,804)       173,578         32,226              --             --
  Other................................         1,219           (220)            65              --          1,064
                                            ---------       --------       --------       ---------      ---------
    Total current assets...............      (174,252)       174,775         44,470              --         44,993
Noncurrent assets:
  Property, plant and equipment, net...        22,252            943          1,027              --         24,222
  Intangible and other assets, net.....       470,473        318,962         74,700              --        864,135
  Investments in subsidiaries..........       572,963             --             --        (572,963)            --
                                            ---------       --------       --------       ---------      ---------
                                            $ 891,436       $494,680       $120,197       $(572,963)     $ 933,350
                                            ---------       --------       --------       ---------      ---------
LIABILITIES AND
  STOCKHOLDER'S EQUITY
Current liabilities:
  Current maturities of long-term
    debt...............................     $  17,000       $     --       $     --       $      --      $  17,000
  Accounts payable.....................        14,189          6,553          4,694              --         25,436
  Deferred revenue.....................        18,440          1,547          5,202              --         25,189
  Accrued liabilities..................        17,210          6,446            788              --         24,444
                                            ---------       --------       --------       ---------      ---------
    Total current liabilities..........        66,839         14,546         10,684              --         92,069
Long term debt, net of current
  maturities...........................       536,050             --             --              --        536,050
Deferred income taxes and other long-
  term liabilities.....................       (18,407)        29,293            303              --         11,189
Due to parent..........................        12,441         (5,875)            --              --          6,566
Minority interests.....................        14,734             --            850              --         15,584
Stockholder's equity:
  Common stock.........................            10              3            483            (486)            10
  Capital in excess of par value.......       387,367        438,117        123,465        (561,582)       387,367
  Accumulated deficit..................      (103,234)        18,596         (7,701)        (10,895)      (103,234)
  Accumulted other comprehensive
    income.............................        (4,364)            --         (7,887)             --        (12,251)
                                            ---------       --------       --------       ---------      ---------
    Total stockholder's equity.........       279,779        456,716        108,360        (572,963)       271,892
                                            ---------       --------       --------       ---------      ---------
                                            $ 891,436       $494,680       $120,197       $(572,963)     $ 933,350
                                            =========       ========       ========       =========      =========

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                     THREE MONTHS ENDED SEPTEMBER 30, 2002
                           (IN THOUSANDS--UNAUDITED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Net revenue............................     $ 43,392        $31,104         $ 6,903        $    --        $81,399
Operating expenses:
  Cost of production and selling,
    editorial and circulation..........       26,528         10,147           6,026             --         42,701
  General and administrative...........        7,174            355           1,428             --          8,957
Funding of affiliated dot.com company
  operations...........................          379             --              --             --            379
  Depreciation and amortization........        9,242          7,188             765             --         17,195
                                            --------        -------         -------        -------        -------
      Total operating expenses.........       43,323         17,690           8,219             --         69,232
                                            --------        -------         -------        -------        -------
Operating income (loss)................           69         13,414          (1,316)            --         12,167
Other income (expense):
  Interest income (expense), net.......      (12,926)            --              55             --        (12,871)
  Other income (expense), net..........          182             --           1,534             --          1,716
                                            --------        -------         -------        -------        -------
Income (loss) before income taxes and
  minority interests...................      (12,675)        13,414             273             --          1,012
Provision (benefit) for income taxes...       (4,422)         4,695             (83)            --            190
Minority interests.....................         (124)            --             123             --             (1)
Equity in earnings of subsidiaries.....        8,908             --              --         (8,908)            --
                                            --------        -------         -------        -------        -------
      Net income (loss)................     $    531        $ 8,719         $   479        $(8,908)       $   821
                                            --------        -------         -------        -------        -------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                           (IN THOUSANDS--UNAUDITED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Net revenue............................     $163,581        $62,919         $27,619        $     --      $254,119
Operating expenses:
  Cost of production and selling,
    editorial and circulation..........      100,734         20,557          19,825              --       141,116
  General and administrative...........       25,849          1,193           4,000              --        31,042
Funding of affiliated dot.com company
  operations...........................       39,095             --              --              --        39,095
  Depreciation and amortization........       26,547         21,629           2,496              --        50,672
                                            --------        -------         -------        --------      --------
    Total operating expenses...........      192,225         43,379          26,321              --       261,925
                                            --------        -------         -------        --------      --------
Operating income (loss)................      (28,644)        19,540           1,298              --        (7,806)
Other income (expense):
  Interest expense, net................      (38,341)            --            (456)             --       (38,797)
  Other income (expense), net..........        1,453             --           2,521              --         3,974
                                            --------        -------         -------        --------      --------
Income (loss) before income taxes and
  minority interests...................      (65,532)        19,540           3,363              --       (42,629)
Provision (benefit) for income taxes...      (16,369)         6,839           1,648              --        (7,882)
Minority interests.....................         (102)            --            (578)             --          (680)
Equity in earnings of subsidiaries.....       13,838             --              --         (13,838)           --
                                            --------        -------         -------        --------      --------
    Net income (loss)..................     $(35,427)       $12,701         $ 1,137        $(13,838)     $(35,427)
                                            --------        -------         -------        --------      --------

                   ADVANSTAR COMMUNICATIONS INC. SUBSIDIARIES

                 ADVANSTAR COMMUNICATIONS INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002
                           (IN THOUSANDS--UNAUDITED)

                                                           GUARANTOR     NON-GUARANTOR                 CONSOLIDATED
                                         COMMUNICATIONS   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION      TOTAL
                                         --------------   ------------   -------------   -----------   ------------
Operating activities:
  Net income (loss)....................     $(35,427)       $ 12,701        $ 1,137        $(13,838)     $(35,427)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities--
    Provision for notes and advances
      from affiliated dot.com
      company..........................       37,192              --             --              --        37,192
    Deferred income taxes..............      (12,826)       $  3,292             --              --        (9,534)
    Equity in earnings of
      subsidiaries.....................      (13,838)             --             --          13,838            --
    Unrealized (gain) loss on
      derivative financial
      instruments......................         (967)             --             --              --          (967)
    Depreciation and amortization......       26,547          21,629          2,496              --        50,672
    Non-cash interest..................        2,011              --             --              --         2,011
    Loss on sales of assets and
      other............................           98              --            572              --           670
    Change in operating assets and
      liabilities......................        6,310         (37,378)        (2,808)             --       (33,876)
                                            --------        --------        -------        --------      --------
      Net cash provided by operating
        activities.....................        9,100             244          1,397              --        10,741
                                            --------        --------        -------        --------      --------
  Investing activities:
    Additions to property, plant and
      equipment........................       (5,082)           (244)          (379)             --        (5,705)
    Acquisitions of publications and
      trade shows, net of proceeds.....      (12,773)             --         (1,554)             --       (14,327)
    Proceeds from sale of assets and
      other............................           10              --             11              --            21
                                            --------        --------        -------        --------      --------
      Net cash provided used in
        investing activities...........      (17,845)           (244)        (1,922)             --       (20,011)
                                            --------        --------        -------        --------      --------
  Financing activities:
    Payments of long-term debt, net....      (16,950)             --             --              --       (16,950)
    Deferred financing costs...........       (1,785)             --             --              --        (1,785)
    Dividends paid to minority interest
      holders..........................           --              --           (503)             --          (503)
                                            --------        --------        -------        --------      --------
      Net cash provided by (used in)
        financing activities...........      (18,735)             --           (503)             --       (19,238)
  Effect of exchange rate changes on
    cash...............................           --              --         (2,951)             --        (2,951)
                                            --------        --------        -------        --------      --------
  Net increase (derease) in cash and
    cash equivalaents..................      (27,480)             --         (3,979)             --       (31,459)
  Cash and cash equivalents, beginning
    of period..........................       33,906              --         10,730              --        44,636
                                            --------        --------        -------        --------      --------
  Cash and cash equivalents, end of
    period.............................     $  6,426        $     --        $ 6,751        $     --      $ 13,177
                                            --------        --------        -------        --------      --------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all estimated expenses incurred or expected to be incurred by the Registrants in connection with the issuance and distribution of the securities being registered hereby.

ITEM                                                           AMOUNT
----                                                          --------
SEC Registration Fee........................................  $ 40,000
Printing and Engraving Costs................................    80,000
Trustee fees................................................     2,500
Legal Fees and Expenses.....................................    75,000
Accounting Fees and Expenses................................    31,000
Miscellaneous...............................................     6,500
                                                              --------
Total.......................................................  $235,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Advanstar Communications Inc. (the "Company") is a New York Corporation.
Section 402(b) of the New York Business Corporation ("NYBCL") statute generally provides that a company's certificate of incorporation may set forth a provision eliminating or limiting the personal liability of its directors for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: the liability of any director if a judgment or other final adjudication adverse to him establishes (i) that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or
(ii) that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (iii) that his acts violated section 719 of the NYBCL.

    In addition, Section 722(a) of the NYBCL generally provides that a corporation may indemnify officers made, or threatened to be made, a party to an action or proceeding, other than one by or in the right of the corporation to procure a judgment in its favor, including an action by or in the right of any other corporation, or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he was a director or officer of the corporation, or served such other corporation, or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, if such director or officer acted in good faith.

    Section 722(c), in general, further provides that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys fees in connection with the defense or settlement of such action if such director or officer acted in good faith.

    Generally, the Company's certificate of incorporation eliminates the personal liability of its directors to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the NYBCL. In addition, the Company's bylaws indemnify its directors and officers in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or other enterprise, except in relation to matters as to which a director or officer is adjudged to have breached his duty of care or to have acted in bad faith.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    On February 21, 2001 the Registrant sold $160,000,000 in aggregate principle amount of its 12% Senior Subordinated Notes due 2011 to Credit Suisse First Boston Corporation, Fleet Securities, Inc., Barclays Capital Inc., BMO Nesbitt Burns Inc. and Dresdner Kleinwort Benson North America LLC (the "initial purchasers") in a private placement in reliance on Section 4(2) under the Securities Act. The notes were immediately resold by the initial purchasers in transactions not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
2.1..........           Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)
          3.1           Certificate of Incorporation of Advanstar Communications
                        Inc. (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
        3.1.1           Certificate of Amendment of the Certificates of
                        Incorporation of Advanstar Communications Inc. (Previously
                        filed as an exhibit to the Company's Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
          3.2           By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on
                        Form S-4 (File No. 333-57201) and incorporated by reference herein)
          3.3           Certificate of Incorporation of Men's Apparel Guild in
                        California, Inc. (Previously filed as an exhibit to the
                        Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)
          3.4           By-Laws of Men's Apparel Guild in California, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
          3.5           Certificate of Incorporation of Applied Business
                        TeleCommunications Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)
          3.6           By-Laws of Applied Business TeleCommunications, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
          4.1           Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the
                        Trustee. (Previously filed as an exhibit to the Company's
                        Annual Report on Form 10-K for 2000 and incorporated by
                        reference herein)
          5.1           Opinion of Davis Polk & Wardwell (previously filed)
         10.1           Advanstar Holdings Corp. 2000 Management Plan Incentive
                        dated as of October 11, 2000. (Previously filed as an
                        exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
         10.2           Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to the
                        Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
       10.2.1           First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.(Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
       10.2.2           Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
         10.3           Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the
                        lenders party thereto. (Previously filed as an exhibit to
                        the Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
       10.3.1           First amendment to Credit Agreement dated as of March 22,
                        2002. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2001 and
                        incorporated by reference herein)
         10.4           Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
         10.5           Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
       10.5.1           Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications' Annual Report on
                        Form 10-K for 2001 and incorporated by reference herein)
         10.6           Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
         10.7           Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
         10.8           Employment Agreement dated June 20, 2001 between Advanstar,
                        Inc. and Joseph Loggia. (Previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)
         10.9           Direct Investment Plan dated October 11, 2000. (Previously filed as an exhibit to the Advanstar Communications Inc.
                        Annual Report on Form 10-K for 2001 and incorporated by
                        reference herein)
         12.1           Computation of Ratio of Earnings to Fixed Charges.*
         21.1           Subsidiaries of Advanstar Communications, Inc. (Previously
                        filed as an exhibit to the Company's Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
         23.1           Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)
         23.2           Consent of PricewaterhouseCoopers LLP*

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
         24.1           Power of Attorney (included on signature page of the
                        Registration Statement filed April 20, 2001)
           25           Statement of Eligibility of the Trustee on Form T-1
                        (previously filed)

------------------------

*   Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS.
                         ADVANSTAR COMMUNICATIONS INC.
                       VALUATION AND QUALIFYING ACCOUNTS

                                          BALANCE AT    CHARGED TO   CHARGED TO                   BALANCE AT
                                         BEGINNING OF   COSTS AND      OTHER                        END OF
SUCESSOR                                    PERIOD       EXPENSES     ACCOUNTS    DEDUCTIONS(1)     PERIOD
--------                                 ------------   ----------   ----------   -------------   ----------
                                                               ADDITIONS
                                                        -----------------------
Allowance for doubtful accounts

  Year ended December 31, 2001.........    $725,000     $2,768,000          --    $2,523,000(1)    $970,000

  Period of October 12, 2000 to
    December 31, 2000..................    $     --     $ 956,500    $      --    $    231,500     $725,000

PREDECESSOR
-----------
Period of January 1, 2000 to October 11,
    2000...............................     $709,000     $1,406,500          --    $1,412,500(1)    $703,000

Year ended December 31, 1999...........     $574,000     $1,878,000          --    $1,743,000(1)    $709,000

------------------------------

(1) Uncollectible accounts written off.

    All other financial schedule are omitted because they are not applicable or the information is included in the financial statements or related notes.

ITEM 17. UNDERTAKINGS

    (a) The undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Advanstar Communications, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Minnesota, on December 3, 2002.

                                                       ADVANSTAR COMMUNICATIONS INC.

                                                       By:  /s/ DAVID W. MONTGOMERY
                                                            -----------------------------------------
                                                            Name: David W. Montgomery
                                                            Title: Vice President--Finance, Chief
                                                            Financial Officer

    We, the undersigned officers and directors of Advanstar
Communications Inc., hereby severally constitute and appoint Robert L. Krakoff and David W. Montgomery, and each of them singly, our true and lawful attorneys, with the power to them and each of them singly, to sign for us and in our names in the capacities indicated below, any amendments to this Report of Form S-1, and generally to do all things in our names and on our behalf in such capacities to enable Advanstar Communications Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all the requirements of the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                /s/ ROBERT L. KRAKOFF
     -------------------------------------------       Chairman of the Board and     December 3, 2002
                  Robert L. Krakoff                      Chief Executive Officer

                                                       Vice President-Finance,
               /s/ DAVID W. MONTGOMERY                   Chief Financial Officer
     -------------------------------------------         Secretary and Principal     December 3, 2002
                 David W. Montgomery                     Accounting Officer

                  /s/ JAMES M. ALIC
     -------------------------------------------       Director                      December 3, 2002
                    James M. Alic

                   /s/ OHSANG KWON
     -------------------------------------------       Director                      December 3, 2002
                     OhSang Kwon

                 /s/ JAMES A. QUELLA
     -------------------------------------------       Director                      December 3, 2002
                   James A. Quella

                /s/ DAVID M. WITTELS
     -------------------------------------------       Director                      December 3, 2002
                  David M. Wittels

                 /s/ DOUGLAS B. FOX
     -------------------------------------------       Director                      December 3, 2002
                   Douglas B. Fox

                                 EXHIBIT INDEX

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
2.1..........           Agreement and Plan of Merger dated August 14, 2000, among
                        Advanstar, Inc., Advanstar Holdings Corp. (formerly known as
                        Jetman Acquisition Corp.), Junior Jetman Corp. and AHI
                        Advanstar LLC (filed as Exhibit 2.1 to Form 8-K of
                        Advanstar, Inc. filed with the Securities and Exchange
                        Commission on October 26, 2000, and incorporated by
                        reference herein)
          3.1           Certificate of Incorporation of Advanstar Communications
                        Inc. (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
        3.1.1           Certificate of Amendment of the Certificates of
                        Incorporation of Advanstar Communications Inc. (Previously
                        filed as an exhibit to the Company's Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
          3.2           By-Laws of Advanstar Communications Inc. (Previously filed as an exhibit to the Company's Registration Statement on
                        Form S-4 (File No. 333-57201) and incorporated by reference herein)
          3.3           Certificate of Incorporation of Men's Apparel Guild in
                        California, Inc. (Previously filed as an exhibit to the
                        Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)
          3.4           By-Laws of Men's Apparel Guild in California, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
          3.5           Certificate of Incorporation of Applied Business
                        TeleCommunications Inc. (Previously filed as an exhibit to the Company's Registration Statement on Form S-4 (File No.
                        333-57201) and incorporated by reference herein)
          3.6           By-Laws of Applied Business TeleCommunications, Inc.
                        (Previously filed as an exhibit to the Company's
                        Registration Statement on Form S-4 (File No. 333-57201) and
                        incorporated by reference herein)
          4.1           Indenture, dated as of February 21, 2001 among Advanstar
                        Communications Inc., the Guarantor party thereto and the
                        Trustee. (Previously filed as an exhibit to the Company's
                        Annual Report on Form 10-K for 2000 and incorporated by
                        reference herein)
          5.1           Opinion of Davis Polk & Wardwell (previously filed)
         10.1           Advanstar Holdings Corp. 2000 Management Plan Incentive
                        dated as of October 11, 2000. (Previously filed as an
                        exhibit to the Company's Annual Report on Form 10-K for 2000 and incorporated by reference herein)
         10.2           Advanstar Holdings Corp. Shareholders Agreement dated as of
                        October 11, 2000. (Previously filed as an exhibit to the
                        Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
       10.2.1           First Amendment and Waiver to Shareholders' Agreement dated as of February 21, 2001.(Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
       10.2.2           Second Amendment and Waiver to Stockholders' Agreement dated as of April 4, 2001. (Previously filed as an Exhibit to
                        Advanstar Communications' Registration Statement on Form S-1
                        (333-59284) and incorporated by reference herein)
         10.3           Credit Agreement, dated as of October 11, 2000, as amended and restated November 7, 2000, among, Advanstar
                        Communications Inc., the guarantors party thereto and the
                        lenders party thereto. (Previously filed as an exhibit to
                        the Company's Annual Report on Form 10-K for 2000 and
                        incorporated by reference herein)
       10.3.1           First amendment to Credit Agreement dated as of March 22,
                        2002. (Previously filed as an exhibit to Advanstar
                        Communications' Annual Report on Form 10-K for 2001 and
                        incorporated by reference herein)

EXHIBIT NO.                                       DOCUMENT
-----------             ------------------------------------------------------------
         10.4           Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and Robert Krakoff. (Previously filed as
                        Exhibit 10.1 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
         10.5           Employment Agreement, dated August 14, 2000, between
                        Advanstar, Inc. and James M. Alic. (Previously filed as
                        Exhibit 10.2 to Form 10-Q of Advanstar, Inc. filed with the
                        Securities and Exchange Commission on November 14, 2000, and
                        incorporated by reference herein)
       10.5.1           Amendment to Employment Agreement, effective March 1, 2002, between Advanstar, Inc. and James M. Alic. (Previously filed as an exhibit to Advanstar Communications' Annual Report on
                        Form 10-K for 2001 and incorporated by reference herein)
         10.6           Employees' 401(k) Plan and Trust, as amended. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
         10.7           Agreement, dated July 31, 1997, between Advanstar
                        Communications Inc. and Banta Publications. (Previously
                        filed as an exhibit to the Company's Registration Statement on Form S-4 (File No. 333-57201) and incorporated by
                        reference herein)
         10.8           Employment Agreement dated June 20, 2001 between Advanstar,
                        Inc. and Joseph Loggia. (Previously filed as an exhibit to
                        Advanstar Communications' Quarterly Report on Form 10-Q for
                        the second quarter of 2001 and incorporated by reference
                        herein)
         10.9           Direct Investment Plan dated October 11, 2000. (Previously filed as an exhibit to the Advanstar Communications Inc.
                        Annual Report on Form 10-K for 2001 and incorporated by
                        reference herein)
         12.1           Computation of Ratio of Earnings to Fixed Charges.*
         21.1           Subsidiaries of Advanstar Communications, Inc. (Previously
                        filed as an exhibit to the Company's Annual Report on Form
                        10-K for 2000 and incorporated by reference herein)
         23.1           Consent of Davis Polk & Wardwell (contained in their Opinion filed as Exhibit 5.1)
         23.2           Consent of PricewaterhouseCoopers *
         24.1           Power of Attorney (included on signature page of the
                        Registration Statement filed April 20, 2001)
           25           Statement of Eligibility of the Trustee on Form T-1
                        (previously filed)

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*   Filed herewith.